                                                                   EXHIBIT 10.39

                             JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT made this 30th day of June, 2003, by and between DATAMATICS TECHNOLOGIES LIMITED, a company incorporated in India under the Companies Act, 1956 having its Registered Office at Unit #117-120, SDF IV, SEEPZ, Andheri (East), Mumbai 400 096, India (hereinafter referred to as "Datamatics," which expression shall unless repugnant to the context thereof mean and include its successors and assigns), and CADMUS KNOWLEDGEWORKS INTERNATIONAL LTD., a company incorporated under the laws of Mauritius having its Registered Office at c/o Abacus Financial Services (Mauritius) Limited, Third Floor, TM Building, Pope Hennessy Street, Port Louis, Republic of Mauritius (hereinafter referred to as "Cadmus," which expression shall unless repugnant to the context thereof mean and include its successors and assigns).

RECITALS:

         A. Datamatics is engaged in the business, inter alia, of software development and providing and rendering information technology enabled services, business process outsourcing services and software professional services.

         B. Cadmus is an Affiliate of Cadmus Professional Communications which is engaged in the business of producing scientific, technical, medical and professional information products, including journals, books, trade magazines and online products and which provides a full complement of editorial, composition, content management, prepress, press, finishing and electronic services to its customers.

         C. Datamatics and Cadmus have agreed to jointly establish a joint venture in India to undertake the business of providing content management, content processing and other services to Cadmus Professional Communications and other customers.

         D. For the purpose aforesaid, prior to the execution of this Agreement, Datamatics has incorporated a private limited company under Indian Company Law (as defined below) under the name and style of KnowledgeWorks Global Private Limited which the Parties intend to convert to a public limited company which will thereafter be known under the name and style of KnowledgeWorks Global Limited.

         E. KnowledgeWorks Global Limited has its Registered Office at Knowledge Centre, Street No. 17, MIDC, Andheri (East), Mumbai 400 093, India and has an authorized share capital of Rupees 10,000,000 divided into 1,000,000 number of equity shares of the value of Rupees 10/- each, of which 100,000 number of shares have been issued and fully paid up, and the entire issued and paid up share capital of KnowledgeWorks Global Limited is currently owned and beneficially held by Datamatics and its nominees.

         F. Datamatics and Cadmus have agreed to develop KnowledgeWorks Global Limited as a joint venture company for the purposes of carrying on the content management and content processing business as more particularly described in this Agreement.

AGREEMENT:

         Accordingly, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Datamatics and Cadmus hereby agree as follows:


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

         1.       DEFINITIONS AND INTERPRETIVE MATTERS.

                  1.1 DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the meanings assigned to them in this Section 1.1:

                  "ACCELERATED PUT OPTION" shall have the meaning assigned thereto in Section 5.3(b).

                  "ACCELERATED PUT PURCHASE PRICE" shall have the meaning assigned thereto in Section 5.3(b).

                  "AFFILIATE" means, with respect to either Party or any third Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. The term "control" means the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Joint Venture Agreement as amended, modified or supplemented by the Parties hereto in writing from time to time.

                  "ALTERNATE DIRECTOR" means a substitute or an alternate to an original member of the Board of Directors.

                  "ANNUAL BUSINESS PLAN" means the JVC's budgets (including annual and supplementary budgets), including the capital expenditure budget, the operating budget and the manpower establishment budget and shall also include, without limitation, annual forecasts of the Business and operating plans, profit and loss statements, balance sheet and cash flow statements.

                  "ARBITRATION RULES" means the International Arbitration Rules of the American Arbitration Association International Center for Dispute Resolution as they exist from time to time.

                  "ARTICLES OF ASSOCIATION" means the Articles of Association of the JVC.

                  "AUDITORS" shall have the meaning assigned thereto in Section 8.8.

                  "BOARD OF DIRECTORS" means the Board of Directors of the JVC as described in Section 7.1.

                  "BUSINESS" means the business of the JVC of providing content management, content processing and other services to Cadmus Professional Communications and other customers.

                  "CADMUS" means Cadmus KnowledgeWorks International Ltd., a Mauritius corporation.

                  "CADMUS CUSTOMER" means any society, association, commercial publisher or other Person to which Cadmus Professional Communications or any of its Affiliates sells goods and/or provides services relating to STM Content at any time while this Agreement continues to remain in force and in effect; it being understood and agreed that, to avoid any misunderstandings concerning the identity of Cadmus Customers, Cadmus shall at the time of execution of this Agreement identify existing Cadmus Customers to Datamatics (and periodically update the list of Cadmus Customers) as mutually agreed by Datamatics and Cadmus.


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

                  "CADMUS DEFAULT" shall have the meaning assigned thereto in
Section 14.2.

                  "CADMUS DEFAULT PURCHASE PRICE" means the product obtained by multiplying (x) 15, by (y) EBITDA for the twelve-month period ending on the June 30 immediately preceding the applicable Cadmus Default, by (z) .20 (or such lesser or greater percentage, expressed as a decimal, which corresponds to the percentage of outstanding Equity Shares then owned by Datamatics and its Affiliates).

                  "CADMUS INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, domain names, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property now or hereafter owned by or licensed to Cadmus or any of its Affiliates (including, without limitation, Cadmus Professional Communications); provided that the term "Cadmus Intellectual Property" does not include any Datamatics Intellectual Property or any JVC Intellectual Property.

                  "CADMUS PROFESSIONAL COMMUNICATIONS" means Cadmus Journal Services, Inc., a Virginia corporation, having its principal place of business at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, and doing business as Cadmus Professional Communications.

                  "CADMUS PROPRIETARY INFORMATION" means any Proprietary Information of Cadmus or any of its Affiliates (including, without limitation, Cadmus Professional Communications) disclosed to Datamatics or any of its Affiliates under or in connection with this Agreement. "Cadmus Proprietary Information" includes Rapid Review and the other Cadmus Intellectual Property.

                  "CADMUS SUBSCRIPTION AMOUNT" shall have the meaning assigned thereto in Section 4.1(a)(ii).

                  "CALL OPTION" shall have the meaning assigned thereto in
Section 5.4.

                  "CDMS" means CDMS Management Corporation, a Delaware corporation having its principal place of business at 1105 North Market Street, Suite 1018, Wilmington, Delaware 19801, and an intellectual property holding company Affiliate of Cadmus.

                  "COMPLETION" shall have the meaning assigned thereto in
Section 4.1(d).

                  "CONTENT SERVICES AGREEMENT" means the Content Services Agreement to be entered into between Cadmus Professional Communications and the JVC, pursuant to which the JVC shall provide content management and content processing services to Cadmus Professional Communications, which Content Services Agreement shall be substantially in the form attached hereto as Exhibit A, with such changes thereto as may be agreed to by Cadmus Professional Communications and the JVC.

                  "DATAMATICS" means Datamatics Technologies Limited, an Indian company.

                  "DATAMATICS DEFAULT" shall have the meaning assigned thereto in Section 14.1.

                  "DATAMATICS DEFAULT PURCHASE PRICE" means the aggregate amount Datamatics has paid to the JVC to subscribe for Equity Shares of the JVC.

                  "DATAMATICS EXISTING STM CUSTOMERS" means the customers of Datamatics specified in Schedule 1 attached hereto.

                  "DATAMATICS INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, domain names, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property now or hereafter owned by or licensed to Datamatics or any of its Affiliates; provided that the term "Datamatics Intellectual Property" does not include any Cadmus Intellectual Property or any JVC Intellectual Property.

                  "DATAMATICS PROPRIETARY INFORMATION" means any Proprietary Information of Datamatics or any of its Affiliates disclosed to Cadmus or any of its Affiliates under or in connection with this Agreement. "Datamatics Proprietary Information" includes the Datamatics Intellectual Property.

                  "DATAMATICS SUBSCRIPTION AMOUNT" shall have the meaning assigned thereto in Section 4.1(a)(i).

                  "DCL" means Datamatics Consultants Limited, an Indian company, and an Affiliate of Datamatics.

                  "DEDICATED FACILITY" means the facility in Datamatics' Knowledge Centre complex in Mumbai, India from which the JVC shall initially operate in Mumbai.

                  "DEED OF ADHERENCE" means the deed or instrument to be entered into between a transferor Shareholder and a transferee of Equity Shares whereby the transferee agrees to adhere to and be bound by the terms of this Agreement.

                  "DIRECT COMPETITORS" means the companies specified in Schedule 2 attached hereto.

                  "DISPUTE" shall have the meaning assigned thereto in Section 16.1.


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

                  "EBITDA" means, for any period and without duplication, the net income of the JVC for such period plus the aggregate amount deducted in determining such net income for such period with respect to interest, taxes, depreciation and amortization plus the aggregate amount deducted in determining such net income for such period with respect to royalties paid by the JVC to CDMS under the License Agreement; it being understood and agreed that, for all purposes of this Agreement, EBITDA and the components of EBITDA shall be calculated using Indian generally accepted accounting principles.

                  "EQUITY SHARES" shall mean the equity shares of the JVC of face value of Rupees 10/-, each issued by the JVC from time to time.

                  "FACILITIES MANAGEMENT AGREEMENT" means the Facilities Management Agreement to be entered into between the JVC and DCL, pursuant to which DCL will provide the Management Services to the JVC, which Facilities Management Agreement shall be substantially in the form attached hereto as Exhibit B, with such changes thereto as may be agreed to by the JVC and DCL.

                  "FAIR MARKET VALUE" means, for the applicable Put/Call Closing Date, the product obtained by multiplying (x) the Fair Market Value Multiple, by
(y) EBITDA for the twelve-month period ending on the June 30 immediately preceding the applicable Put/Call Closing Date, by (z) .20 (or such lesser or greater percentage, expressed as a decimal, which corresponds to the percentage of outstanding Equity Shares then owned by Datamatics and its Affiliates).

                  "FAIR MARKET VALUE MULTIPLE" means the multiple of EBITDA which approximates the then average EBITDA trading multiple in India of public companies most closely comparable to the JVC engaged in the business of providing content management, content processing, IT enabled services and business process outsourcing; it being understood and agreed that the Fair Market Value Multiple shall be determined (i) by the mutual agreement of Datamatics and Cadmus, or (ii) if Datamatics and Cadmus are unable to agree on a Fair Market Value Multiple, by a well respected business appraiser chosen by Cadmus and approved by Datamatics, which approval shall not be unreasonably withheld. In any event, the business appraiser chosen shall have experience in valuing companies in the business of providing content management, content processing, IT enabled services and business process outsourcing, and the determination of the Fair Market Value Multiple by such appraiser shall be conclusive, final and binding on Datamatics and Cadmus. The costs and expenses of the business appraiser shall be shared equally by Datamatics and Cadmus.

                  "FCPA" shall have the meaning assigned thereto in Section
17.5.

                  "GENERAL MANAGER" means the general manager of the JVC appointed from time to time by the Board of Directors.

                  "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses, permissions, confirmations, validations, clearances and exemptions of, registrations and filings with, and reports to all Governmental Authorities.

                  "GOVERNMENTAL AUTHORITY" means any central, state, municipal or local authority, or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INDIAN COMPANY LAW" means the [Indian] Companies Act, 1956 and the rules and regulations made thereunder and shall include any amendments thereto for the time being in force.

                  "JVC" means KnowledgeWorks Global Private Limited, an Indian company, which the Parties intend to convert to a public limited company which will thereafter be known under the name and style of KnowledgeWorks Global Limited.

                  "JVC DEED OF ADHERENCE" means the deed or instrument in the nature of a deed of adherence to be executed by the JVC to evidence its agreement to adhere to and be bound by the terms hereof.

                  "JVC INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, domain names, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property now or hereafter owned by or licensed to the JVC; provided that the term "JVC Intellectual Property" does not include any Datamatics Intellectual Property or any Cadmus Intellectual Property.

                  "JVC PROPRIETARY INFORMATION" means any Proprietary Information of the JVC disclosed to Datamatics, Cadmus or any of their respective Affiliates under or in connection with this Agreement. "JVC Proprietary Information" includes the JVC Intellectual Property.


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

                  "LEASE AGREEMENT" means the Lease Agreement to be entered into between the JVC and Datamatics, pursuant to which Datamatics shall lease the Dedicated Facility to the JVC, which Lease Agreement shall be in a form acceptable to the JVC and Datamatics.

                  "LICENSE AGREEMENT" means the License Agreement to be entered into between CDMS and the JVC, pursuant to which CDMS shall license the KnowledgeWorks name to the JVC on the terms and subject to the conditions contained therein, which License Agreement shall be substantially in the form attached hereto as Exhibit C, with such changes thereto as may be agreed to by CDMS and the JVC.

                  "LIEN" means any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance or liability of any kind with respect to an asset.

                  "MANAGEMENT COUNCIL" shall have the meaning assigned thereto in Section 7.2.

                  "MANAGEMENT SERVICES" means the services DCL shall be providing to the JVC under the Facilities Management Agreement.

                  "MEMORANDUM OF ASSOCIATION" means the Memorandum of Association of the JVC.

                  "PARTY" or "PARTIES" shall mean a reference to Datamatics or Cadmus, individually or collectively, as the case may be.

                  "PERCENTAGE OWNERSHIP" shall have the meaning assigned thereto in Section 4.4; with the Percentage Ownership of Cadmus initially being 80% and the Percentage Ownership of Datamatics initially being 20%, in each case of the outstanding Equity Shares of the JVC.

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity or group thereof.

                  "PROHIBITED SERVICES" shall have the meaning assigned thereto in Section 12.1(a).

                  "PROPRIETARY INFORMATION" means any confidential or proprietary information or data of the disclosing Person or its Affiliates, including, without limitation, the Cadmus Intellectual Property, the Datamatics Intellectual Property, the JVC Intellectual Property and any other confidential or proprietary information relating to (i) customers, suppliers, products or services; (ii) prices or pricing policies, sales margins or discounts; (iii) marketing plans, methods or objectives; (iv) organization or capital structure, financial performance, business plans or initiatives or strategy; (v) product technologies, project plans, data models, systems design, methodology, processes, competitive advantages and disadvantages, operating procedures and product features; and (vi) any other matter which is generally regarded as confidential or proprietary in any industry or other business engaged in by the disclosing Person, which would give the receiving Person an opportunity to gain an advantage over its competitors or which the disclosing Person informs the receiving Person that the disclosing Person considers confidential or proprietary. Proprietary Information may be oral, written or pictorial and may be in the form of computerized or other electronic data. Proprietary Information shall not include information the receiving Person can clearly establish was (i) in the public domain at the time of disclosure; (ii) published or otherwise part of the public domain after disclosure other than by breach of this Agreement by the receiving Person; (iii) already known by the receiving Person at the time of disclosure and not acquired, directly or indirectly, from the disclosing Person or anyone on behalf of the disclosing Person; or (iv) lawfully provided to the receiving Person by a third


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

Person which did not require the receiving Person to hold the same in confidence and which did not acquire such information, directly or indirectly, from the disclosing Person or anyone on behalf of the disclosing Person.

                  "PUT/CALL CLOSING DATE" means the date on which Datamatics and/or its Affiliates transfers its 20% Percentage Ownership of the outstanding Equity Shares of the JVC (or such lesser or greater Percentage Ownership then owned by Datamatics and/or its Affiliates) to Cadmus or its Affiliate as a result of Datamatics' election to exercise the Put Option or the Accelerated Put Option under Section 5.3 or Cadmus' election to exercise the Call Option under
Section 5.4.

                  "PUT/CALL PURCHASE PRICE" means (A) for any Put/Call Closing Date which occurs on or before June 30, 2007, the product obtained by multiplying (x) 15, by (y) EBITDA for the twelve-month period ending June 30, 2006, by (z) .20 (or such lesser or greater percentage, expressed as a decimal, which corresponds to the percentage of outstanding Equity Shares then owned by Datamatics and/or its Affiliates); (B) for any Put/Call Closing Date which occurs on or after July 1, 2007, but on or before June 30, 2008, the product obtained by multiplying (x) 10, by (y) EBITDA for the twelve-month period ending June 30, 2007, by (z) .20 (or such lesser or greater percentage, expressed as a decimal, which corresponds to the percentage of outstanding Equity Shares then owned by Datamatics and/or its Affiliates); and (C) for any Put/Call Closing Date which occurs on or after July 1, 2008, Fair Market Value; and, in the event that Cadmus has exercised the Call Option under Section 5.4, the Put/Call Purchase Price shall be increased by the amount, if any, by which the amount of new equity capital (the face value of Equity Shares plus share premium amount, if any) contributed by Datamatics to the

JVC during the twelve (12) month period immediately preceding the applicable Put/Call Closing Date exceeds US $100,000.

                  "PUT OPTION" shall have the meaning assigned thereto in
Section 5.3(a).

                  "RUPEES" or "INR" means the lawful currency of India.

                  "SENIOR MANAGEMENT" means the President (or equivalent thereof) of Datamatics and the President (or equivalent thereof) of Cadmus.

                  "SHAREHOLDER" means a holder of Equity Shares of the JVC registered in the Register of Members of the JVC.

                  "STM CONTENT" means any journals, other publications, articles, documents or other content relating to scientific, technical or medical information or matters.

                  "TRANSFER" shall have the meaning assigned thereto in Section 5.1.

                  1.2 INTERPRETIVE MATTERS. Unless the context otherwise requires, when used in this Agreement:

                  (a) words importing the singular number include the plural number and vice versa;

                  (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

                  (c) the headings to the sections and subsections hereof shall not be deemed to be a part of this Agreement or be taken into consideration in the interpretation or construction thereof or of this Agreement;


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

                  (d) references to sections or subsections are references to the sections and subsections of this Agreement;

                  (e) references to documents include references to modifications, variations and replacements thereof and supplements thereto;

                  (f) references to statutes and other legislation include re-enactments and amendments thereof and include any subordinate or subsidiary legislation made under any such statute or legislation; and

                  (g) references to Datamatics and Cadmus include their respective successors and assigns and their wholly-owned subsidiary companies.

         2.       CONDITIONS TO CLOSING.

                  2.1 CONDITIONS PRECEDENT. Each of the following is a condition precedent to Cadmus' agreement to subscribe to its 80% Percentage Ownership in the outstanding Equity Shares of the JVC as described in Section 4.1:

                  (a) Content Services Agreement. The JVC and Cadmus Professional Communications shall have negotiated, executed and delivered the Content Services Agreement.

                  (b) Facilities Management Agreement. The JVC and DCL shall have negotiated, executed and delivered the Facilities Management Agreement.

                  (c) Lease Agreement. The JVC and Datamatics shall have negotiated, executed and delivered the Lease Agreement.

                  (d) License Agreement. CDMS and the JVC shall have negotiated, executed and delivered the License Agreement.


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

                  (e) Sole Shareholders. Datamatics shall have taken, or caused to be taken, all actions necessary to insure that Datamatics and Cadmus shall be the sole beneficial Shareholders of the JVC upon consummation of the actions described in Section 4.1.

                  (f) Governmental Approvals. Datamatics shall have obtained all Governmental Approvals which are required (or recommended as advisable by Cadmus' legal counsel) in India in connection with the arrangements and transactions described herein or contemplated hereby, including, without limitation, those required or advisable to permit Cadmus to subscribe to and own its 80% Percentage Ownership in the outstanding Equity Shares of the JVC and those required or advisable to permit the JVC to qualify for the tax benefits under applicable Indian law and regulations available to a new company which is registered as a software technology park unit with the concerned authorities at the relevant Software Technology Parks under the Software Technology Parks of India scheme. In addition, Datamatics and Cadmus shall ensure that the JVC makes all such filings and satisfies all such reporting requirements as may be necessary in terms of the Foreign Exchange Management Act, 1999 and the Regulations issued thereunder, and Indian Company Law, in a timely manner.

                  (g) Due Diligence. Each of Datamatics and Cadmus shall have completed to its satisfaction its legal, financial, operational and other due diligence relating to its investment in the JVC and the other arrangements and transactions described herein or contemplated hereby.

                  (h) Board Approval. The Board of Directors of Datamatics and the Board of Directors of Cadmus shall have approved the Parties' respective investments in the JVC and the other terms and conditions of this Agreement.

                  2.2 REASONABLE EFFORTS. Each of Datamatics and Cadmus shall cooperate and work with the other Party and shall use commercially reasonable efforts to satisfy the conditions precedent set forth in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e) and 2.1(f). For Cadmus, such commercially reasonable efforts may include making Cadmus officers available to meet with relevant Governmental Authorities in India and assisting Datamatics in obtaining Governmental Approvals required or advisable in India.

                  2.3 FAILURE TO SATISFY CONDITIONS. In the event that all of the conditions precedent set forth in Section 2.1 are not satisfied or waived (to the extent waivable) to the mutual satisfaction of Datamatics and Cadmus on or before June 30, 2003, either Party shall have the right to terminate this Agreement by giving written notice to the other Party. Upon any such termination, this Agreement shall be of no further force or effect, and neither Party shall have any further obligations hereunder, except that Sections 10, 11, 16 and 17, and the Parties' respective obligations thereunder, shall survive any such termination.

         3.       FORMATION AND ORGANIZATION OF JVC.

                  3.1 FORMATION. Datamatics represents and warrants to Cadmus that KnowledgeWorks Global Limited has been duly formed and is validly organized and existing in good standing under Indian Company Law.

                  3.2 ORGANIZATIONAL DOCUMENTS. A true copy of the Memorandum of Association of the JVC (the "Memorandum of Association") is attached hereto as Exhibit D, and a true copy of the Articles of Association of the JVC (the "Articles of Association") is attached hereto as Exhibit E. The Parties shall at all times mutually agree upon any modifications or amendments to the Memorandum of Association and/or the Articles of Association which are contrary to or a change in the terms of this Agreement.

                  3.3 INTEGRATION; GOVERNING DOCUMENT. (a) In order to confirm and consolidate the agreement and understanding reached herein between the Parties and to give effect to such agreement and understanding, the Articles of Association shall be amended to include the agreement on the transferability of Equity Shares and certain other relevant provisions of this Agreement to the extent permissive under Indian Company Law.

                  (b) Subject to the provisions of all laws, rules and regulations, it is expressly agreed that whether or not the Memorandum of Association or the Articles of Association fully incorporate the provisions hereof, or any of them, the Parties' rights and obligations shall be governed by this Agreement which shall also between the Parties prevail in the event of any ambiguity or inconsistency between this Agreement and the Memorandum of Association or the Articles of Association. To the extent permissible, the Parties hereby undertake to forthwith take all necessary actions to amend the Memorandum of Association and the Articles of Association to remove any such ambiguity or inconsistency that may arise.

                  3.4 ADDITIONAL ORGANIZATIONAL STEPS. Promptly after all of the conditions precedent set forth in Section 2.1 are satisfied or waived (to the extent waivable) to the mutual satisfaction of Datamatics and Cadmus, and not more than thirty (30) days thereafter:

                  (a) Cadmus shall subscribe for Equity Shares in the JVC as provided in Section 4; and

                  (b) Datamatics and Cadmus shall cause the JVC to enter into the JVC Deed of Adherence.

         4.       OWNERSHIP AND CAPITAL STRUCTURE.

                  4.1 SHARE CAPITAL; INITIAL SUBSCRIPTION. (a) The initial authorized equity share capital of the JVC is Rupees Ten Million comprising 1,000,000 Equity Shares of Rupees 10/- each. The initial issued, subscribed and paid up equity share capital of the JVC shall be Rupees Five Million comprising of 500,000 Equity Shares of Rupees 10/- each, which shall be held as follows:

                                          PERCENTAGE              NUMBER OF
              PARTY                        OWNERSHIP            EQUITY SHARES        EQUITY CAPITAL
              -----                       ----------            -------------        --------------
         Datamatics                             20%                 100,000             1,000,000

         Cadmus                                 80%                 400,000             4,000,000
                                              ====                 ========            ==========

         TOTAL                                 100%                 500,000             5,000,000

                  It is understood and agreed that for the allotment of the aforementioned Equity Shares:

                  (i) Prior to the execution of this Agreement, Datamatics has subscribed Rupees 1,000,000 to the equity share capital of the JVC (the "Datamatics Subscription Amount"), and the JVC has allotted 100,000 Equity Shares of Rupees 10/- to Datamatics and its nominees for cash at par, and all such Equity Shares are beneficially owned by Datamatics; and

                  (ii) Cadmus shall be obliged to pay into the JVC as payment towards share subscription a sum of Rupees 4,000,000 ("Cadmus Subscription Amount").

                  (b) For the purposes of this Agreement and in order to enable the issuance of the number of Equity Shares referred to in Section 4.1(a) by the JVC to Cadmus, Datamatics shall insure that, subject to Section 4.1(d), a meeting of the Board of Directors is held whereat a resolution under Indian Company Law approving the allotment of the Equity Shares referred to in Section 4.1(a) above to Cadmus is passed. It is understood that the Equity Shares being allotted to Cadmus shall be allotted at the par value of INR 10 (Rupees Ten Only) each per Equity Share.

                  (c) Upon satisfaction of the conditions precedent set forth in Section 2.1, the Parties shall intimate the JVC jointly by way of a "Completion Notice" on the date on which they would like "Completion" to take place, which date shall not be later than five (5) working days from the date of the Completion Notice.

                  (d) Within two (2) working days after the date of the Completion Notice, Cadmus shall remit into an account of the JVC the Cadmus Subscription Amount, and the JVC shall (and Datamatics shall insure that the JVC does) on receipt of the Cadmus Subscription Amount hold the Board of Directors meeting referred to in Section 4.1(b) and allot to Cadmus 400,000 fully paid Equity Shares. For the avoidance of any doubt, it is clarified that "Completion" for the purposes of this Agreement shall be deemed to occur when the issue and allotment of Equity Shares, as referred to above, takes place.

                  (e) As of the date of Completion, the Board of Directors meeting referred to in Section 4.1(b) shall be held whereat the resolutions for allotment of Equity Shares to Cadmus specified in Section 4.1(b) shall be passed, and:

                  (i) Cadmus shall be registered as a registered Shareholder and member of the JVC in respect of 80% of the equity share capital of the JVC;

                  (ii) The Board of Directors shall handover to Cadmus (A) true copies of the resolutions in respect of allotment of Equity Shares to Cadmus and (B) share certificates to Cadmus in respect of the number of Equity Shares set out against its name in Section 4.1(a);

                  (iii) The Board of Directors shall approve such transfers of shares of the JVC as may be required to ensure that Datamatics and Cadmus are the only two (2) beneficial Shareholders of the JVC;

                  (iv) The Board of Directors shall appoint the nominees of Cadmus as additional Directors of the JVC; and

                  (v) The Board of Directors shall take necessary steps to call for an extraordinary general meeting of the Shareholders of the JVC, in accordance with Section 4.1(f).

                  (f) Immediately on completion of the activities set out in Section 4.1(e), the JVC shall hold an extraordinary meeting of its Shareholders to consider and adopt the Articles of Association, which are reflective of the terms of this Agreement.

                  4.2 EQUITY SHARE ATTRIBUTES. All Equity Shares shall be alike in all respects, and each Equity Share shall be entitled to identical rights and privileges including with respect to dividends, voting power and distribution of assets in the event of voluntary or involuntary liquidation, dissolution or winding up of the JVC.

                  4.3 INCREASE IN SHARE CAPITAL. Any increase in the share capital of the JVC beyond that specified in Section 4.1 must be approved by the Board of Directors at a duly constituted meeting and by a general meeting of Shareholders.

                  4.4 PERCENTAGE OWNERSHIP. The percentage ownership of Equity Shares of each Party specified in Section 4.1 (the "Percentage Ownership") shall (unless the Parties otherwise agree in writing) remain unchanged except as provided in Sections 5.3 and 5.4 or elsewhere in this Agreement; provided that, where one Party does not subscribe to its pro-rata entitlement in any increase in the Equity Shares, the other Party may additionally take up such unsubscribed Equity Shares.

                  4.5 DESIGNEES. Where either Party is precluded by any law or governmental regulation from increasing its ownership of Equity Shares, it may appoint a designee or designees to subscribe for its portion of the Equity Shares.

                  4.6 ADDITIONAL FUND REQUIREMENTS. (a) Additional fund requirements of the JVC in excess of the share capital may be met either through the issue of such additional securities as are permitted under Indian Company Law (including additional Equity Shares as provided under Section 4.3), through borrowings from one or more Shareholders or through borrowings from such reputable financial institutions or banks as the Board of Directors may from time to time determine; provided, however, the JVC shall not raise funds through a stock market transaction unless Datamatics and Cadmus mutually agree to do so.

                  (b) If the financial institutions or banks require any security, the JVC may pledge by hypothecation or mortgage all or such portion of its assets as the Board of Directors deem fit. The Parties shall (i) use their commercially reasonable efforts to secure appropriate credit facilities for the JVC on favorable terms, and (ii) cause the JVC to enter into agreements relating to such credit facilities on terms reasonable and satisfactory to the Board of Directors. Neither Party shall be obligated to guarantee the borrowings by the JVC.

                  4.7 DIVIDENDS. It is the intention of Datamatics and Cadmus that the JVC shall, subject to the approval of the Board of Directors and the Shareholders in their discretion, distribute as dividends the JVC's legally distributable after-tax profits, after taking into account the Annual Business Plan for the coming year and after making provisions for retained earnings and required reserves.

         5.       TRANSFER OF EQUITY SHARES.

                  5.1 GENERAL PROHIBITION. (a) Except as otherwise specifically provided in this Agreement, no sale, assignment, pledge, hypothecation, gift, distribution, disposition or other transfer (any such transaction being herein referred to as a "Transfer") of any Equity Shares may be made by either Party to any Person without the prior written consent of the other Party, which consent shall not be unreasonably withheld. In addition, all Transfers shall be made subject to the requirement that the transferee enter into a Deed of Adherence satisfactory to the non-transferring Shareholder(s). Any Transfer made in violation of this Section 5.1 shall be null and void, and the JVC shall not register such Transfer.

                  (b) Notwithstanding the restrictions on Transfer contained in Section 5.1(a), either Party may transfer Equity Shares to a majority owned and controlled Affiliate but subject to such Governmental Approvals as may be required, if any. In any such event, it shall be a condition precedent to the right of the transferring Party to transfer Equity Shares to a majority owned and controlled Affiliate that such Affiliate execute a Deed of Adherence which has been approved in writing by each of the non-transferring Shareholders. If any such transferee Affiliate ceases to be a majority owned and controlled Affiliate of the transferring Party at any time during the term of this Agreement, the applicable Equity Shares shall be transferred back to the transferor Party or one of its majority owned and controlled Affiliates on the same terms. Datamatics and Cadmus agree to comply with all laws, rules and regulations, by-laws and requirements of any Governmental Authority applicable to such Transfer to a Party's Affiliate and to cause their respective representatives on the Board of Directors to vote in favor of such Transfer.

                  5.2 NO LIENS. Neither Party shall create, incur, assume or suffer to exist any Lien on any Equity Shares owned by it or its Affiliates without the prior written consent of the other Party; provided, however, that Datamatics hereby acknowledges and agrees that Cadmus may grant a security interest in the Equity Shares owned by it to the extent required by Cadmus' senior bank lenders.

                  5.3 PUT OPTION; ACCELERATED PUT OPTION. (a) On June 30, 2006, and on each June 30 thereafter while this Agreement continues in effect, Datamatics shall have the irrevocable option, exercisable upon not less than ninety (90) days' prior written notice to Cadmus in advance of the applicable June 30 date, to require Cadmus or, at the election of Cadmus, an Affiliate of Cadmus to buy from Datamatics all of the Equity Shares owned by Datamatics and its Affiliates for the Put/Call Purchase Price (the "Put Option"). In the event that Datamatics exercises the Put Option, Cadmus or its applicable Affiliate shall have the right to pay the Put/Call Purchase Price in cash, notes, Cadmus Communications Corporation stock or some combination thereof. In the event that Cadmus is unable to honor the Put Option for financial reasons, Datamatics shall be permitted to sell its Equity Shares to a third Person approved by Cadmus with such approval not to be unreasonably withheld.

                  (b) In addition, if the JVC issues new equity capital for a total subscription amount (the face value of the Equity Shares plus share premium amount, if any) of US $1,000,000 or more during the financial accounting year of the JVC beginning on July 1, 2006 or during any subsequent financial accounting year, and Datamatics declines to subscribe for its Percentage Ownership of such new equity capital, Datamatics shall have the irrevocable option, exercisable by giving the notice described in the next sentence, to require Cadmus or, at the election of Cadmus, an Affiliate of Cadmus to buy from Datamatics all of the Equity Shares owned by Datamatics and its Affiliates for the Accelerated Put Purchase Price (the "Accelerated Put Option"). In the event that Datamatics desires to exercise the Accelerated Put Option, it shall provide written notice to the JVC within ten (10) days after the Board of Directors approves the issuance of the new equity capital giving rise to the Accelerated Put Option. The purchase price Cadmus shall be required to pay upon the exercise of the Accelerated Put Option by Datamatics (the "Accelerated Put Purchase Price") shall be equal to the product obtained by multiplying (x) the multiple which would have been used in determining the Put/Call Purchase Price if Datamatics had exercised the Put Option under Section 5.3(a) on the immediately preceding June 30, by (y) EBITDA for the twelve-month period ending on the immediately preceding June 30, by (z) .20 (or such lesser or greater percentage, expressed as a decimal, which corresponds to the percentage of outstanding Equity Shares then owned by Datamatics and its Affiliates). In the event that Datamatics exercises the Accelerated Put Option, Cadmus or the applicable Affiliate shall be required to pay the Accelerated Put Purchase Price in cash.

                  5.4 CALL OPTION. On June 30, 2006, and on each June 30 thereafter while this Agreement continues in effect, Cadmus shall have the irrevocable option, exercisable upon not less than ninety (90) days' prior written notice to Datamatics in advance of the applicable June 30 date, to require Datamatics and/or its Affiliates to sell to Cadmus or, at the election of Cadmus, an Affiliate of Cadmus all of the Equity Shares owned by Datamatics and its Affiliates for the Put/Call Purchase Price (the "Call Option"). In the event that Cadmus exercises the Call Option, Cadmus or its applicable Affiliate shall be required to pay the Put/Call Purchase Price in cash.

                  5.5 PUT/CALL CLOSING DATE. Datamatics and Cadmus agree to use their commercially reasonable best efforts to cause the Put/Call Closing Date to occur not later than (i) one hundred twenty (120) days after the applicable June 30 date (prior to which notice has been given under Section 5.3(a) or Section 5.4) in the case of an exercise of the Put Option or the Call Option, or (ii) one hundred twenty (120) days after the Board of Directors receives written notice of the exercise of the Accelerated Put Option in the case of an exercise of the Accelerated Put Option; provided, however, that, in the event that all necessary Governmental Approvals have not been obtained by such date, the Put/Call Closing Date shall occur within ten (10) days after all necessary Governmental Approvals have been obtained

         6.       MEETINGS OF SHAREHOLDERS, ETC.

         6.1 GENERAL. The meetings of the Shareholders of the JVC shall be conducted in accordance with the provisions of Indian Company Law and the Articles of Association. Datamatics and Cadmus agree and undertake that they shall exercise their voting rights at meetings of the Shareholders in such a manner so as to ensure that the provisions of this Agreement are upheld.

         6.2 REQUIRED PERCENTAGE. Except for matters requiring approval of Shareholders by a special resolution at a meeting of Shareholders under the provisions of Indian Company Law, all other matters at any general meeting of the Shareholders shall be decided by the votes representing a fifty-one percent (51%) or greater majority of the issued and paid-up Equity Shares.

         6.3 SHAREHOLDER APPROVAL ITEMS. Subject to the provisions of Indian Company Law and any other applicable laws, the following matters shall require approval of the Shareholders at a general meeting:

         (a) approval of the audited Balance Sheet and Profit and Loss Account of the JVC and any report or statement accompanying such Balance Sheet and Profit and Loss Account;

         (b) the declaration, recommendation and payment of any distribution or dividend (whether in cash or in kind);

         (c) increase, reduction or other alteration of the share capital of the JVC;

         (d) issue and allotment of Equity Shares or other securities of the JVC to any individual or entity (other than to one or both of the Parties) or the listing and quotation of the Equity Shares or other securities of the JVC on any stock exchange;

         (e) purchase by the JVC or cancellation of any Equity Shares or issue of further Equity Shares or other dilution of the shareholding interest of the Shareholders or variation of any rights attaching to any Equity Shares;

         (f) amendments or modifications to the Memorandum of Association and/or Articles of Association;

         (g) reorganization, restructure or consolidation of the JVC or its merger or amalgamation with any other entity and acquisition of any stocks in any body corporate or participation in any partnership or joint venture arrangement;

         (h) liquidation or dissolution of the JVC or placing the JVC under a liquidator, judicial manager, administrator or similar officer; and

         (i) issue of Equity Shares to employees under any employee stock ownership scheme.

         7.       MANAGEMENT OF THE JVC.

                  7.1 BOARD OF DIRECTORS. (a) The Board of Directors shall be the highest organ of authority of the JVC and shall set policies for the JVC. Unless otherwise mutually agreed by Datamatics and Cadmus, the Board of Directors shall consist of three (3) Directors, two (2) to be appointed by Cadmus and one (1) to be appointed by Datamatics. Cadmus shall appoint one of its members of the Board of Directors to serve as the non-executive Chairman of the JVC. Datamatics and Cadmus shall at all times ensure that their appointees on the Board exercise their respective voting rights to appoint each other's nominees on the Board of Directors in accordance with this Section 7.1.

                  (b) From time to time, the Board of Directors may establish Committees to which it may delegate the powers and responsibility for setting specified policies of the JVC.

                  (c) Any casual vacancy on the Board of Directors arising from the death, retirement, resignation or removal of a director shall be filled by the Party whose nominee causes the casual vacancy.

                  (d) Either Party shall be entitled to nominate an Alternate Director to act for its appointed Director during his absence for a period of not less than three (3) months which prevents him from attending meetings of the Board of Directors.

                  (e) Except as provided in Section 7.1(j), no remuneration shall be payable by the JVC to either Party or its appointed Director(s) for any services provided by such appointed Director(s) to the JVC.

                  (f) A quorum for the Board of Directors shall be two (2) Directors. Subject to the provisions of Indian Company Law and any other applicable laws, any resolution at any meeting of the Board of Directors may be passed by the vote of a majority of the Directors present at such meeting; provided, however, that the following matters shall require the affirmative vote of at least one Director nominated by
Datamatics:

                  (i) any sale of all or substantially all Equity Shares or any transfer of all or substantially all of the JVC's assets and properties;

                  (ii) entry by the JVC into any material contract or arrangement with Cadmus or one of its Affiliates;

                  (iii) any issuance of Equity Shares by the JVC which would cause the cumulative subscription amount (the face value of Equity Shares plus share premium amount, if any) for all Equity Shares issued by the JVC during the first three (3) years of its existence to exceed US $3,000,000;

                  (iv) reorganization, restructure or consolidation of the JVC or its merger or amalgamation with any other entity or acquisition of any stocks in any body corporate or participation in any partnership or joint venture arrangements;

                  (v) any capital expenditure of the JVC which would cause the cumulative amount of all capital expenditures in a given financial accounting year of the JVC to exceed Rupees five (5) million;

                  (vi) any alteration to the Articles of Association which is contrary to or a change in the terms of this Agreement;

                  (vii) any investment by the JVC in excess of US $100,000 in another Person;

                  (viii) liquidation or dissolution of the JVC or placing the JVC under a liquidator, judicial manager, administrator or similar officer; and

                  (ix) any borrowings on terms which entitle a lender to appoint a representative on the Board of Directors or to convert the loan or any part thereof into Equity Shares or any issuance of new Equity Shares pursuant to such right or otherwise.

                  (g) Subject to the requirements of Indian Company Law as to resolutions which are required to be passed at a meeting of the Board of Directors, resolutions of the Board of Directors may be passed by circular resolution signed by a majority of the members of the Board of Directors or in accordance with Section 7.1(f), as applicable, with respect to such matters set forth therein, which may consist of several documents in original or facsimile in the like form each signed by one or more Board members.

                  (h) Persons who are nominated as Directors on the Board of Directors shall not be disqualified to serve by reason of their being officers, directors or stockholders of any other corporation, incorporated within or outside India. Directors need not be shareholders of the JVC. Subject to the provisions of Indian Company Law, no Director shall be deemed to have an interest in a matter and thereby disqualified to vote on the ground that such Director is a nominee of Datamatics or Cadmus if the matter under consideration involves commercial, financial or other relationships between the JVC and Datamatics or any of its Affiliates or Cadmus or any of its Affiliates, as the case may be.

                  (i) Datamatics and Cadmus agree to exercise their voting rights as Shareholders and shall cause their respective appointed Directors on the Board of Directors to exercise their voting rights and to take such other steps as are required to ensure that this

Agreement is upheld by the Parties and the JVC and to prevent the taking of any action by the JVC contrary to, and/or with a view or intent to evade or defeat, the terms hereof.

                  (j) The JVC shall reimburse, in accordance with Cadmus Travel Policy, Datamatics and Cadmus for any out-of-pocket costs and expenses, including, without limitation, reasonable travel, lodging and meal costs and expenses, incurred by their respective appointed members of the Board of Directors in connection with attending Board meetings or otherwise carrying out their Board duties.

                  7.2 MANAGEMENT COUNCIL. (a) Datamatics and Cadmus agree that the JVC shall establish a management council (the "Management Council") consisting of the following initial members:

         CADMUS MEMBERS                       DATAMATICS MEMBERS                      JVC GENERAL MANAGER
         --------------                       ------------------                      -------------------
         Walter Peter (Chairman)                 Manish Modi                              Sunil Parekh

         Atul Goel                               Mahesh Zurale

         Karen Snyder                            Suman Pai

         Hai Tran

Cadmus shall have the right from time to time during the term hereof to replace its members of the Management Council after notice to and consultation with Datamatics, and Datamatics shall have the right from time to time during the term hereof to replace its members of the Management Council after notice to and consultation with Cadmus. The General Manager shall be a member of the Management Council.

                  (b) Subject to the supervision, direction and control of the Board of Directors, the Management Council shall have primary responsibility for the day to day operations of the

JVC. The Management Council shall meet (in person or by video conference) at least quarterly to review the following:

                  (i)      the financial performance of the JVC;

                  (ii) the delivery plan (recruitment, training, human resources, capacity management, technology and similar matters) and budget for the JVC;

                  (iii) the joint sales and business development efforts of the JVC and the sales and business development activities of the JVC;

                  (iv) the development of the JVC's "Direct to India" business model;

                  (v) the business strategies, competitive landscape, service offerings, pricing and costs of the JVC and Cadmus Professional Communications;

                  (vi) the operational issues between the JVC and Cadmus Professional Communications, both in India and the United States;

                  (vii)    the capital expenditure plans of the JVC; and

                  (viii) the overall recommendations to the Board of Directors.

                  (c) Notwithstanding anything to the contrary contained herein, the Management Council shall be subject to the supervision, direction and control of the Board of Directors and shall have no right, power or authority to amend or modify any of the terms or conditions of this Agreement or the Facilities Management Agreement. No recommendation of the Management Council shall be binding on the Board of Directors or the JVC unless and until it is approved by the Board of Directors.

                  (d) The JVC shall reimburse, in accordance with Cadmus Travel Policy, Datamatics and Cadmus for any out-of-pocket costs and expenses, including, without limitation, reasonable travel, lodging and meal costs and expenses, incurred by their respective appointed members of the Management Council in connection with attending Management Council meetings or otherwise carrying out their Management Council duties.

                  7.3 OFFICERS. The Board of Directors shall appoint the General Manager and such other officers of the JVC as are required by Indian Company Law or as the Board of Directors deems appropriate.

         8.       FACILITIES AND OPERATIONS OF THE JVC.

                  8.1 FACILITIES. (a) The JVC shall initially lease facilities at Mumbai and Chennai, India.

                  (b) The JVC may set up additional facilities as may be determined by the Board of Directors from time to time.

                  8.2 FACILITIES MANAGEMENT AGREEMENT. DCL and the JVC shall enter into the Facilities Management Agreement.

                  8.3 CAPITAL EXPENDITURES. Capital expenditures required to run the business of the JVC shall be reviewed and recommended by the Management Council, approved by the Board of Directors and funded through operating cash flow, additional contributions made by the Shareholders according to their Percentage Ownership or loans from one or more of the Shareholders.

                  8.4 REFERRAL COMMISSIONS. Each of Datamatics and Cadmus shall be entitled to referral commissions for work referred to the JVC as agreed from time to time by Datamatics and Cadmus.

                  8.5 OTHER RESPONSIBILITIES OF THE PARTIES. (a) Each of Datamatics and Cadmus shall endeavor to establish the Business in India as expeditiously as possible and contribute their respective initial share capital as provided in Section 4.1.

                  (b) Datamatics shall advise and assist the JVC and Cadmus on matters pertaining to tax, investment incentives, customs clearances and other local laws, rules, regulations and customers.

                  (c) Datamatics shall provide to the JVC the technical know-how, technical data and such other support as may be required by the JVC for the conduct of the Business for such fee and on such other terms and conditions as may be agreed to by Datamatics and the JVC in the Facilities Management Agreement.

                  8.6 FINANCIAL YEAR. The financial accounting year of the JVC shall be from July 1 to June 30 of the following year.

                  8.7 GENERAL ACCOUNTING PRACTICES. (a) The books of account of the JVC shall be maintained in accordance with the provisions of Indian Company Law and other applicable laws and the applicable accounting standards. The JVC shall also maintain a set of books of account in accordance with U.S. generally accepted accounting principles.

                  (b) The JVC shall submit monthly financial statements comprising profit and loss, balance sheet and cash flow statements to the Board of Directors for its perusal by the tenth (10th) day of the following month. In case no Board meeting is scheduled on or before that day of the month, the financial statements shall be circulated by fax or courier service to each Director of the JVC. The General Manager shall, before the end of each financial year, present to the Board members for their consideration and approval the Annual Business Plan for the following year.

                  8.8 AUDIT. The JVC shall initially appoint the Mumbai office of the Indian Affiliate of Ernst & Young, LLP (the "Auditors") to carry out the statutory audit of the books of account, records and affairs of the JVC. At the end of each financial year, the books of account and records of the JVC shall be examined and audited at the expense of the JVC. The Auditors shall prepare and provide to the JVC reports stating their findings and opinions on the results of the audit. The Parties may call for discussion of these reports at the Board meetings.

         9.       REPRESENTATIONS AND WARRANTIES.

                  9.1 DATAMATICS REPRESENTATIONS AND WARRANTIES. To induce Cadmus to subscribe to and purchase its 80% Percentage Ownership of the outstanding Equity Shares of the JVC and to enter into this Agreement, Datamatics hereby represents and warrants for the benefit of Cadmus that:

                  (a) Datamatics is a company duly incorporated and validly existing in good standing under Indian Company Law, and it has the corporate power to own its property and to carry on its business as now being conducted.

                  (b) Datamatics has full power and authority to enter into this Agreement, to subscribe to, purchase and own Equity Shares so as to have a 20% Percentage Ownership of the outstanding Equity Shares of the JVC and to perform its other obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action by

Datamatics. No consent or approval of stockholders or consent or approval of, notice to or filing with any Governmental Authority is required as a condition to the validity or enforceability of this Agreement as to Datamatics.

                  (c) This Agreement constitutes the valid and legally binding agreement of Datamatics enforceable in accordance with its terms.

                  (d) There are no provisions of its memorandum of association, articles of association or other organizational documents, and no proceedings pending or threatened before any court or governmental or administrative agency, that would reasonably be expected to affect the validity or enforceability of this Agreement as to Datamatics or that would reasonably be expected to materially adversely affect the financial condition or operations of Datamatics.

                  (e) Datamatics is not a party to or otherwise bound by any contract or agreement which in any manner would prohibit Datamatics from subscribing to or owning its 20% Percentage Ownership in the JVC or performing any of its other obligations under this Agreement.

                  9.2 CADMUS REPRESENTATIONS AND WARRANTIES. To induce Datamatics to subscribe to and purchase its 20% Percentage Ownership of the outstanding Equity Shares of the JVC and to enter into this Agreement, Cadmus hereby represents and warrants for the benefit of Datamatics that:

                  (a) Cadmus is a corporation duly organized and validly existing in good standing under the laws of Mauritius, and it has the corporate power to own its property and to carry on its business as now being conducted.

                  (b) Cadmus has full power and authority to enter into this Agreement, to subscribe to, purchase and own Equity Shares so as to have a 80% Percentage Ownership of the outstanding Equity Shares of the JVC and to perform its other obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action by Cadmus. No consent or approval of stockholders or consent or approval of, notice to or filing with any Governmental Authority is required as a condition to the validity or enforceability of this Agreement as to Cadmus.

                  (c) This Agreement constitutes the valid and legally binding agreement of Cadmus enforceable in accordance with its terms.

                  (d) There are no provisions of its organizational documents, and no proceedings pending or threatened before any court or governmental or administrative agency, that would reasonably be expected to affect the validity or enforceability of this Agreement as to Cadmus or that would reasonably be expected to materially adversely affect the financial condition or operations of Cadmus.

                  (e) Cadmus is not a party to or otherwise bound by any contract or agreement which in any manner would prohibit Cadmus from subscribing to or owning its 80% Percentage Ownership in the JVC or performing any of its other obligations under this Agreement.

                  9.3 SURVIVAL. All representations and warranties set forth in this Section 9 are made at and as of the date of this Agreement and shall survive the execution and delivery of this Agreement.

         10.      PROTECTION OF JVC PROPRIETARY INFORMATION.

                  10.1 DATAMATICS' AGREEMENTS. (a) Datamatics acknowledges that, in connection with providing Management Services to the JVC under the Facilities Management Agreement and being a Shareholder of the JVC, the JVC may disclose to Datamatics or one or more of its Affiliates, and Datamatics or one or more of its Affiliates may assist in developing, JVC Proprietary Information, including, without limitation, the JVC Intellectual Property. Datamatics further acknowledges the confidential nature and competitive value of the JVC Proprietary Information disclosed or to be disclosed by the JVC to Datamatics or one or more of its Affiliates, including, without limitation, the JVC Proprietary Information relating to Cadmus Professional Communications and the JVC's other customers. Datamatics agrees that (i) the use of any such JVC Proprietary Information by Datamatics or any of its Affiliates for any purpose other than providing the Management Services to the JVC under the Facilities Management Agreement or managing its investment in the JVC or (ii) the disclosure or divulgence of any such JVC Proprietary Information to third Persons would result in damages to and otherwise adversely affect the business and affairs of the JVC.

                  (b) Datamatics agrees that (i) access to the JVC Proprietary Information disclosed by the JVC shall be limited to Datamatics' managers who are responsible for managing Datamatics' investment in the JVC and employees of DCL who have a need to know such information in order to provide the Management Services to the JVC under the Facilities Management Agreement and who have executed an agreement satisfactory to the JVC relating to confidentiality and the assignment of intellectual property rights in the form attached hereto as Exhibit F, and (ii) Datamatics and its Affiliates shall use the JVC Proprietary Information solely as necessary to manage the JVC and/or provide such Management Services to the JVC, as applicable.

                  (c) Datamatics shall keep, and shall cause its Affiliates and its and their respective employees to keep, the JVC Proprietary Information disclosed by the JVC to Datamatics or its Affiliates strictly confidential, and Datamatics shall not disclose or divulge, or permit any of its Affiliates or any of its or their respective employees to disclose or divulge, to any third Person any such JVC Proprietary Information now or hereafter disclosed to or otherwise obtained by Datamatics or its Affiliates, without the prior written consent of the JVC.

                  (d) Upon the termination of this Agreement and the Facilities Management Agreement, Datamatics agrees that (i) neither Datamatics nor any of its Affiliates nor any of its or their respective employees shall, without the prior written consent of the JVC, use any JVC Proprietary Information thereafter for any purpose, (ii) all JVC Proprietary Information, including, without limitation, all copies, abstracts and extracts thereof, shall be returned to the JVC and not retained by Datamatics or any of its Affiliates or any of its or their employees in any form or for any reason, and (iii) any and all analyses, compilations, studies and other documents based on or including any such JVC Proprietary Information prepared by Datamatics or any of its Affiliates or any of its or their employees for internal use shall be promptly destroyed. At the request of the JVC, Datamatics shall provide to the JVC a written warranty certificate signed by the President (or equivalent officer) of Datamatics to the effect that Datamatics and its Affiliates have complied with clauses (ii) and (iii) immediately above.

                  10.2 CADMUS' AGREEMENTS. (a) Cadmus acknowledges that, in connection with being a Shareholder of the JVC, the JVC may disclose to Cadmus JVC Proprietary Information, including, without limitation, the JVC Intellectual Property. Cadmus further acknowledges the confidential nature and competitive value of the JVC Proprietary Information disclosed or to be disclosed by the JVC to Cadmus. Cadmus agrees that (i) the use of any such JVC Proprietary Information by Cadmus for any purpose other than managing its investment in the JVC, or (ii) the disclosure or divulgence of any such JVC Proprietary Information to third Persons would result in damages to and otherwise adversely affect the business and affairs of the JVC.

                  (b) Cadmus agrees that (i) access to the JVC Proprietary Information disclosed by the JVC shall be limited to Cadmus' managers who are responsible for managing Cadmus' investment in the JVC and Cadmus Professional Communication's employees who have a need to know such information in connection with the Content Services Agreement and who have executed an agreement satisfactory to the JVC relating to confidentiality and the assignment of intellectual property rights, and (ii) Cadmus and its employees shall use the JVC Proprietary Information solely as necessary to manage the JVC and/or in connection with the Content Services Agreement, as applicable.

                  (c) Cadmus shall keep, and shall cause its employees to keep, the JVC Proprietary Information disclosed by the JVC to Cadmus strictly confidential, and Cadmus shall not disclose or divulge, or permit any of its employees to disclose or divulge, to any third Person any such JVC Proprietary Information now or hereafter disclosed to or otherwise obtained by Cadmus, without the prior written consent of the JVC.

                  10.3 VIOLATIONS; REMEDIES. (a) Datamatics acknowledges and agrees that any violation by it or any of its Affiliates or any of its or their respective employees of any of the provisions set forth in Section 10.1 would result in irreparable harm and injuries to the JVC, and Datamatics therefore also acknowledges and agrees that, in the event of any such violation, the

JVC shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, damages and an accounting of all earnings and profits received by Datamatics or its Affiliates as a result of or in connection with such violation and to exercise all other rights and remedies to which the JVC may be entitled in connection therewith.

                  (b) Cadmus acknowledges and agrees that any violation by it or any of its employees of any of the provisions set forth in Section 10.2 would result in irreparable harm and injuries to the JVC, and Cadmus therefore also acknowledges and agrees that, in the event of any such violation, the JVC shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, damages and an accounting of all earnings and profits received by Cadmus or its Affiliates as a result of or in connection with such violation and to exercise all other rights and remedies to which the JVC may be entitled in connection therewith.

         11.      INTELLECTUAL PROPERTY.

                  11.1 JVC INTELLECTUAL PROPERTY. As between the JVC on the one hand and Datamatics and Cadmus on the other, the JVC shall retain full and exclusive rights to and ownership of all JVC Intellectual Property, including, without limitation, full and exclusive rights to and ownership of all related copyrights and other intellectual property rights and full and exclusive rights to license, market, assign and modify all such JVC Intellectual Property. Datamatics and Cadmus acknowledge and agree that, except for any rights granted in the Content Services Agreement and any other rights granted in a written agreement signed by the JVC, Datamatics and Cadmus have and shall have no rights in or to any of the JVC Intellectual Property.

                  11.2 DATAMATICS INTELLECTUAL PROPERTY. As between Datamatics on the one hand and the JVC and Cadmus on the other, Datamatics shall retain full and exclusive rights to and ownership of all Datamatics Intellectual Property, including, without limitation, full and exclusive rights to and ownership of all related copyrights and other intellectual property rights and full and exclusive rights to license, market, assign and modify all such Datamatics Intellectual Property. The JVC and Cadmus acknowledge and agree that, except for the rights granted in the Facilities Management Agreement and any other rights granted in a written agreement signed by Datamatics, the JVC and Cadmus have and shall have no rights in or to any of the Datamatics Intellectual Property.

                  11.3 CADMUS INTELLECTUAL PROPERTY. As between Cadmus on the one hand and the JVC and Datamatics on the other, Cadmus shall retain full and exclusive rights to and ownership of all Cadmus Intellectual Property, including, without limitation, full and exclusive rights to and ownership of all related copyrights and other intellectual property rights and full and exclusive rights to license, market, assign and modify all such Cadmus Intellectual Property. The JVC and Datamatics acknowledge and agree that, except for the rights granted in the License Agreement and the Content Services Agreement and any other rights granted in a written agreement signed by Cadmus, the JVC and Datamatics have and shall have no rights in or to any of the Cadmus Intellectual Property.

         12.      EXCLUSIVITY PROVISIONS.

                  12.1 AGREEMENTS OF DATAMATICS. As specific consideration for Cadmus' agreement to subscribe to its 80% Percentage Ownership in the JVC and to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

                  (a) Datamatics agrees that, while this Agreement continues in effect (and thereafter to the extent provided in Section 12.3), without the prior written consent of Cadmus, neither Datamatics nor any of its Affiliates shall, directly or indirectly, provide or perform to or for any of the Direct Competitors or to or for any other STM publisher any keyboarding, data conversion, *ML, editorial production or composition services or any other services of the type (or similar to the type) now or hereafter provided to Cadmus Professional Communications by the JVC under the Content Services Agreement or any successor agreement (collectively, the "Prohibited Services"). In addition, while this Agreement continues in effect (and thereafter to the extent provided in Section 12.3), without the prior written consent of Cadmus, neither Datamatics nor any of its Affiliates shall, directly or indirectly, provide or perform to or for any other society, association, commercial publisher or other Person any Prohibited Services with respect to STM Content.

                  (b) In addition, Datamatics agrees that, while this Agreement continues in effect (and thereafter to the extent provided in Section 12.3), without the prior written consent of Cadmus, neither Datamatics nor any of its Affiliates shall, directly or indirectly, provide or perform any Prohibited Services for any Cadmus Customer.

                  12.2 AGREEMENTS OF CADMUS. As specific consideration for Datamatics' agreement to subscribe to its 20% Percentage Ownership in the JVC and to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

                  (a) Cadmus agrees that, while this Agreement continues in effect, without the prior written consent of Datamatics, neither Cadmus nor any of its Affiliates shall, directly or indirectly, establish, or enter into any agreement or arrangement with any third Person pursuant to which such third Person would establish for Cadmus, an offshore production facility in India to provide or perform for Cadmus any keyboarding, data conversion, *ML, editorial production and composition services or any services identical or similar to those services provided to Cadmus Professional Communications by the JVC under the Content Services Agreement, to the extent that any such action would have a material adverse effect or a material adverse impact on the business operations of the JVC.

                  (b) In addition, Cadmus agrees that, while this Agreement continues in effect, without the prior written consent of Datamatics, neither Cadmus nor any of its Affiliates shall outsource outside of North America any keyboarding, data conversion, *ML, editorial production and composition services identical or similar to those services provided to Cadmus Professional Communications by the JVC under the Content Services Agreement, to the extent that any such outsourcing would have a material adverse effect or a material adverse impact on the business operations of the JVC.

                  12.3 POST-TERMINATION EXCLUSIVITY. In the event that this Agreement is terminated because Datamatics exercises the Put Option under
Section 5.3(a) or the Accelerated Put Option under Section 5.3(b) or because Cadmus exercises its right to purchase Datamatics' Percentage Ownership under
Section 14.1 because of a Datamatics Default, (i) the restrictions set forth in
Section 12.1 shall remain in full force and effect for a period of two (2) year after the effective date of such termination of this Agreement.

                  12.4 PERMITTED SERVICES. Notwithstanding anything to the contrary contained in this Section 12, Datamatics shall have the right to continue to provide services to the Datamatics Existing STM Customers, as long as neither the type of services nor the volume of services provided by Datamatics to any Datamatics Existing STM Customer is expanded or increased in any material respect, and as long as Datamatics uses commercially reasonable efforts to transfer to the JVC any work relating to STM Content for Datamatics Existing STM Customers as promptly as possible (it being understood and agreed that Datamatics shall not be in violation of this Agreement in the event that a Datamatics Existing STM Customer decides to maintain its existing work with Datamatics despite Datamatics' commercially reasonable efforts to transfer the applicable work to the JVC).

         13.      GENERAL MUTUAL INDEMNIFICATION.

                  13.1 INDEMNIFICATION BY DATAMATICS. (a) Datamatics agrees that it shall indemnify, defend and hold the JVC and Cadmus and their respective Affiliates, directors, officers, employees, agents, successors and assigns harmless from and against any and all claims, damages, costs and expenses (including reasonable attorney's fees incurred by the JVC, Cadmus or any such other indemnified Person for counsel of its choice) which are incurred by the JVC, Cadmus or any such other indemnified Person as a result of or in connection with (i) any representation or warranty made by Datamatics hereunder being untrue or incorrect and/or (ii) Datamatics' failure to comply with any of the other terms, conditions or agreements contained herein.

                  (b) Other than damages, costs and expenses incurred as a result of or in connection with (i) Datamatics' failure to comply with any of the terms, conditions or agreements contained in Sections 10.1, 11 or 12.1, or
(ii) the fraud, willful misconduct or gross negligence of Datamatics (which damages, costs and expenses are not subject to the limitation of liability set forth in this Section 13.1(b)), Datamatics' liability for damages, costs and expenses under this Section 13.1 shall in no event exceed US $1,000,000 in the aggregate.

                  13.2 INDEMNIFICATION BY CADMUS. (a) Cadmus agrees that it shall indemnify, defend and hold the JVC and Datamatics and their respective Affiliates, directors, officers, employees, agents, successors and assigns harmless from and against any and all claims, damages, costs and expenses (including reasonable attorneys' fees incurred by the JVC, Datamatics or any such other indemnified Person for counsel of its choice) which are incurred by the JVC, Datamatics or any such other indemnified Person as a result of or in connection with (i) any representation or warranty made by Cadmus hereunder being untrue or incorrect and/or (ii) Cadmus' failure to comply with any of the other terms, conditions or agreements contained herein.

                  (b) Other than damages, costs and expenses incurred as a result of or in connection with (i) Cadmus' failure to comply with any of the terms, conditions or agreements contained in Sections 10.2, 11 or 12.2, or (ii) the fraud, willful misconduct or gross negligence of Cadmus (which damages, costs and expenses are not subject to the limitation of liability set forth in this Section 13.2(b)), Cadmus' liability for damages, costs and expenses under this Section 13.2 shall in no event exceed US $1,000,000 in the aggregate.

         14.      DEFAULT; REMEDIES.

                  14.1 DATAMATICS DEFAULT. (a) Each of the following shall constitute a "Datamatics Default" under this Agreement:

                  (i) Datamatics violates any of its agreements or obligations under Sections 10.1, 11 or 12.1, and such violation is not cured within ten (10) days after Datamatics receives written notice thereof from Cadmus;

                  (ii) Datamatics violates any of its other material agreements under this Agreement or fails to perform any of its other material obligations under this Agreement, and such violation or failure is not cured within forty-five (45) days after Datamatics receives written notice thereof from Cadmus; or

                  (iii) Datamatics shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, shall admit in writing its inability to pay its debts as they mature, or shall commence or have commenced against it any bankruptcy, reorganization, insolvency, liquidation or similar proceedings.

                  (b) Upon the occurrence of a Datamatics Default, in addition to the other rights and remedies available to it, Cadmus shall have the right to exercise, at Cadmus' option and sole discretion, any or all of the following rights and remedies at the same or different times:

                  (i) to suspend or terminate all of Datamatics' rights and privileges under Section 5.1(b), Section 5.3 and the second sentence of Section 7.1(f) by giving written notice to Datamatics;

                  (ii) to require Datamatics and/or its Affiliates to sell to Cadmus or, at the election of Cadmus, an Affiliate or designee of Cadmus all of the Equity Shares owned by Datamatics and its Affiliates for (A) the Datamatics Default Purchase Price if the Datamatics Default occurs on or before June 30, 2006, or (B) the Put/Call Purchase Price if the Datamatics Default occurs after June 30, 2006, in either case payable in cash; and, in the event Cadmus exercises its rights under this Section 14.1(b)(ii), Datamatics and Cadmus and/or their respective Affiliates, as applicable, shall execute and enter into all such transfer documents and take all such other actions as Cadmus may reasonably require to effect such sale; and/or

                  (iii) subject to the limitation imposed by Section 13.1(b), if any, to collect from Datamatics all direct damages incurred by the JVC or Cadmus or any of their respective Affiliates as a result of the Datamatics Default.

                  14.2 CADMUS DEFAULT. (a) Each of the following shall constitute a "Cadmus Default" under this Agreement:

                  (i) Cadmus violates any of its agreements or obligations under Sections 10.2, 11 or 12.2, and such violation is not cured within ten (10) days after Cadmus receives written notice thereof from Datamatics;

                  (ii) Cadmus violates any of its other material agreements under this Agreement or fails to perform any of its other material obligations under this Agreement, and such violation or failure is not cured within forty-five (45) days after Cadmus receives written notice thereof from Datamatics; or

                  (iii) Cadmus shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, shall admit in writing its inability to pay its debts as they mature, or shall commence or have commenced against it any bankruptcy, reorganization, insolvency, liquidation or similar proceedings.

                  (b) Upon the occurrence of a Cadmus Default, in addition to the other rights and remedies available to it, Datamatics shall have the right to exercise, at Datamatics' option and sole discretion, any or both of the following rights and remedies at the same or different times:

                  (i) to require Cadmus or, at the election of Cadmus, an Affiliate or designee of Cadmus to purchase from Datamatics and/or its Affiliates all of the Equity Shares owned by Datamatics and its Affiliates for (A) the Cadmus Default Purchase Price if the Cadmus Default occurs on or before June 30, 2006, or (B) the Put/Call Purchase Price if the Cadmus Default occurs after June 30, 2006, in either case payable in cash; and, in the event Datamatics exercises its rights under this Section 14.2(b)(i), Datamatics and Cadmus and/or their respective Affiliates, as applicable, shall execute and enter into all such transfer documents and take all such other actions as Datamatics may reasonably require to effect such sale; and/or

                  (ii) subject to the limitations imposed by Section 13.2(b), if any, to collect from Cadmus all direct damages incurred by Datamatics or any of its Affiliates as a result of the Cadmus Default.

         15.      TERMINATION.

                  15.1 TERMINATION EVENTS. This Agreement shall terminate as follows:

                  (a) In the event that Datamatics exercises the Put Option under Section 5.3(a) or the Accelerated Put Option under Section 5.3(b), this Agreement shall terminate on the applicable Put/Call Closing Date;

                  (b) In the event that Cadmus exercises the Call Option under Section 5.4, this Agreement shall terminate on the applicable Put/Call Closing Date;

                  (c) In the event that Cadmus acquires all Equity Shares held by Datamatics and/or its Affiliates as a result of a Datamatics Default under Section 14.1, this Agreement shall terminate on the date on which the Equity Shares held by Datamatics and/or its Affiliates are transferred to Cadmus or its Affiliate under Section 14.1(b)(ii); and

                  (d) In the event that Cadmus acquires all Equity Shares held by Datamatics and/or its Affiliates as a result of a Cadmus Default under
Section 14.2, this Agreement shall terminate on the date on which the Equity Shares held by Datamatics and its Affiliates are transferred to Cadmus under
Section 14.2(b)(i).

                  15.2 RESIGNATION OF DIRECTORS AND OFFICERS. Upon the termination of this Agreement, Datamatics shall cause the members of the Board of Directors and the Management Council which it has appointed to resign from their respective positions.

                  15.3     SURVIVAL. Sections 10, 11, 12.3, 13, 15.2, 16 and 17
and the Parties' respective rights and obligations thereunder shall survive the termination of this Agreement.

         16.      DISPUTE RESOLUTION.

                  16.1 GENERAL. Datamatics and Cadmus agree to use their commercially reasonable efforts to resolve any dispute, conflict, disagreement, controversy or claim between the Parties arising out of or relating to this Agreement (a "Dispute") in a timely and diligent manner in accordance with this Section 16. Datamatics and Cadmus intend that the arbitration procedures outlined in Section 16.4 are to be used only if the efforts by the Parties to resolve a Dispute under Section 16.2 and Section 16.3 are unsuccessful.

                  16.2 MANAGEMENT COUNCIL; DESIGNATED EXECUTIVES. Any Dispute shall be initially referred to the Management Council for resolution; it being specifically understood and agreed that any resolution of a Dispute recommended by the Management Council shall not be binding on either Party unless agreed to in writing by both Parties. Either Party may give the other Party written notice of any Dispute not resolved in the normal course of business by the Management Council. Within ten (10) days after receipt of such a written notice, the receiving Party shall submit to the other Party a written response. The initial notice and the response shall include (a) a statement of the applicable Party's position and a summary of arguments supporting its position, and (b) the name and title of the executive who shall represent that Party in attempting to resolve the Dispute. Within ten (10) days after receipt of the receiving Party's response, the designated executives of both Parties shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other Party shall be honored.

                  16.3 SENIOR MANAGEMENT. If a Dispute is not resolved to the mutual satisfaction of the Parties under Section 16.2 within thirty (30) days, either Party may escalate the Dispute to Senior Management by giving written notice to the other Party of its desire to do so. Within ten (10) days after receipt of such a written notice, the receiving Party shall submit to the other a written response. The initial notice and the response shall include a statement of the applicable Party's position. Within ten (10) days after receipt of the receiving Party's response, the Senior Management of both Parties shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other Party shall be honored. Senior Management shall take such steps as are mutually agreeable to attempt to resolve such Dispute. If the Dispute is not resolved to the mutual satisfaction of the Parties by Senior Management within thirty (30) days after it has been referred to Senior Management, either Party may require that the Dispute be resolved by binding arbitration as provided in Section 16.4.

                  16.4 BINDING ARBITRATION. (a) Except as otherwise specifically provided in Section 16.5, any Dispute which is not resolved under the procedures established in Sections 16.2 and 16.3 shall be resolved by binding arbitration in accordance with the Arbitration Rules. Datamatics and Cadmus agree that

                  (i)      the number of arbitrators shall be one;

                  (ii) the arbitrator shall be selected from a panel of arbitrators in accordance with the Arbitration Rules;

                  (iii) the arbitration proceedings, and any hearings in connection therewith, shall be held at London, United Kingdom and each Party irrevocably (A) submits to the jurisdiction of London, United Kingdom for such arbitration proceedings and hearings, (B) waives any objection which it may have to the venue of such arbitration proceedings and hearings at London, United Kingdom, (C) waives any claim that such arbitration proceedings and hearings have been brought in an inconvenient forum and (D) waives the right to object, with respect to such arbitration proceedings and hearings, that such arbitrator does not have jurisdiction over such Party;

                  (iv)     the language of the arbitration shall be English;

                  (v) the Arbitration Rules shall govern the procedural elements of any arbitration;

                  (vi) the laws of India shall govern the substantive elements of any arbitration;

                  (vii) the judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction;

                  (viii) the arbitrator may award attorneys' fees and costs to the prevailing Party and may assess the administrative fees and costs of the proceeding in the award;

                  (ix) the arbitrator is not empowered to award punitive damages or any damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover such damages with respect to any Dispute resolved by arbitration; and

                  (x)      the Parties may modify the provisions of this Section
                           16.4 and/or may supercede the Arbitration Rules, in either case, as mutually agreed in writing by the Parties.

                  (b)      With respect to any arbitration proceeding under this
Section 16.4, each Party agrees that either Party may approach a court of competent jurisdiction to obtain temporary injunctive relief in aid of arbitration. Any such suit, action or proceeding may be brought by either Party either prior to the initiation of or during any arbitration proceeding brought by either Party under this Section 16.4.

                  (c) Similarly, either Party may approach any court of competent jurisdiction to enforce this Section 16.4.

                  16.5 EXCEPTION TO ARBITRATION. (a) In addition, notwithstanding anything to the contrary contained in this Section 16 or elsewhere in this Agreement, Datamatics and Cadmus hereby agree that Cadmus may at any time enforce its rights and remedies under Section 10.3(a) above, Section 11 above and/or Section 12 above in an appropriate suit, action or other proceeding brought or initiated by Cadmus in any court in India having jurisdiction over Datamatics. Any such suit, action or other proceeding may be brought by Cadmus either prior to the initiation of or during any arbitration proceeding brought by either Party under Section 16.4.

                  (b) With respect to any suit, action or proceeding described in Section 16.5(a) above brought or initiated by Cadmus, (i) each Party irrevocably submits to the non-exclusive jurisdiction of the applicable Indian court, and (ii) each Party irrevocably waives any objection which it may have to the venue of any suit, action or proceeding brought or initiated by Cadmus in any such court; irrevocably waives any claim that any such suit, action or proceeding brought or initiated by Cadmus in any such court has been brought in an inconvenient forum and irrevocably waives the right to object, with respect to any such suit, action or proceeding brought or initiated by Cadmus in any such court, that such court does not have jurisdiction over such Party.

         17.      MISCELLANEOUS.

                  17.1 RELATIONSHIP OF THE PARTIES. The relationship of the Parties under and in relation to this Agreement shall be limited to the matters contained herein and what is provided by law as the liability of a shareholder in a company, and nothing provided herein shall be considered or interpreted as constituting the relationship of the Parties as a partnership, association or other relationship in which either Party may be liable for the acts or omissions of the other Party, nor shall anything contained herein be interpreted or considered as constituting either Party as the agent of the other Party.

                  17.2 PUBLICITY. Neither Party shall issue any press release or make any other public statement concerning this Agreement, the JVC or the relationship between the Parties; or prepare, use or distribute any marketing materials describing this Agreement, the JVC or the relationship between the Parties, without prior consultation with and prior approval of the other Party, which prior approval of the other Party shall not be unreasonably withheld or delayed.

                  17.3 LIMITATION OF DAMAGES. Neither Party shall be responsible to the other Party for any consequential, punitive, incidental or special damages, and each Party hereby irrevocably waives any right it would otherwise have to collect any such damages.

                  17.4 FORCE MAJEURE. Neither Datamatics nor Cadmus shall be liable for any delay in its performance hereunder to the extent caused by wars, riots, civil disorders, accidents, fire, floods, acts of God, strikes or labor troubles, or any action of any Governmental Authority, or other causes beyond the reasonable control of such Party.

                  17.5 FOREIGN CORRUPT PRACTICES ACT. Datamatics and Cadmus hereby agree to comply with and meet the standards of conduct required by, and to cause the JVC to comply with and meet the standards of conduct required by, the provisions of United States Public Law 95-213, the Foreign Corrupt Practices Act of 1977 and any amendments thereto ("FCPA"). Datamatics and Cadmus specifically understand and agree that they shall not make, nor permit the JVC to make, any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, to any governmental official, any political party or official thereof, any candidate for political office, any official of a public international organization, or any other Person, that is contrary to the prohibitions set forth in the FCPA.

                  17.6 NOTICES. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given on the earlier of the date (a) when delivered personally, by messenger, by overnight delivery service or otherwise, or (b) when received via facsimile, telex or other electronic transmission, in all cases addressed to the Party to which it is intended at its address or telefacsimile number set forth below, unless and until a Party notifies the other Party in writing of a change:

                           If to Datamatics:

                           Datamatics Technologies Limited
                           Unit 117-120, SDF IV, SEEPZ
                           Andheri (E)
                           Mumbai 400 096
                           India
                           Attn: Mr. Manish H. Modi
                                 Managing Director and Chief Executive Officer
                           Telephone: 91-22-5697-1101
                           Telefacsimile: 91 22-5697-1102
                           E-mail: Manish_Modi@datamatics.com

                           If to Cadmus:

                           Cadmus KnowledgeWorks International Ltd.
                           c/o Cadmus Communications Corporation
                           1801 Bayberry Court, Suite 200

                           Richmond, Virginia 23226
                           United States
                           Attn: Mr. Stephen E. Hare
                                 President, Publisher Services Group
                           Telephone: 804-287-5685
                           Telefacsimile: 804-287-5683
                           E-mail: hares@cadmus.com

                  17.7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of India, without regard to its conflict of laws provisions.

                  17.8 GOVERNMENTAL APPROVALS. Any action contemplated under the terms of this Agreement which requires any Governmental Approval shall be subject to such Governmental Approval, and the Parties agree to use commercially reasonable efforts to obtain such Governmental Approval.

                  17.9 MODIFICATIONS. No modification, amendment or waiver of any provision of this Agreement shall in any event be effective unless it is in writing and signed by both Parties hereto.

                  17.10 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of Datamatics and Cadmus and their respective successors and assigns. Neither Party may assign this Agreement or any rights or licenses granted to it hereunder without the prior written consent of the other Party, except that Cadmus may assign all of its rights and obligations under this Agreement to any direct or indirect subsidiary of Cadmus Communications Corporation. Any purported assignment in contravention of this
Section 17.10 shall be null and void and of no force or effect.

                  17.11 SEVERABILITY. If at any time any provision hereof shall become or be declared illegal or invalid or unenforceable for any reason whatsoever, that provision shall be severable from this Agreement, without affecting or impairing the legality, validity or enforceability of any of the remaining provisions, but if such severance would substantially affect the commercial basis of this Agreement, the Parties shall negotiate in good faith to modify this Agreement as may be necessary or desirable in the circumstances.

                  17.12 EXPENSES. Unless otherwise agreed to in writing by the Parties, each Party shall bear all of its own costs and expenses incurred in the negotiation, execution and performance of this Agreement; provided that all reasonable costs and expenses incurred by the Parties directly related to the incorporation of the JVC shall be reimbursed by the JVC.

                  17.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  17.14 LANGUAGE. This Agreement is written and executed in English only.

                  17.15 OTHER ARRANGEMENTS. (a) It is recorded and each of the Parties hereby agrees and in particular Datamatics by execution hereof covenants that it is a term of this Agreement that Cadmus shall at all times during and after the term of this Agreement be entitled to enter into similar, analogous and/or other arrangements with any third Person in India. Further and in consideration of Cadmus executing this Agreement and agreeing to fulfill its obligations in terms hereof Datamatics represents and confirms that it would have no objection to Cadmus entering into similar, analogous and/or other arrangements in India with other Persons and/or to Cadmus making any investments in the share capital of companies in India engaged in any activity whatsoever including without limitation in activities that may be in the same or allied fields as the business of Datamatics and/or the JVC as extant as of the date hereof and at any time subsequent hereto. Further, Datamatics hereby covenants and undertakes that in the event that at any time subsequent to the execution of this Agreement Cadmus requires a certification/confirmation in writing reiterating the terms of the preceding sentence Datamatics shall forthwith and without demur or delay issue such a certification/confirmation, in writing.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Datamatics and Cadmus acknowledge and agree that Section 12.2 shall take precedence over Section 17.15(a), and, in the event that there is any inconsistency between the terms of Section 12.2 and the terms of Section 17.15(a), the terms of Section 12.2 shall govern and control.

                  17.16 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between Datamatics and Cadmus with respect to the subject matter hereto.

                  IN WITNESS WHEREOF, Datamatics and Cadmus have caused this Agreement to be duly executed by their duly authorized officers.

                                         DATAMATICS TECHNOLOGIES LIMITED



                                         By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                         CADMUS KNOWLEDGEWORKS
                                         INTERNATIONAL LTD.



                                         By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                                                       EXHIBIT A

                           CONTENT SERVICES AGREEMENT

         THIS CONTENT SERVICES AGREEMENT is made and entered into this 30th day of June, 2003, by and between KNOWLEDGEWORKS GLOBAL PRIVATE LIMITED, a company incorporated in India under the Companies Act, 1956 having its Registered Office at Knowledge Centre, Street No. 17, MIDC, Andheri (East), Mumbai 400 093, India (hereinafter referred to as "KGL," which expression shall unless repugnant to the context thereof mean and include its successors and assigns) of the One Part, and CADMUS JOURNAL SERVICES, INC., a corporation organized under the laws of the Commonwealth of Virginia, United States of America having its principal place of business at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226 (hereinafter referred to as "Cadmus," which expression shall unless repugnant to the context thereof mean and include its successors and assigns) of the Other Part.

BACKGROUND:

         A. KGL is an Indian company in the business of providing content management, content processing and other services.

         B. Cadmus is a producer of scientific, technical, medical and professional information products, including journals, books, trade magazines and online products, which provides a full complement of editorial, composition, content management, prepress, press, finishing and electronic services to its customers.

         C. KGL and Cadmus have agreed that KGL will provide certain content management, content processing and other services to Cadmus as provided in this Agreement.

AGREEMENT:

         Accordingly, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KGL and Cadmus agree as follows:

         1. DEFINED TERMS. The following capitalized terms when used in this Agreement will have the meanings assigned to them in this Section 1:

                  1.1 "CADMUS" means Cadmus Journal Services, Inc., a Virginia corporation.

                  1.2 "CADMUS INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property now or hereafter owned by or licensed to Cadmus or any of its subsidiaries or affiliates.

                  1.3 "CADMUS PROPRIETARY INFORMATION" means any Proprietary Information of Cadmus or any of its subsidiaries or affiliates disclosed to KGL or any of its subsidiaries or affiliates under or in connection with the Services provided hereunder or this Agreement. "Cadmus Proprietary Information" includes Rapid Review, the other Cadmus Intellectual Property and the Developed Intellectual Property.

                  1.4 "DEVELOPED INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property developed, created or reduced to practice by either party, whether alone or in cooperation with the other party or other Persons, as a result of or in connection with the Services provided under this Agreement or otherwise as a result of or in connection with this Agreement.

                  1.5 "DPS FACILITIES" means Cadmus' DPS facilities in the United States, currently located in Richmond, Virginia, Baltimore, Maryland and Ephrata, Pennsylvania.

                  1.6 "KGL" means KnowledgeWorks Global Private Limited, an Indian company, which will be converted to a public limited company which will thereafter be known under the name and style of KnowledgeWorks Global Limited.

                  1.7 "KGL FACILITIES" will have the meaning assigned thereto in Section 3.1 below.

                  1.8 "KGL INTELLECTUAL PROPERTY" means any and all computer software, programs and applications (including applicable object codes and source codes), inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, servicemarks, servicemark rights, trade secrets, developments, methods, processes, ideas, works, concepts, know-how and other intellectual property now or hereafter owned by or licensed to KGL or any of its subsidiaries or affiliates.

                  1.9 "PERFORMANCE STANDARDS AND SPECIFICATIONS" will have the meaning assigned thereto in Section 4 below.

                  1.10 "PERSON" means an individual (including an employee of KGL), corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or other form of entity or group thereof.

                  1.11 "PROPRIETARY INFORMATION" means any confidential or proprietary information of the disclosing party, including, without limitation, the Cadmus Intellectual Property, the KGL Intellectual Property, the Developed Intellectual Property and any other confidential or proprietary information relating to (i) customers, suppliers, products or services; (ii) prices or pricing policies, sales margins or discounts; (iii) marketing plans, methods or objectives; (iv) organization or capital structure, financial performance, business plans or initiatives or strategy; (v) product technologies, project plans, data models, systems design, methodology, processes, competitive advantages and disadvantages, operating procedures and product features; and
(vi) any other matter which is generally regarded as confidential or proprietary in any industry or other business engaged in by the disclosing party, which would give the receiving party an opportunity to gain an advantage over its competitors or which the disclosing party informs the receiving party that the disclosing party considers confidential or proprietary. Proprietary Information may be oral, written or pictorial and may be in the form of computerized or other electronic data. Proprietary Information will not include information the receiving party can clearly establish was (i) in the public domain at the time of disclosure; (ii) published or otherwise part of the public domain after disclosure other than by breach of this Agreement by the receiving party; (iii) already known by the receiving party at the time of disclosure and not acquired, directly or indirectly, from the disclosing party or anyone on behalf of the disclosing party; or (iv) lawfully provided to the receiving party by a third Person which did not require the receiving party to hold the same in confidence and which did not acquire such information, directly or indirectly, from the disclosing party or anyone on behalf of the disclosing party.

                  1.12 "RAPID REVIEW" means Cadmus' proprietary on-line manuscript submission and peer review system known as "Rapid Review."

                  1.13     "SERVICES" will have the meaning assigned thereto in
Section 2.1 below.

         2.       SERVICES.

                  2.1 GENERAL DESCRIPTION OF SERVICES. (a) KGL and Cadmus agree that, during the term of this Agreement, KGL will provide to Cadmus the content management and content processing services described in this Agreement as requested by Cadmus from time to time (the "Services"). The Services will include keyboarding, data conversion, *ML, editorial production and composition services.

                  (b) The Services will be provided to Cadmus by KGL using the workflows and other processes and procedures agreed to by KGL and Cadmus from time to time.

                  (c) KGL and Cadmus agree that Cadmus will not be required to provide any specified minimum volume of work to KGL under this Agreement.

                  2.2 INDEPENDENT CONTRACTOR. (a) For all purposes of this Agreement and the performance of the Services hereunder, KGL is and will remain an independent contractor. Nothing contained in this Agreement is intended or should be construed to make or constitute KGL or any of its employees an employee or agent of Cadmus or a partner or joint venture with Cadmus. Cadmus is interested only in the results of the work to be performed by KGL under this Agreement, and KGL will have responsibility for the manner and means by which such work is accomplished.

                  (b) Without limiting the generality of the foregoing, KGL and Cadmus acknowledge and agreed that (i) Cadmus will not be withholding any federal, state, local, social security or other taxes from any payments due to KGL, (ii) KGL is solely responsible for the payment of all such taxes, and (iii) neither KGL nor any of its employees will be covered by or otherwise eligible for any benefits, including without limitation, employment insurance and workers' compensation insurance, that Cadmus provides to its employees.

                  (c) KGL and Cadmus further acknowledge and agree that neither party has any authority to make any representation or warranty on behalf of the other party, to enter into any contract or agreement on behalf of the other party, or to make any binding commitment or assume any binding obligation on behalf of the other party.

         3.       KGL FACILITIES.

                  3.1 GENERAL. (a) KGL and Cadmus agree that KGL will provide the Services from KGL's facilities in India (the "KGL Facilities"). It is the intent of the parties that the KGL Facilities will to a great extent operationally replicate a DPS Facility as operated by Cadmus in the United States, with such changes as KGL and Cadmus may agree.

                  (b)      The KGL Facilities will be owned by or leased to KGL.

                  3.2 EMPLOYEES OF KGL. KGL and Cadmus agree that KGL will be solely responsible for recruiting, hiring and training its employees who will be providing the Services hereunder. KGL and Cadmus further agree that KGL will designate a KGL employee as the primary contact for each DPS Facility, and KGL will provide to Cadmus the name and contact information for each such primary contact.

                  3.3 REPORTS, INSPECTIONS AND AUDIT RIGHTS. (a) In connection with the Services, KGL agrees that it will provide to Cadmus the periodic reports reasonably requested by Cadmus from time to time.

                  (b) In addition, KGL agrees that it will permit representatives of Cadmus (i) to visit and inspect the KGL Facilities, and (ii) to inspect, audit and make abstracts from the books, records and files of KGL relating to the Services, in each case, at reasonable times and upon reasonable advance notice to KGL.

                  3.4 COSTS. Except as otherwise specifically provided in this Agreement or agreed to in writing by the parties, KGL will be responsible for all costs relating to locating, establishing, building, equipping, owning and operating the KGL Facilities and recruiting, hiring, training and paying its employees who provide the Services hereunder.

         4. PERFORMANCE STANDARDS. (a) KGL and Cadmus agree that, in providing the Services hereunder, KGL will comply with the performance standards and specifications, including those relating to turn-around time and accuracy, agreed to from time to time by KGL and Cadmus (the "Performance Standards and Specifications").

         (b) In the event that KGL fails to meet the Performance Standards and Specifications in providing the Services hereunder and such failure is not cured to the satisfaction of Cadmus within thirty (30) days after KGL receives written notice thereof from Cadmus, it will constitute a violation by KGL of a material agreement under this Agreement and will entitle Cadmus to exercise the rights and remedies available to it under Section 9.2 below or otherwise available to Cadmus.

         5.       PRICING; PAYMENTS BY CADMUS.

                  5.1 CONTENT CREATION AND MANAGEMENT. In consideration for the Services provided by KGL hereunder relating to keyboarding, data conversion and *ML, KGL and Cadmus agree that Cadmus will pay KGL the prices agreed to from time to time by KGL and Cadmus and set forth in the applicable Cadmus purchase order.

                  5.2 EDITORIAL PRODUCTION; PAGE COMPOSITION. In consideration for the Services provided by KGL hereunder relating to editorial production and composition, KGL and Cadmus agree that Cadmus will pay KGL a unit price as agreed to from time to time by KGL and Cadmus and set forth in the applicable Cadmus purchase order.

                  5.3 INVOICING; PAYMENTS. (a) KGL and Cadmus agree that KGL will invoice Cadmus on a monthly basis for Services provided hereunder during the preceding month, with invoices containing such information and detail as may be requested by Cadmus.

                  (b) Cadmus agrees that it will make payment of all amounts due under this Agreement within thirty (30) calendar days after Cadmus receives the applicable KGL invoice unless Cadmus disputes in good faith the amount stated on such invoice or otherwise disputes in good faith its obligation to pay such invoice. In the event that Cadmus disputes any invoice it receives from KGL, Cadmus agrees to notify KGL of such dispute promptly after receipt of such invoice. KGL and Cadmus agree to negotiate in good faith to resolve such dispute.

                  (c) All Services hereunder will be invoiced by KGL in, and all payments due hereunder will be made by Cadmus in, United States Dollars.

         6.       CADMUS PROPRIETARY INFORMATION.

                  6.1 PROTECTION OF PROPRIETARY INFORMATION. (a) KGL acknowledges that, in connection with providing Services hereunder, Cadmus may disclose to KGL, and KGL may assist in developing, Cadmus Proprietary Information, including, without limitation, the Cadmus Intellectual Property and the Developed Intellectual Property. KGL further acknowledges the confidential nature and competitive value of the Cadmus Proprietary Information disclosed or to be disclosed by Cadmus to KGL, including, without limitation, the Cadmus Proprietary Information relating to Rapid Review and the other electronic publishing products, programs, applications and processes of Cadmus. KGL agrees that (i) the use of any such Cadmus Proprietary Information by KGL for any purpose other than providing the Services hereunder or (ii) the disclosure or divulgence of any such Cadmus Proprietary Information to third Persons would result in damages to and otherwise adversely affect the business and affairs of Cadmus.

                  (b) KGL agrees that (i) access to the Cadmus Proprietary Information disclosed by Cadmus to KGL will be limited to KGL's employees who have a need to know such information in order to provide the Services and who have executed an agreement satisfactory to Cadmus relating to confidentiality and the assignment of intellectual property rights, and (ii) KGL and its employees will use the Cadmus Proprietary Information solely as necessary to provide the Services hereunder.

                  (c) KGL will keep, and will cause its employees to keep, the Cadmus Proprietary Information disclosed by Cadmus to KGL strictly confidential, and KGL will not disclose or divulge, or permit any of its employees to disclose or divulge, to any third Person any such Cadmus Proprietary Information now or hereafter disclosed to or otherwise obtained by KGL, without the prior written consent of Cadmus.

                  (d) Upon the termination of this Agreement, KGL agrees that (i) neither KGL nor any of its employees will, without the prior written consent of Cadmus, use any Cadmus Proprietary Information thereafter for any purpose, (ii) all Cadmus Proprietary Information, including, without limitation, all copies, abstracts and extracts thereof, will be returned to Cadmus and not retained by KGL or any of its employees in any form or for any reason, and (iii) any and all analyses, compilations, studies and other documents based on or including any such Cadmus Proprietary Information prepared by KGL or any of its employees for internal use will be promptly destroyed. At the request of Cadmus, KGL will provide to Cadmus a written warranty certificate signed by the General Manager of KGL to the effect that KGL has complied with clauses (ii) and (iii) immediately above.

                  6.2 VIOLATIONS; REMEDIES. KGL acknowledges and agrees that any violation by it or any of its employees of any of the provisions set forth in Section 6.1 above would result in irreparable harm and injuries to Cadmus, and KGL therefore also acknowledges and agrees that, in the event of any such violation, Cadmus will be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, damages and an equitable accounting of all earnings and profits and to exercise all other rights and remedies to which Cadmus may be entitled in connection therewith.

         7.       INTELLECTUAL PROPERTY RIGHTS.

                  7.1 CADMUS INTELLECTUAL PROPERTY. As between KGL and Cadmus, Cadmus will retain full and exclusive rights to and ownership of all Cadmus Intellectual Property, including, without limitation, full and exclusive rights to and ownership of all related copyrights and other intellectual property rights and full and exclusive rights to license, market, assign and modify all such Cadmus Intellectual Property. KGL acknowledges and agrees that, except for the limited license granted in Section 7.3(a) below, KGL has and will have no rights in or to any of the Cadmus Intellectual Property. KGL agrees that, without the prior written consent of Cadmus, KGL will not alter, merge, modify, adapt, reverse engineer, disassemble or decompile in any way any of the Cadmus Intellectual Property.

                  7.2 DEVELOPED INTELLECTUAL PROPERTY. (a) KGL and Cadmus specifically agree that all of the Developed Intellectual Property has been specially ordered and commissioned by Cadmus and to the extent applicable, constitutes "works made for hire" in favor of Cadmus under the copyright laws of the United States and the (Indian) Copyright Act, 1957. KGL hereby unconditionally assigns to Cadmus all of its right, title and interest in and to the Developed Intellectual Property and all related copyrights, trademarks, patents and other intellectual property rights. KGL and Cadmus further specifically agree that, as between KGL and Cadmus, Cadmus will have full and exclusive rights to and ownership of all Developed Intellectual Property, including, without limitation, full and exclusive rights to and ownership of all related copyrights and other intellectual property rights and full and exclusive rights to license, market, assign and modify all such Developed Intellectual Property. To the extent that any Person other than an employee of KGL or an employee of Cadmus is involved in the development, creation or reduction to practice of any Developed Intellectual Property, KGL will ensure that each such Person has executed an agreement satisfactory to Cadmus relating to confidentiality and the assignment of intellectual property rights. KGL acknowledges and agrees that, except for the limited license granted in Section 7.3(a) below, neither KGL nor any of its employees has and will have any rights, interest or title in or to any of the Developed Intellectual Property. KGL agrees that, without the prior written consent of Cadmus, neither KGL nor any of its employees will alter, merge, modify, adapt, reverse engineer, disassemble or decompile in any way any of the Developed Intellectual Property.

                  (b) KGL specifically agrees that it will execute and deliver (and cause its employees to execute and deliver) to Cadmus all such additional deeds, assignments and other documents, agreements, instruments and certificates, and take all such other actions (and cause its employees to take all such other actions), as Cadmus may from time to time reasonably determine to be necessary or advisable to protect Cadmus' ownership of the Developed Intellectual Property or to otherwise carry out the purposes of Section 7.2(a) above.

                  7.3 LIMITED LICENSES. (a) Cadmus hereby grants to KGL a nonexclusive, nontransferable, royalty-free, limited license to use the Cadmus Intellectual Property and the Developed Intellectual Property only to the extent that KGL and Cadmus determine that the use of such Cadmus Intellectual Property and Developed Intellectual Property is required in connection with KGL providing the Services to Cadmus hereunder.

                  (b) KGL hereby grants to Cadmus a nonexclusive, nontransferable, royalty-free, limited license to use the KGL Intellectual Property to the extent that such use is necessary for Cadmus to obtain the full benefit of the Services provided by KGL hereunder or for KGL or Cadmus to perform its obligations under this Agreement.

                  (c) The licenses granted in this Section 7.3 are (i) granted solely to permit Cadmus to obtain the full benefit of the Services provided by KGL hereunder and to permit KGL to provide the Services to Cadmus hereunder, and (ii) not intended to provide to either party any rights not specified herein.

         8. TERM. The term of this Agreement will begin on the date of execution of this Agreement and, unless terminated early by KGL or Cadmus as provided in Section 9 below, will continue for an initial term ending three (3) years after the date of this Agreement. Thereafter, the term of this Agreement will be automatically extended for successive one (1) year periods unless and until one of the parties hereto gives the advance written notice of termination described in the next sentence. In the event that a party hereto desires to terminate this Agreement at the end of the initial three (3) year term or at the end of any one (1) year extension, that party must give the other party written notice of termination not later than thirty (30) days prior to the end of the initial three (3) year term or the applicable one (1) year extension, as applicable.

         9.       EARLY TERMINATION.

                  9.1 BY KGL. KGL may terminate this Agreement prior to the scheduled termination date under Section 8 above if:

                  (a) Cadmus fails to make any payment due under Section 5.3(b) above, and such failure is not cured within ten (10) days after Cadmus receives written notice thereof from KGL;

                  (b) Cadmus violates any of its other material agreements under this Agreement or fails to perform any of its other material obligations under this Agreement, and such violation or failure is not cured within forty-five (45) days after Cadmus receives written notice thereof from KGL; or

                  (c) Cadmus shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, shall admit in writing its inability to pay its debts as they mature, or shall commence or have commenced against it any bankruptcy, reorganization, insolvency, liquidation or similar proceedings.

                  9.2 BY CADMUS. Cadmus may terminate this Agreement prior to the scheduled termination date under Section 8 above if:

                  (a) KGL violates any of its agreements or obligations under Section 6 above and such violation is not cured within ten (10) days after KGL receives written notice thereof from Cadmus;

                  (b) KGL violates any of its other material agreements under this Agreement or fails to perform any of its other material obligations under this Agreement and such violation or failure is not cured within forty-five (45) days after KGL receives written notice thereof from Cadmus; or

                  (c) KGL shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, shall admit in writing its inability to pay its debts as they mature or shall commence or have commenced against it any bankruptcy, reorganization, insolvency, liquidation or similar proceedings.

                  9.3 EFFECT OF TERMINATION. Upon the scheduled termination of this Agreement under Section 8 above or the early termination of this Agreement under this Section 9, (i) Cadmus will pay KGL all amounts due under
Section 5.3(b) above, and each party will pay to the other party all other amounts due to the other party under this Agreement, (ii) KGL will cooperate in good faith and assist Cadmus in the transition of the Services to a new provider, (iii) KGL will comply with Section 6.1(d) above with respect to the Cadmus Proprietary Information, and (iv) each party will have all of the other rights and remedies available to it under the terms of this Agreement and applicable law.

                  9.4 SURVIVAL. Sections 6, 7, 9.3 and 10, and the parties' respective rights and obligations thereunder, will survive the scheduled termination of this Agreement under Section 8 above and the early termination of this Agreement under this Section 9.

         10.      MISCELLANEOUS.

                  10.1 LIMITATION OF DAMAGES. Neither party hereto will be responsible to the other party for any consequential, punitive, incidental or special damages, and each party hereby irrevocably waives any right it would otherwise have to collect any such damages.

                  10.2 NOTICES. All communications, notices and disclosures required or permitted by this Agreement will be in writing and will be deemed to have been given on the earlier of the date (a) when delivered personally, by messenger, by overnight delivery service or otherwise, or (b) when received via facsimile, telex or other electronic transmission, in all cases addressed to the party to which it is intended at its address set forth hereinabove unless and until a party notifies the other party in writing of a change.

                  10.3 GOVERNING LAW; JURISDICTION. (a) This Agreement will be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions; except that, in any suit, action or other proceeding brought or initiated by Cadmus in India under Section 10.3(c) below, applicable Indian procedural laws (and any other mandatory provisions of Indian law) will apply.

                  (b) Except as specifically provided in Section 10.3(c) below, KGL and Cadmus specifically agree that the United States District Court for the Eastern District of Virginia, Richmond Division and the Circuit Court for the City of Richmond, Virginia will have exclusive jurisdiction over any suit, action, proceeding, complaint or other dispute between the parties arising out of or relating to this Agreement or the Services provided by KGL hereunder, and, except as specifically provided in Section 10.3(c) below, any such suit, action, or proceeding will be brought only in one of such courts. With respect to any such suit, action, proceeding, complaint or other dispute, (i) each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, Richmond Division and the Circuit Court for the City of Richmond, Virginia, and (ii) each party irrevocably waives any objection which it may have at any time to the venue of any such suit, action or proceeding brought in either such court; irrevocably waives any claim that any such suit, action or proceeding brought in either such court has been brought in an inconvenient forum and irrevocably waives the right to object, with respect to any such suit, action or proceeding brought in either such court, that such court does not have jurisdiction over such party.

                  (c) Notwithstanding anything to the contrary contained in this Section 10.3 or elsewhere in this Agreement, KGL and Cadmus hereby agree that Cadmus may at any time enforce its rights and remedies under this Agreement in an appropriate suit, action or other proceeding brought or initiated by Cadmus in any court in India having jurisdiction over KGL. Any such suit, action or other proceeding may be brought by Cadmus either prior to the initiation of or during any proceeding brought by either party under Section 10.3(b) above. With respect to any suit, action or proceeding described in this Section 10.3(c) brought or initiated by Cadmus, (i) each party irrevocably submits to the nonexclusive jurisdiction of the applicable Indian court, and (ii) each party irrevocably waives any objection which it may have to the venue of any suit, action or proceeding brought or initated by Cadmus in any such court; irrevocably waives any claim that any such suit, action or proceeding brought or initiated by Cadmus in any such court had been brought in an inconvenient forum and irrevocably waives the right to object, with respect to any such suit, action or proceeding brought or initiated by Cadmus in any such court, that such court does not have jurisdiction over such party.

                  10.4 BINDING AGREEMENT; ASSIGNMENT. This Agreement will be binding on and inure to the benefit of KGL and Cadmus and their respective successors and assigns. Neither party may assign this Agreement or any rights or licenses granted to it hereunder without the prior written consent of the other party, except that Cadmus may assign all of its rights and obligations under this Agreement to any direct or indirect subsidiary of Cadmus Communications Corporation. Any purported assignment in contravention of this Section 10.4 will be null and void and of no force or effect.

                  10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement.

                  10.6 OTHER ARRANGEMENTS. It is recorded and each of the parties hereby agrees and in particular KGL by execution hereof covenants that this Agreement, the terms hereof and the transactions contemplated hereby are not intended to be and are not any form of collaboration between the parties whether financial, technical or otherwise. In any event, it is a term of this Agreement that Cadmus shall at all times during and after the term of this Agreement be entitled to enter into similar and/or analogous arrangements with any third Person in India. Further and in consideration of Cadmus executing this Agreement and agreeing to fulfill its obligations in terms hereof KGL represents and confirms that it would have no objection to Cadmus entering into similar or analogous arrangements in India with other Persons and/or to Cadmus making any investments in the share capital of companies in India engaged in any activity whatsoever including without limitation in activities that may be in the same or allied fields as the business of KGL as extant as of the date hereof and at any time subsequent hereto. Further KGL hereby covenants and undertakes that in the event that at any time subsequent to the execution of this Agreement Cadmus requires a certification/ confirmation in writing reiterating the terms of the preceding sentence KGL shall forthwith and without demur or delay issue such a certification/ confirmation, in writing.

                  10.7. COMPLIANCE WITH LAWS. Each party hereto agrees that it shall observe and comply with all applicable laws, ordinances, rules and regulations to which such party is subject and to do all such acts, deeds and things as may be necessary to ensure due performance of its obligations under this Agreement.

                  10.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between KGL and Cadmus with respect to the subject matter hereto.

         IN WITNESS WHEREOF, KGL and Cadmus have caused this Agreement to be duly executed by their duly authorized officers.

                                                   KNOWLEDGEWORKS GLOBAL PRIVATE
                                                   LIMITED


                                                   By:
                                                      --------------------------
                                                      Its:
                                                          ----------------------


                                                   CADMUS JOURNAL SERVICES, INC.


                                                   By:
                                                      --------------------------
                                                      Its:
                                                          ----------------------

                                                                       EXHIBIT B

                         FACILITIES MANAGEMENT AGREEMENT

         THIS FACILITIES MANAGEMENT AGREEMENT made this 30th day of June, 2003 between DATAMATICS CONSULTANTS LIMITED, a company incorporated under the Companies Act, 1956 and having its Registered Office at Technology Centre, Plot No. F 17, MIDC, Andheri (East), Mumbai 400 093 (hereinafter referred to as "DCL," which expression unless repugnant to the context or meaning thereof shall mean and include its successors and assigns) of the One Part and KNOWLEDGEWORKS GLOBAL PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its Registered Office at Knowledge Centre, Street No. 17, MIDC, Andheri
(East), Mumbai 400 093 (hereinafter referred to as "KGL," which expression unless repugnant to the context or meaning thereof shall mean and include its successors and assigns) of the Other Part;

         WHEREAS DCL is engaged in the business of software development, information technology products and services, information technology solutions and consulting services of various types;

         AND WHEREAS DCL has over a period of time and during the course of its business developed systems, processes, methods, techniques, manuals, tools, software and has also developed policies and procedures relating to the functions like finance, human resources development, training, recruitment, manufacture, marketing, administrative and other services as are or may be required for the conduct of its business;

         AND WHEREAS KGL is in the process of establishing facilities at Mumbai and Chennai, India for the purpose of carrying on the business of providing content management, content processing and other services to its clients (hereinafter referred to as the "Business");

         AND WHEREAS KGL has requested that DCL provide certain facilities management services as specified from time to time by KGL (hereinafter referred to as "Facilities Management Services") to enable KGL to carry on the Business in India for a fee and on the terms and conditions as set forth hereinafter;

         NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

         1.       SCOPE OF SERVICES

                  1.1 DCL shall provide to KGL the Facilities Management Services requested by KGL from time to time during the term of this Agreement which may include the following management, administrative and support services:

                  (i)      Document human resources policies and practices;

                  (ii) Recruitment, training and evaluation of performance of employees and Knowledge Associates;

                  (iii) Maintenance of payroll records and assisting in payment of employee related statutory dues;

                  (iv) Basic accounting and administrative services for maintenance of books of account and related documents in accordance with the applicable Indian laws and accounting standards and U.S. generally accepted accounting principles;

                  (v) Services relating to the compliance with local laws, rules and regulations and provision of legal advise on the matters relating to the business operations of KGL;

                  (vi) Coordination with KGL's auditors, attorneys, consultants, regulatory authorities and other external agencies;

                  (vii) Administrative services in the nature of canteen, housekeeping, air conditioning, security, etc.;

                  (viii) Technical support services relating to the maintenance of computer hardware and software, equipment maintenance, etc.; and

                  (ix) Procurement of insurance covering KGL's property and operations, with coverage and policy limits as determined from time to time by the Board of Directors of KGL.

                  1.2 KGL shall follow the same human resource and administrative policies as DCL so long as KGL operates from any premises belonging to the Datamatics Group.

         2.       FEES

                  2.1 In consideration of the Facilities Management Services to be provided by DCL to KGL in terms of Clause 1.1 above, KGL shall pay to DCL, subject to deduction of tax at source, as applicable, as and by way of a management fee (i) a sum of Rupees 405,000 (Rupees four hundred five thousand only) per month for the first year of this Agreement, (ii) a sum of Rupees 665,000 (Rupees six hundred sixty five thousand only) per month for the second year of this Agreement, and (iii) a mutually agreed amount for the third year of this Agreement; provided that the monthly fee mentioned above for the first and second years are on the basis that KGL shall have manpower strength of not exceeding 100 persons. In case the manpower strength of KGL exceeds 100 persons during a given month, KGL shall pay to DCL an additional management fee of Rupees 3000/- per month for each person over 100. All the amounts payable by KGL to DCL pursuant to this Clause 2.1 shall be payable by the 15th day of the month following the month in which the applicable Facilities Management Services are provided by DCL.

                  2.2 In addition, KGL shall reimburse to DCL actual, out-of-pocket general and administrative expenses incurred under this Agreement, including expenses relating to electricity, air conditioning, telephone, travel, insurance premium, legal and professional fees, stationery, security, housekeeping, equipment maintenance, bank charges, external agency recruitment charges (other than to a DCL affiliate), fees paid to any regulatory and other authorities, motor car, general repairs, entertainment, membership and subscription fees and other miscellaneous expenses.

                  2.3 DCL shall provide KGL on a bi-weekly basis a statement giving details of expenses incurred by DCL in terms of the preceding clause and KGL shall reimburse to DCL the expenses so incurred within thirty
(30) days of the date of receipt of the statement.

                  2.4 In the event of failure of KGL to make payments within the time period specified in the foregoing clauses, KGL shall pay to DCL a late fee at the rate of 1.5 percent per month.

                  2.5 The Facilities Management Services provided by DCL to KGL hereunder shall be consistent with Datamatics' internal service levels and in compliance with the standards and requirements required by KGL. In case of any deficiency in the service levels, KGL shall give a written notice to DCL requiring improvements in the service levels within a thirty (30) day period. In case DCL fails to improve the service levels to the required standard within the 30-day time period stipulated above, KGL shall be entitled to withhold the payments in respect of the Facilities Management Services not up to the given levels and provide a further period of thirty (30) days to DCL to improve the service levels. In case DCL fails to improve the service levels to the required standard during the extended period, KGL shall have the right to terminate this Agreement.

         3.       CONFIDENTIAL INFORMATION

                  3.1 During the term of this Agreement, either party may provide to the other or the other party (the Receiving Party) may acquire various types of information, including but not limited to, the trade information or data, trade secrets, business processes and procedures, financial information, customer information, client information, data provided by clients, etc. which may be of proprietary or confidential nature and/or may be protected under Data Protection Laws of various countries (herein referred to as "Confidential Information"). The parties hereto agree and undertake that neither party nor any of its employees shall, during the term of this Agreement or at any time thereafter, disclose the said Confidential Information to any person other than to a person who is required under the terms of this Agreement to know such Confidential Information, nor shall they use the said Confidential Information for any purpose other than for the purpose of discharge of their obligations under this Agreement.

                  3.2 The parties hereto shall ensure that their respective directors, officers, employees and other persons associated with the Business under this Agreement maintain complete secrecy with regards to all the Confidential Information coming to their knowledge or possession, and the parties hereto shall have a Non-Disclosure Agreement signed by each of such persons. In addition, each person engaged by either party who may in any manner be associated with the discharge of either party's obligations under this Agreement shall also sign a Non-Disclosure Agreement with such party in such form as may be agreed to by and between the parties hereto.

         4.       LIMITATION OF LIABILITY

         Other than damages incurred by the other party hereto as a result of or in connection with the fraud or willful misconduct of a party hereto, the maximum liability of a party hereto shall in no event and under no circumstances exceed Rupees 9,000,000 (Rupees Nine Million only). In addition, neither party shall be liable for any indirect, special, incidental, consequential or punitive loss or damage, incident to or arising out of or in connection with or resulting from the providing or the failure to provide Facilities Management Services under this Agreement or otherwise under this Agreement.

         5.       TERM

         This Agreement shall be valid for a period of three (3) years unless
(i) terminated early by Cadmus under Section 2.5 or (ii) terminated early by either party by giving six (6) months' notice in writing to the other without assigning any reason whatsoever. In the event that a party hereto terminates this Agreement early under clause (ii) of the preceding sentence, the terminating party shall be required to pay an early termination fee in an amount equal to six months' management fees payable to DCL hereunder (to be calculated on the basis of the average management fee per month paid during the twelve months immediately preceding the date of notice of termination) to the other party.

         6.       FORCE MAJEURE

                  6.1 If either party to this Agreement is prevented by any event or circumstances such as government action or inaction, war, serious fire, flood, typhoon, earthquake or other natural calamity beyond its control, the time for the performance of this

Agreement shall be extended by a period equal to the effect of such cause and neither party shall be responsible for loss or damage due to the delay.

                  6.2 The party so prevented by such event or circumstances shall notify the other party by telex, cable or fax as soon as possible from the time of the occurrence of the force majeure.

         7.       ASSIGNMENT

         The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Neither party shall assign, sub-license or otherwise transfer its interest or any of its obligations under this Agreement in whole or in part to any third person and shall not sub-contract or delegate any of its obligations hereunder, in whole or in part, to any other person without the prior written consent of the other party.

         8.       RELATIONSHIP ESTABLISHED

         The only relationship between DCL and KGL intended to be created by this Agreement is that of independent contractors, and neither party shall be or represent itself to be an agent, employee, partner or joint venture of the other, nor shall either party transact any business in the name of the other or on the other's behalf or in any manner make any promises, representations or warranties or incur any liability, direct or indirect, contingent or fixed, for or on behalf of the other party.

         9.       GOVERNING LAW

         Any and all questions of enforceability and interpretation which may arise under this Agreement shall be determined and governed by and in accordance with the laws of India.

         10.      ARBITRATION

         Any dispute, controversy or claim arising out of, or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, shall be solely and finally settled by arbitration at Mumbai in accordance with the Arbitration and Conciliation Act, 1996 by a single arbitrator. An award rendered in connection with arbitration pursuant to this Clause shall be final, non-appealable and binding upon the parties and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

         11.      SEVERABILITY

                  11.1 In the event any one or more provisions contained in this Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect the other provisions of this Agreement. Instead, this Agreement shall be construed as if such unenforceable provision had not been contained herein.

                  11.2 If either Party fails to strictly enforce its rights under this Agreement, such failure shall not be deemed to be a waiver of those rights or any future rights.

         12.      HEADINGS

         The paragraph headings in this Agreement are for convenience only and shall not be considered part of or affect the interpretation of any provision of this Agreement.

         13.      NOTICES

                  13.1 Notices required under this Agreement shall be in writing and shall be deemed to have been received after expiry of 72 hours of being mailed by certified or registered mail postage prepaid to the respective parties at the following addresses:

                  TO:      DATAMATICS CONSULTANTS LIMITED
                           TECHNOLOGY CENTRE, PLOT NO. F 17
                           MIDC, ANDHERI (E)
                           MUMBIA - 400 093
                           Attn:  Vice President - Legal

                  TO:      KNOWLEDGEWORKS GLOBAL LIMITED
                           KNOWLEDGE CENTER, STREET NO. 17
                           MIDC, ANDHERI (E)
                           MUMBAI - 400 093
                           Attn:  General Manager

                  With a copy to:

                           Cadmus KnowledgeWorks International Ltd.
                           c/o Cadmus Communications Corporation
                           1801 Bayberry Court, Suite 200
                           Richmond, Virginia 23226
                           United States
                           Attn:  Mr. Stephen E. Hare
                                  President, Publisher Services Group
                           Telephone:  804-287-5685
                           Telefacsimile:  804-287-5683
                           E-mail:  hares@cadmus.com

                  13.2 Either party may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

         14.      ENTIRE AGREEMENT

                  This Agreement represents the entire Agreement between the parties hereto with regard to the subject matter hereof and supersedes, cancels and replaces any and all prior agreements, arrangements or understandings whether oral or in writing between the parties hereto regarding the subject matter hereof, and neither party shall be bound by any condition, term or obligation other than as set forth in this Agreement. No change, alteration, variation, renewal, extension or waiver of this Agreement or any of its provisions shall be binding unless the same shall be in writing and signed by both the parties.

         IN WITNESS WHEREOF the parties hereto have executed these presents on the day and year first hereinabove written:

DATAMATICS CONSULTANTS LIMITED                KNOWLEDGEWORKS GLOBAL PRIVATE
                                              LIMITED



Signature:                                    Signature:
          -------------------------                     ------------------------

Name:     Manish Modi                         Name:
                                                   -----------------------------

Title:    Director                            Title:
                                                    ----------------------------

Date:                                         Date:
     ------------------------------                -----------------------------

                                                                       EXHIBIT C

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is made and entered into this 30th day of June, 2003, by and between CDMS MANAGEMENT CORPORATION, a corporation organized under the laws of the State of Delaware, United States and having its principal place of business at 1105 North Market Street, Suite 1018, Wilmington, Delaware 19801 (hereinafter referred to as "CDMS," which expression shall unless repugnant to the context thereof mean and include its successors and assigns) of the One Part, and KNOWLEDGEWORKS GLOBAL PRIVATE LIMITED, a company incorporated in India under the Companies Act, 1956 having its Registered Office at Knowledge Centre, Street No. 17, MIDC, Andheri (East), Mumbai 400 093, India (hereinafter referred to as "KGL," which expression shall unless repugnant to the context thereof mean and include its successors and assigns) of the Other Part.

BACKGROUND:

         A. CDMS owns all right, title and interest in and to the "KnowledgeWorks" trademark and servicemark and all of the goodwill associated therewith and in and to any registrations which have been and/or may be obtained in respect thereof (collectively, the "KnowledgeWorks Mark") as such KnowledgeWorks Mark is used in connection with or associated with printed goods and materials and content management, content processing and printing services.

         B. KGL desires to obtain from CDMS, and CDMS agrees to grant to KGL, a non-exclusive and non-transferable license to use the KnowledgeWorks Mark in India (the "Territory") in connection with KGL producing printed goods and materials (the "Goods") and providing content management and content processing services to customers (the "Services").

AGREEMENT:

         Accordingly, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CDMS and KGL hereby agree as follows:

         1.       LICENSE.

                  1.1 Grant. CDMS hereby grants to KGL a non-exclusive and non-transferable license to use the KnowledgeWorks Mark only in connection with the Goods and Services in the Territory, and KGL hereby undertakes to use the KnowledgeWorks Mark solely and exclusively in connection with the Goods and Services in the Territory in accordance with such quality standards as may be specified by CDMS from time to time during the term of this Agreement and strictly adhered to by KGL.

                  1.2 Assignments and Sub-licenses. KGL acknowledges that only CDMS has the right to license the use of the KnowledgeWorks Mark to other entities. KGL agrees that it will not grant sub-licenses to any entity or individual to use the KnowledgeWorks Mark in any manner whatsoever and will not assign this Agreement nor any of its rights hereunder, and will not delegate any of its obligations or duties hereunder, without the prior written consent of CDMS in each instance.

                  1.3 Rights Reserved by CDMS. CDMS reserves the right to use or license others to use the KnowledgeWorks Mark inside or outside the Territory and reserves the right to assign or otherwise dispose of the KnowledgeWorks Mark, subject to the specific rights granted by CDMS to KGL herein and subject to the terms and conditions hereof.

                  1.5 Withdrawal of KnowledgeWorks Mark. CDMS may in its discretion withdraw the KnowledgeWorks Mark from the terms of this Agreement, if CDMS reasonably determines that the use, distribution or other exploitation of such KnowledgeWorks Mark would or might violate or infringe or reasonably tend to violate or infringe the copyright, trademark, servicemark, patent or other rights of any other person or entity.

         2.       KGL OBLIGATIONS.

                  2.1 Standards. In providing, promoting, advertising and selling the Goods and Services, KGL will maintain standards of quality that conform to those high-quality standards that have been used by Cadmus Communications Corporation and its subsidiaries and affiliates (collectively, "Cadmus") with respect to producing, providing, promoting, advertising and selling its goods and services.

                  2.2 Quality Control. To maintain the high-level quality standards hereinabove described:

                  (a) CDMS or its duly authorized representative, at KGL's expense and on reasonable notice to KGL, may inspect at any reasonable time the premises of KGL, the Goods and Services offered by KGL and the production, advertising, promotion and sale thereof. CDMS will have sixty (60) calendar days from the date of any such inspection to approve any such Goods and Services identified by the KnowledgeWorks Mark. If CDMS objects to any such Goods or Services, KGL will immediately cease use of the relevant KnowledgeWorks Mark. If CDMS makes no objection to the Goods or Services within the sixty (60) day period, approval will be deemed granted;

                  (b) CDMS or its designee may inspect samples of all products and all advertising, promotional and sales materials, as well as the venues owned or operated by KGL from which KGL offers the Goods and Services identified by the KnowledgeWorks Mark;

                  (c) KGL will utilize the quality control system specified by CDMS. KGL will not change its quality control system without the prior consent of CDMS. KGL will provide Goods and Services in strict conformity with all applicable laws and regulations; and

                  (d) KGL will maintain all quality control records and reports that may be requested by CDMS. KGL will not change such records or reports without the prior consent of CDMS.

                  2.3 Labeling. Whenever KGL uses the KnowledgeWorks Mark in connection with the production, promotion, advertising or sale of Goods or Services, or in any other manner in connection with the Services, KGL will cause the "tm," "sm" or "(R)" symbol, as applicable, to be placed adjacent to the word "KnowledgeWorks." CDMS will provide notice to KGL from time to time regarding the proper label to use with the KnowledgeWorks Mark. KGL will use the KnowledgeWorks Mark in the exact form as specified by CDMS from time to time. In using the KnowledgeWorks Mark, KGL will comply with all laws pertaining to trademarks and servicemarks in force at any time in the Territory, including without limitation marking requirements. KGL will comply with all applicable federal (or central) and state labeling requirements for the Goods and Services. KGL will, when using the KnowledgeWorks Mark, clearly indicate that CDMS is the owner of the said KnowledgeWorks Mark and that KGL has been licensed to use the same.

         3.       OWNERSHIP AND PROTECTION.

                  3.1 Ownership of KnowledgeWorks Mark Generally. (a) KGL acknowledges CDMS' exclusive right, title and interest in and to the KnowledgeWorks Mark and all of the good will associated therewith and further acknowledges that nothing herein will give KGL any right, title or interest in the KnowledgeWorks Mark or in any identical or deceptively similar mark, name or word, except the license to use the KnowledgeWorks Mark granted in Section 1 above. KGL will not, at any time, either during the term of this Agreement or thereafter, challenge CDMS' ownership of the KnowledgeWorks Mark, challenge the validity of the KnowledgeWorks Mark, or do or cause to be done or omit to do any act or thing, the doing or omission of which would contest or in any way impair or tend to impair any right, title or interest of CDMS in the KnowledgeWorks Mark and the goodwill associated therewith. KGL will not, in any manner whatsoever, represent that it has any ownership in or right, title or interest to the KnowledgeWorks Mark, or any registrations thereof or any good will associated therewith and will not make any application for registration of the said KnowledgeWorks Mark.

                  (b) If KGL has or obtains any right or interest, other than those granted herein, in the KnowledgeWorks Mark or any derivative work thereof, then KGL will promptly disclaim such rights or interests and assign them exclusively to CDMS. KGL will confirm such assignment by execution and delivery of confirmations of assignment or other written instruments as CDMS may from time to time request.

                  (c) KGL shall execute any and all instruments or other documents that CDMS deems necessary or appropriate to confirm or protect CDMS' ownership of the KnowledgeWorks Mark.

         4.       ROYALTIES.

                  4.1. Amount. In consideration of the license granted herein, KGL will pay CDMS a royalty (the "Royalty") equal to (a) two percent (2%) of KGL's Net Sales of Goods and Services relating to export sales (but excluding for this purpose any sales to Cadmus Professional Communications or any other Cadmus affiliate), and (b) one percent (1%) of KGL's Net Sales of Goods and Services relating to Indian domestic sales; where "Net Sales" means gross sales less agents'/dealers' commission, transport cost, including ocean freight, insurance, duties, taxes and other charges, and costs of raw materials, parts, and components imported from a foreign supplier or its subsidiary/affiliated company; provided that in no event shall the Royalty exceed the maximum amount permitted to be paid under applicable law.

                  4.2. Reporting. KGL will provide CDMS with a monthly statement in a format agreeable to CDMS, itemizing the Net Sales and Royalty within 30 days following the end of each month. Each monthly report will be accompanied by a statement signed by an officer of KGL certifying that the report is correct and complete and prepared in compliance with the Agreement.

                  4.3. Payment. KGL and CDMS will agree from time to time during the term of this Agreement upon appropriate procedures, mechanics and timing for payment of the Royalty by KGL to CDMS. For example, but without limitation, KGL could pay the Royalty to CDMS contemporaneously with each statement; or KGL could pay the Royalty to CDMS periodically when CDMS' Board of Directors meet to agree upon final arrangements for settlement of intercompany receivables; or KGL and CDMS could agree upon any other procedure that is mutually satisfactory to them. Time is of the essence with respect to all Royalty payments made hereunder. If KGL defaults or fails to make payment when such obligation is due in accordance with their aforesaid agreement, KGL will pay CDMS interest on such past-due amount at the rate of 1.5% per month from the date such payment was due until such payment is received by CDMS, and for this purpose KGL will obtain all such approvals as may be required in order to enable KGL to pay the amount of interest to CDMS.

                  4.4. Books and Records. KGL will keep accurate books of account and records at its principal place of business covering all transactions relating to this Agreement, for at least three years after the payment of the corresponding Royalty, and CDMS will have the right, at all reasonable hours of the day, to audit KGL's books of account and records on five days' prior notice.

         5. INDEMNIFICATION. KGL acknowledges and understands that CDMS, as a result of its execution of this Agreement, assumes no duty or responsibility and consequently has no liability to KGL or any third party with respect to any product liability, personal injury or other similar claim arising out of KGL's production, advertising, promotion or sale of the Goods and Services or the consumption or other use of the Goods or Services. KGL hereby indemnifies and agrees to defend and hold harmless CDMS and its directors, officers and employees from and against any and all claims, suits, demands and actions arising out of or related to KGL's use of the KnowledgeWorks Mark, or KGL's production, advertising, promotion or sale of the Goods or Services or any related product, or the consumption or other use of Goods or Services or any related product, except such claims, if any, resulting from the fraud, willful misconduct or gross negligence of CDMS. CDMS may participate in the defense of any claim or action in which it is a party, at its own expense and through its own counsel.

         6. THIRD PARTY INFRINGEMENT. KGL undertakes that it shall continuously be alert to discover the existence of any mark, word or symbol, identical or deceptively similar to the KnowledgeWorks Mark, the use of which causes or is likely to cause confusion or damage to the goodwill of CDMS and constitutes or be deemed to constitute a passing off, of the KnowledgeWorks Mark and shall promptly notify CDMS in writing, of any (actual or apparent), counterfeiting or passing off, of the KnowledgeWorks Mark of which KGL is cognizant. KGL shall immediately notify CMDS of any third party claim that use of the KnowledgeWorks Mark infringes the rights of such third party, claiming to have an identical or similar mark as a registered trademark, and of any suit or action which is filed claiming such infringements. If a third party infringes or otherwise violates CDMS' right, title or interest in and to the KnowledgeWorks Mark, KGL will cooperate fully with CDMS to terminate such violations. KGL will not litigate, defend or enter into any compromise with respect to the KnowledgeWorks Mark without prior written approval of CDMS. CDMS will in its sole discretion take all reasonably necessary steps at its own expense to protect the rights and acquired goodwill in the KnowledgeWorks Mark and put to an end to any infringement, counterfeiting or passing off action, to maintain the KnowledgeWorks Mark, to keep all reasonably necessary registrations in full force and effect and to protect KGL against infringement of the KnowledgeWorks Mark by third parties; provided, however, that KGL will notify CDMS of any violations of CDMS' right, title or interest in the KnowledgeWorks Mark of which KGL has notice. CDMS has the exclusive right to prosecute and defend at its own expense all suits or proceedings (whether legal or other) which involve in any way the validity of, title to, or infringement or other violation of the KnowledgeWorks Mark. KGL agrees to execute all papers and documents necessary and required to ensure protection of CDMS's rights in the KnowledgeWorks Mark. Any award of damages by the Court or any other competent authority shall be and where required inure to the benefit of CDMS.

         7. BREACH OF AGREEMENT. If KGL fails to comply with the terms of this Agreement, CDMS will notify KGL in writing of such failure and KGL will have thirty (30) days after the date of its receipt of such notice within which to cure its failure. If such failure is not cured to CDMS' satisfaction during such thirty (30) day period, CDMS may, at its option, seek one or more of the following remedies: sue to enjoin such failure, sue for damages resulting from such failure, or terminate this Agreement. The provisions of this Section 7 are in addition to and not in limitation of those rights and duties provided elsewhere in this Agreement and by law.

         8.       TERM AND TERMINATION.

                  8.1 Term. Except as expressly provided to the contrary herein, this Agreement will remain in effect for one year from the date hereof, and will thereafter be automatically renewed and extended for additional successive periods of one year unless either CDMS or KGL, on or before thirty
(30) days' prior to the expiration of such first one-year period or any subsequent one-year period, delivers to the other written notice terminating this Agreement as of the end of such period.

                  8.2 Termination for Service Discontinuation. CDMS may terminate this Agreement at any time by serving written notice of termination upon KGL if KGL ceases to offer the Goods and Services. This Agreement will thereafter terminate automatically thirty (30) days after KGL is served with such notice.

                  8.3 Termination for Bankruptcy. This Agreement will terminate forthwith, and without notice, if KGL makes any assignment of assets or business for the benefit of creditors or if a trustee or receiver is appointed to administer or conduct its business or affairs or if it is the subject of any voluntary or involuntary bankruptcy or insolvency proceeding. In such event, the rights granted herein will forthwith cease and terminate without prior notice or legal action by CDMS.

         9.       EFFECT OF TERMINATION. On termination of this Agreement under
Section 7 or Section 8, in any manner, KGL will immediately cease and desist from all uses of the

KnowledgeWorks Mark in any form or manner, will deliver up to CDMS, or its duly authorized representative, all advertisements, containers, wrappers, papers and other items on which any marks appear, will de-identify all company-owned or operated facilities and at no time after termination of this Agreement will adopt or use without CDMS' prior written consent the KnowledgeWorks Mark or any mark which is confusingly similar to or a colorable imitation of the KnowledgeWorks Mark.

         10.      MISCELLANEOUS.

                  10.1 Independent Contractor. The relationship between the parties to this Agreement will be that of principal-independent contractor, and not that of a franchise, joint venture, partnership or agency between the parties.

                  10.2 Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which will not be unreasonably withheld.

                  10.3 Waiver; Modification. Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder will not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision. No change or modification of this Agreement will be valid or binding on the parties hereto, nor will any waiver of any term or condition be deemed a waiver of any such term or condition in the future, unless such change or modification or waiver is in a writing signed by the parties hereto.

                  10.4 Applicable Law. (a) This Agreement will be construed in accordance with and governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws provisions; except that, in any suit, action or other proceeding brought or initiated by CDMS in India under Section 10.4(c) below, applicable Indian procedural laws (and any other mandatory provisions of Indian law) will apply.

                  (b) Except as specifically provided in Section 10.4(c) below, CDMS and KGL specifically agree that the United States District Court for the Eastern District of Virginia, Richmond Division and the Circuit Court for the City of Richmond, Virginia will have exclusive jurisdiction over any suit, action, proceeding, complaint or other dispute between the parties arising out of or relating to this Agreement or the license provided to KGL hereunder, and, except as specifically provided in Section 10.4(c) below, any such suit, action, or proceeding will be brought only in one of such courts. With respect to any such suit, action, proceeding, complaint or other dispute, (i) each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, Richmond Division and the Circuit Court for the City of Richmond, Virginia, and (ii) each party irrevocably waives any objection which it may have at any time to the venue of any such suit, action or proceeding brought in either such court; irrevocably waives any claim that any such suit, action or proceeding brought in either such court has been brought in an inconvenient forum and irrevocably waives the right to object, with respect to any such suit, action or proceeding brought in either such court, that such court does not have jurisdiction over such party.

                  (c) Notwithstanding anything to the contrary contained in this Section 10.4 or elsewhere in this Agreement, CDMS and KGL hereby agree that CDMS may at any time enforce its rights and remedies under this Agreement in an appropriate suit, action or other proceeding brought or initiated by CDMS in any court in India having jurisdiction over KGL. Any such suit, action or other proceeding may be brought by CDMS either prior to the initiation of or during any proceeding brought by either party under Section 10.4(b) above. With respect to any suit, action or proceeding described in this Section 10.4(c) brought or initiated by CDMS, (i) each party irrevocably submits to the non-exclusive jurisdiction ofo the applicable Indian court, and (ii) each party irrevocably waives any objection which it may have to the venue of any suit, action or proceeding brought or initiated by CDMS in any such court; irrevocably waives any claim that any such suit, action or proceeding brought or initiated by CDMS in any such court has been brought in an inconvenient forum and irrevocably waives the right to object, with respect to any such suit, action or proceeding brought or initiated by CDMS in any such court, that such court does not have jurisdiction over such party.

                  10.5 Severability. If any non-essential provision of this Agreement is declared invalid by any court of competent jurisdiction, such declaration will have no effect upon the remaining provisions of this Agreement, all of which will remain in full force and effect and will constitute the complete understanding of the parties.

                  10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed one and the same instrument.

                  10.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof.

                  10.8 Notices. All communications, notices and disclosures required or permitted by this Agreement will be in writing and shall be deemed to have been given on the earlier of the date (a) when delivered personally, by messenger, by overnight delivery service or otherwise, or (b) when received via facsimile, telex or other electronic transmission, in all cases addressed to the party to which it is intended at its address set forth hereinabove unless and until a party notifies the other party in writing of a change.

         IN WITNESS HEREOF, the parties have caused this Agreement to be executed by their duly authorized corporate officers, all as of the day and year first above written.

CDMS MANAGEMENT CORPORATION



By:
     ------------------------------------------------

Name:
       ----------------------------------------------

Title:
        ---------------------------------------------

KNOWLEDGEWORKS GLOBAL PRIVATE
LIMITED



By:
     ------------------------------------------------

Name:
       ----------------------------------------------

Title:
        ---------------------------------------------

                                                                       EXHIBIT D

                            MEMORANDUM OF ASSOCIATION

                             THE COMPANIES ACT, 1956

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                      KNOWLEDGEWORKS GLOBAL PRIVATE LIMITED

I.    The name of the Company is KnowledgeWorks Global Private Limited.

II. The Registered Office of the Company will be situated in the State of Maharashtra i.e. within the jurisdiction of the Registrar of Companies, Maharashtra, Mumbai.

III.  The objects for which the Company is established are :

      A. MAIN OBJECTS OF THE COMPANY TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION :

            1. To carry on the business of providing information technology products and services and information technology enabled services.

      B.    OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE MAIN
            OBJECTS :

            2. To carry on the business of manufacturing, development and marketing of information technology products and services, software and hardware systems and to design, develop, create, produce, compile, convert, alter, operate, write, test, record, print and document and to buy, sell, import, export, exchange, let on hire, lease, licence or otherwise deal in, whether as principals or as agents, software systems, packages, programmes and information technology products, electronic products and services required for or by different organisations, industries, businesses or individuals. To carry on the business of manufacturing


            3. To enter into agreement, contract for undertaking or otherwise arranging for receiving, or forwarding any circulars, notices, reports, brochures, materials, articles and things belonging to any company, corporation, firm, institution or person or persons by means of delivery by hand or otherwise.

            4. To purchase take on lease or in exchange, hire or otherwise acquire any real or personal property and any right or privilege which the Company may think necessary or convenient for the purposes of its business or which may enhance the value of any other property of the Company and in particular any land, buildings, factories, basement, machinery, plant, vehicle and stock-in-trade.

            5. To cause the Company to be recognised in any foreign country or place and to open branches in India or outside for the purpose of the Company.

            6. To acquire, improve, manage, work, develop, exercise all rights in respect of lease and mortgage and to sell, dispose off, turn to account and otherwise deal with, property of all kinds and in particular land, buildings, concessions, patents, business concerns and undertakings.

            7. To acquire or amalgamate with any other company whose objects are or include objects, similar to those of this Company whether by sale or purchase (for fully or partly paid-up share of otherwise or the undertaking subject to liabilities of this or any such other company as aforesaid, with or without winding up or by sale or purchase (of fully or partly paid-up shares or otherwise) all shares or stock of this or any such other company as aforesaid or by partnership or in any other manner.

            8. To acquire or amalgamate or enter into any arrangements or partnership for sharing profit, union of interest, co-operation, joint ventures, reciprocal concession either in whole or in part with any other company, firm, person, government or authorities, Central, Provincial, Municipal, Local or otherwise, public or quasi-public bodies that may seem conducive to the Company's objects or any of them.

            9. Subject to provision of the Companies Act, 1956, to borrow or raise money from its members, Directors or their relatives with or without interest or secure the payment of money in such manner as the Company shall think fit or by the issue of debentures, debenture-stocks, perpetual or otherwise, mortgage of any other securities charged or based upon the undertaking of the Company, both present and future including the uncalled capital of the Company or without any such security and upon such terms as to priority or otherwise and generally to borrow money in such manner as the Directors shall think fit. Provided that the Company shall not carry on the business of banking as defined in the Banking Regulation Act, 1949.

            10. Subject to provisions of Section 293-A, of the Companies Act, 1956, to accept as a gift and to give in gifts, property, movable or immovable, inside or outside India, stocks, debentures, securities, assigning of insurance policies or in cash or shares from or to the individuals or firms or companies whose objects may be the same or different, in appreciation of the service rendered or otherwise.

            11. To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world any patents, patent rights, brevets d'invention, trade marks, designs. licences, concessions and the like, conferring any exclusive, or non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or to use, exercise, develop, or grant licences in respect or otherwise turn to account the property, rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights and without prejudice to the generality of the above any contracts or concessions.

            12. To acquire from any Government, Central, State, Local or Foreign or public body, or persons or authority, or from any private individual any concessions, grants, decrees, rights, powers and privileges whatsoever which may seem to the Company capable of being turned to account, or which the Company may think directly or indirectly conducive to any of the objects or capable of being carried on in connection with its business, and to work, develop, carry out, exercise and turn to account the same.

            13. To provide, clean, comfortable, and inexpensive residential and/or sleeping accommodation for directors, ex-directors, staff, workmen and in connection therewith to afford to such persons facilities and conveniences for washing, bathing, cooking, reading, writing and finding employment, and for the purchase, sale and consumption of provisions, both liquid and solid, and for the safe custody of goods.

            14. To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence, or authorisation of any Government, State or Municipality, provisional order or licence from any authority for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem expedient, and to oppose any proceedings or applications, which may seem calculated directly or indirectly to prejudice the interests of the Company.

            15. To improve, manage, develop, grant rights or privileges in respect of, otherwise deal with, all or any part of the property and rights of the Company.

            16. To promote and form and to be interested in and take hold and dispose of shares in other companies having similar interest and to transfer to any such company any property of this Company, and to take or otherwise acquire, hold and dispose of shares, debentures and other securities in or of any such company and to subsidise or otherwise assist any such company.

            17. To pay for any rights or property acquired by the Company and to remunerate any person or company whether by cash payment or by allotment or shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise.

            18. To invest and deal with surplus money of the Company in any manner.

            19. To obtain from any such government or authority any rights, privileges and concessions which the Company may think desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

            20. To accumulate capital for any of the purposes of the Company and to appropriate the Company's assets for specific purposes and to hold shares and securities of any other firms, companies or corporate body or Government.

            21. To issue shares and debentures of the Company at par or at premium or at a discount and to sell or to dispose of the undertaking of the Company or any part thereof for such considerations as the Company may think fit.

            22. To remunerate any person or company and pay commission or brokerage in cash or otherwise for services rendered for the Company.

            23. To employ brokers, commission agents and underwriters on issue of shares, debentures or other securities and to provide for the remuneration of such persons for their services by payment in cash or by the issue of shares, debentures or other securities of the Company or by the granting of options to take the same, or in any other manner allowed by law.

            24. To vest any real or personal property, rights or interests acquired by or belonging to the Company in any person or company on behalf of the Company and with or without any declared trust in favour of the Company.

            25. To act as agents or brokers and as trustees for any person or company and to undertake and perform subcontracts and to do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through agents, sub-contractors or trustees or otherwise and either alone or jointly with others.

            26. To purchase, take on lease or licence or in exchange hire or otherwise any real personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business or may enhance the value of any other property of the Company and in particular any land freehold, plant and stock-in-trade and on any such lands to erect buildings, factories, sheds, godowns, or other structures for the works and purposes of the Company and also for the residence and amenity of its directors, ex-directors, employees, staff and other workmen and erect and install machinery and plant and other equipments deemed necessary or convenient or profitable for the purposes of the Company.

            27. To sell, lease, mortgage or otherwise dispose off or transfer the business, property, assets, or undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares, stocks, debentures or other securities of any other company whether or not having objects altogether or in part similar to those of the Company.

            28. To pay out of the funds of the Company all costs, charges and expenses which the Company may lawfully pay with respect to the promotion, formation and registration of the Company and/or the issue of capital or which the Company shall consider to be preliminary including therein the cost of advertising, printing and stationery and commission for obtaining application for taking, placing or undertaking or procuring the underwriting of shares, debentures or other securities of the Company, expenses, attended upon the formation of agencies, branches and local boards.

            29. To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory provident, pension or superannuation funds for the benefit of and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any person, who are or were at any time in the employment or service of the Company, or of any company which is subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time the Directors or Officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs or funds, calculated to the benefit of or to advance the interests and well being of the Company or of any such other company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and to any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

            30. To subscribe or contribute or otherwise to assist or to guarantee money to charitable, benevolent, religious, scientific, national, public or any other useful institutions, objects or purposes or for any exhibition.

            31. To distribute in specie or otherwise any property of the Company or any proceeds of sale or disposal of any property of the Company, subject to the provisions of the Companies Act, 1956, in event of winding up.

            32. To give to any officers, servants or employees of the Company any share or interest in the profits of the Company's business or any branch thereof, and whether carried on by means or through the agency of any subsidiary company or not, and for that purposes to enter into any arrangements the Company may think fit.

            33. To train or pay for the training in India or abroad of any of the Company's officers or employees or any candidate in the interest of or for furtherance of the

                  Company's objects.

            34. To take or concur in taking all such steps and proceedings as may seem best calculated to uphold and support the credit of the Company and to obtain and justify public confidence and to avert or minimise financial disturbances which might affect the Company.

            35. To establish, provide, maintain and conduct research and other laboratories, training colleges, schools and other institutions for the training, education, and instruction of students and others who may desire to avail themselves of the same and to provide for the delivery and holding of lectures, demonstrations, exhibitions, classes, meetings and conferences in connection therewith.

            36. To subsidise, assist, and guarantee the payment of money by or by the performance of any contract, engagement or obligation by any persons or companies and in particular, customers of the Company or any persons or companies with whom the Company may have or intend to have business relations.

            37. To pay legally any premiums or salaries and to pay for property, rights or privileges acquired by the Company or for services rendered or to be rendered in connection with the promotion, formation of or the business of the Company or for services, rendered or to be rendered by any persons, firms or body corporate in placing or assisting to place or guaranteeing the placing of any of the shares of the Company or any debentures or other securities of the Company or otherwise wholly or partly in cash or in shares, bonus, debentures or other securities of the Company and to issue any such shares either as fully paid up or with such amount credited as paid-up thereon as may be agreed upon and to charge any such bonds, debentures, or other securities upon all or any part of the property of the Company.

            38. To take into consideration and to approve and confirm all acts, deeds or things that may be done or entered into with any person, firm or body corporate by the promoters of the Company and further to enter into any arrangement, agreement or contract with the promoters and to reimburse them for all costs and expenses that may be incurred by them in or in connection with the formation or promotion of the Company.

            39. To support, donate, contribute, subscribe, to give and to pay in cash or in kind for any purpose to any individual or body of individuals and also to contribute, donate and subscribe to any charitable, religious, educational or other public institutions, trusts, fund, clubs, societies or individuals or body of individuals, subject to the provisions of Section 298-A of the Companies Act, 1956, but not intended to serve any political cause or purpose.

            40. To form, incorporate or promote any company or companies whether in India or in any foreign country having amongst its or their objects the object which in the opinion of the Company could or might directly or indirectly assist the Company in the development of its properties or otherwise prove advantageous on the Company and to pay all or any of the costs and expenses incurred in connection with any such promotion on incorporation and to remunerate any person or company in any manner it shall think fit for services rendered or to be rendered in or about the formation or promotion of the Company or the conduct of its business or in or about the promotion or formation of any other company in which the Company may have an interest.

            41. To borrow or raise or secure the payment of money from any Bank or Banks or any other person, firm, institution or body whether incorporated or not, for the purpose of the Company's business in such manner and on such terms and with such rights, powers and privileges as the Company may think fit and in particular by issue of or upon debentures, bonds, obligations, deposit notes and securities of all kinds and to frame, constitute and secure the same as may seem expedient, with power to make the same transferable by delivery or by instrument of transfer or otherwise and either perpetual or terminable and either redeemable or otherwise and to charge or secure the same by trust deed or otherwise on the undertaking of the Company, or upon any specific property and rights present and future of the Company or otherwise whatsoever and collaterally or further to secure any securities of the Company by a trust deed or other assurance, subject to the provisions of Section 58-A and directives of RBI.

            42. To procure the registration or recognition of the Company in or under the laws of any place outside India.

            43. To subscribe to become a member or subsidise and cooperate with any other association, whether incorporated or not, whose objects are altogether or in part similar to those of the Company and to procure from and communicate to any such association, such information as may be likely to further the objects of the Company.

            44. To constitute any trusts with a view to the issue of preferred securities based on or representing any shares or other assets specifically appropriated for the purposes of any such trust and to settle and regulate and if thought fit, to undertake and execute any such trusts and to issue, dispose of or hold any such preferred or other securities.

            45. To lease, let out on hire, mortgage, pledge, hypothecate, sell or otherwise dispose of the whole or any part or parts of the undertaking of the Company or any land, business, property, rights or assets of any kind of the Company or any share or interest therein respectively in such manner and for such consideration as the Company may think fit and in particular for shares, debentures or securities of any other body corporate having objects altogether or in part similar to those of the

                  Company.

            46. To undertake, carry out, promote or sponsor any programme of rural health or development including any programme for mass immunisation or for promoting the health, social and economic welfare or uplift the public in any rural or other areas to assist in the execution and promotion of any such programme either directly or through the agency of any person or persons or in any other manner and to incur expenditure on any such programmes with power to directors to transfer with or without consideration to divest the ownership of any property of the Company to or in favour of any person or persons including any public or local body or authority, central or state government any public institution or any trust or funds as the directors may in their sole and absolute discretion decide. Without prejudice to the generality of foregoing the words `Rural Area' shall include such areas, as may be regarded as rural areas under Section 35-CC of the Income Tax Act, 1961 or any other relating to rural development for the time being in force or as may be regarded by the directors as rural areas.

            47. To undertake, carry out, promote and sponsor or assist any activity for the promotion and growth of the national economy and for discharging what the Directors may consider to be the social and moral responsibilities of the Company to the public or any section of the public as also any activities which the Directors consider likely to promote national welfare of the social, economic or moral uplift of the public or any section of the public in such manner and by such means as the Directors may think fit and the Directors may without any prejudice to the generality of the foregoing undertake, carry out, promote and sponsor any activity for publication of any books, literature, newspapers, or for organising lectures or seminars likely to advance these objects or for giving merit awards, scholarships, loans or any other assistance to deserving students or other scholars or persons to enable them to prosecute their studies or academic pursuits or researches or for establishing, conducting or assisting any institution, fund, trust. Having any one of the aforesaid objects by giving donations or in any other manner and the Directors may at their discretion in order to implement any of the above-mentioned objects or purposes transfer without consideration or at such fair or concessional value as the Directors may think fit subject to the Provisions of contracts and divest the ownership of any property of the Company to or in favour of any public or local body or authority or central or state government or any public institutions or trusts or funds as the directors may approve.

            48. Subject to provisions of the Act and directions issued by RBI to receive money deposit from its members, Directors or their relatives on interest or otherwise and to lend money on interest or otherwise negotiate with or without security such companies, firms, or persons and on such conditions as may seem expedient and to guarantee the performance of contracts by any person, companies or firms provided that the Company shall not carry on the business of banking as defined in the Banking Regulation Act, 1949.

      C. OTHER OBJECTS :-

            49. To act and carry on business of consultants, advisers, registrars, and share transfer agents of companies, industrial enterprises, firms or persons.

            50. To carry on business of management consultants to any type of industry, trade, business, institution, corporation, federations, State/Central Government, financial institutions including banks, company, firm and individuals in and outside the Union of India, and to advice problems related to industrial management, marketing, sales and distribution management, protection management, financial management, stores and inventory management, office administration and personnel selection and management, export and import management and management of every type and to collect, propose, process and distribute information and statistics related to any type of business, trade and industry and to promote or propose such methods, procedures and measures as may be considered desirable or beneficial.

            51. To cultivate and produce and to carry on the business of tea planters of all varieties of tea and produce tea of all varieties in loose form or tea bags or other preparation of readymade tea, blend and in any way deal in tea as merchants and planters and for that purpose to plant, to purchase or otherwise acquire tea gardens in India and elsewhere and to erect, set up, purchase or otherwise acquire all plants, machinery and equipment necessary or required for carrying on the business of tea planters, importers, exporters of tea and allied products and byproducts and to carry on business in tea estates and to do all and every other thing incidental or ancillary to the carrying on the business as aforesaid.

            52. To carry on in all their respective branches the business of General Finance, investments, trust and legal trust.

            53. To undertake and carry on the business of safe deposit companies and trust companies and guarantee business but not amounting to banking business.

            54. To carry in all their aspects the business of hire purchase or general finance, investment trust and finance brokers.

            55. To make or cause to be made studies, reports, and tests to determine the desirability and feasibility of establishing plants, factories, mines and other facilities at various locations to serve such an industry.

            56. To carry on the business of firm financing whether by system or hire purchase, profits sharing, royalty and/or on percentage commission or any other items.

            57. To carry on the business of cold storage, refrigeration, cooking, dehydrating, preserving, canning of any product of Company's own account or as contractors for any governmental, municipal body or individual on such terms and conditions.

            58. To carry on the business of manufacturers and dealers in all kinds of oil including vegetable oil and as mean manufacturers, oil merchants, cake and corn merchants, millers, flour merchants, bakers, biscuit makers, confectioners, milling of flour, whole meal atta, suji, raw (semolina), basin (gram flour), manufacturing of breakfast food, spaghetti and macaroni.

            59. To carry on all or any of the business of mechanical and electrical engineers and manufacturers and suppliers of implements and machinery, tool-makers, smiths, steel and brass founders, metal workers, machinists, iron and steel workers, metallurgists.

            60. To carry on the business of exhibition of films, cinema-owners, film distributors, studio-owners and all other allied material traders and techniques.

            61. To purchase or otherwise acquire any land, building or premises and to turn into account, develop, improve, alter, demolish or let out for the purpose of carrying on the business of hotel, restaurant, coffee tavern, lodging, housekeepers and to carry on the business of wine, spirit and liquor merchants, importers, exporters and manufacturers of aerated, mineral and artificial waters and other drinks whether intoxicating or not or caterers for public amusement or entertainment, proprietors of motor and other vehicles, garage proprietors, job-masters, refreshment-room keepers, farmers, dairymen and ice-merchants, victuallers, live and dead stock and colonial and foreign produce of all descriptions, hairdressers, perfumers, chemists, proprietors of clubs, baths, dressing-room, museum, reading, writing and newspaper room, library, playgrounds, indoor and outdoor game, sport, recreation, exhibition, entertainment of all kinds, tobacco and cigarettes, agents for railways and shipping company and tourist, theatrical, cinemas and opera-box.

            62. To purchase, take on lease or otherwise acquire land, buildings, vineyard, gardens and other places for growing, keeping, brewing, preparing and storing of land products, plants or other things as may be requisite for carrying on the said business.

            63. To carry on, execute and conduct a general contracting business, to submit tenders and undertake to do all sorts of building manufacturing, producing, farming, surveying, supplying, designing. enlarging, repairing, re-modelling, managing, administering, controlling and supervising business.

            64. To manufacture cotton, woollen and silk, artificial and synthetic Fibre goods of all kinds and to carry on all or any of the following business: Cotton, Silk, Dyeing materials, processors, and printers of all textiles woollen and silk spinners and doublers, flex, and jute spinners, wool combers, worsted spinners, linen manufacturers, worsted stuff manufacturers, drapers, flex, hemp, jute, wool and silk merchants, bleachers and dyers and makers of vitriol, bleaching and dyeing materials, growers of mulbery or other trees and producers of any other articles or things whether by cultivation or afforestation or by any other mechanical or chemical power or appliances for the purpose of obtaining silk, woollen, cotton or any other materials to be converted into cloth, wool-combers.

            65. To carry on the business as dealers in and purchasers of dairy, farms, garden and their produce of all kinds and in particular milk, cream, butter, ghee, cheese, poultry, eggs, fruits, vegetable oils, vegetable ghee, artificial ghee, spices, sausages, prawn, potted meat, table delicacies, loaves, bread, manures.

            66. To carry on the business of houses, shops, saloons, halls and other apartment and exhibition decorators and execute decorative work of all sorts; to prepare, manufacture, paint, use, import, export, device, design all kinds of artistic objects for use and ornamentation or any property used in the decoration of furnishing of buildings, exhibitions or other structures of all kinds and nature whatsoever.

            67. To carry on all kinds of business of manufacturers, importers, exporters, dealers, assemblers and distributors of radios. radiograms, gramophones, wireless apparatus, domestic and commercial refrigerators, coolers, freezers of all kinds, humidifying, dehumidifying, ventilating and cooling-plants, room-coolers and air-conditioning of all kinds, records, bare and rubber insulated wires, cables, flexible cords, fuse wires, copper weld and aluminium wires, electric switches and switch gears, contents, lamps, motors, fans and electric goods, plastic and light material products, equipments and accessories of all kinds cold storage equipments and all articles and things used in manufacture, construction, erection, maintenance and working thereof in connection therewith in any way whatsoever. To repair the same and their machinery and apparatus etc. To manufacture and deal in loud-speakers, transformers, microphones, transmitters, amplifiers, receivers, public address equipments of all kinds and accessories of all kinds used in the manufacture, installation, erection, repairs, maintenance and working thereof or in connection therewith in any way whatsoever.

            68. To manufacture sewing machines, reaping machines, thrashing machines, tractors and all other kinds of farm implements and machinery, dairy machineries, elevating machines, conveying machines, transmission machines, incubators and parts and tools thereof and accessories requisite therefor.

            69.   a.    To carry on the business of founders, manufacturers,
                        importers, exporters, dealers of ferrous and nonferrous metals, sheet metal workers, mechanical, structural, electrical and metallurgical engineers, to carry on the work of cast iron foundry for the manufacture of all types of pipes and pipe-fittings, water reservoirs, drainage requisites including manhole frames and covers, gratings and ladders, cast-iron-sanitary appliances and fittings including flushing cisterns, bath-tubs, wash-basins, cast iron building requisite including railing, spiral stairs, ladders, ventilators, ornamental window-frames, pillars, agricultural implements including choppers, ploughs, cast iron, railway casting including sleepers, fish-plates, wheels and other fittings, household requisites and utensils including cooking pans, containers, coal mining and engineering requisites including pinions, tube-wheels, pump parts and other general and special castings.

                  b. To carry on the work of mechanical and electrical engineers and to run a workshop to undertake and execute all types of mechanical and structural jobs of manufacturing, fabrication, and erection of buildings and articles and to do various types of sheets, metal work including manufacturing and construction of storage tanks, buckets, drums, various types of containers and other similar items that may be easily marketable.

            70. To carry on the business of jewellers, bullion merchants, goldsmiths, silversmiths, gem and stone merchants.

            71. To deal, hold and let out precious stones, diamonds, pearls, jewelery, watches, clocks, chronometers, gold and silver utensils and items electroplated cutlery, presents and gifts, coins, cups, medals, shields, curios, articles of virtue, art and antiquities, dressing bags, and bronzes.

            72. To engage and carry on the business of raising, packing, grading, preparing for market butter, cream, milk farm products of all description.

            73. To carry on the business of manufacturers of paper envelopes, cardboard and mill-board, and tanners in all its branches and makers, buyers and sellers of and dealers in any articles which can be manufactured out of pulp, compressed paper or paper stock and to sell in either a raw or partially or wholly completed prepared state all such paper envelopes, card-board, mill-board, fibres substances, pulp or things, as may furnish materials for paper manufacturing in any of its branches and to undertake all or any manufacturing or preparing processes connected with or useful for the purposes of such business or undertaking and to purchase and vend the raw material and manufacture articles both in wholesale and retail manner.

            74. To manufacture sugar and related products from beet-root, produce or chemicals.

            75. To produce, grow, raise, preserve, purify, refine, import, export, prepare, sell and deal in sugar, sugarcandy, sugar-cane, gur, molasses, syrups, alcohol and all other byproducts and food products, fertilizers and things and to maintain refineries, foundries, workshops, distilleries and other works.

            76. To manufacture and deal in an atomical, orthopaedic and surgical instruments and appliances of all kinds.

            77. To grow, raise, tend, cultivate tea, coffee, cinchona, rubber and other products and to carry on the business of tea-planters in all its branches, to carry on and work the business of cultivators mine owners and buyers to every kind of vegetable, mineral or other products of the soil.

            78. To carry on the business as travel agents, tourists and cargo carriers by road, air, sea, or by other modes of transport and to carry on all allied business and activities pertaining to the travelling and tourist business.

            79. To carry on the business of helicopter spraying on farms, grove lands, cultivation, products and other allied business of eradication of diseases, virus and insecticides.

            80. To carry on business as exporters, manufacturers, importers, buyers and sellers of and dealers in all chemicals, petrochemicals and plastics (including without prejudice to the said generality and in particular Soda Ash, Caustic Soda, Sulphuric Acid, Super Phosphate, Ammonium Chloride, Di-Calcium Phosphate, Alcohol, Cosmetics, Chlorine products, both organic and inorganic such as polyvinyl chloride, carbontetra chloride, trichloroethylene, per choroethylene, ethylene dichloride, carbon disulphide, Barium chloride, Aluminium trichloride, Titanium tetrachloride etc.,) alkalis, acids, cordials-drugs, tanins, essences and pharmaceutical, photographical, sizing, medical, chemical, industrial and other preparations and articles of any nature and kind whatsoever, mineral and other waters, cements, oils, paints, pigments and varnishes, compounds, drugs. dyestuffs, organic or mineral intermediates, paint and colour grinders, makers and dealers in proprietory articles of all kinds and electrical, chemical, photographical, surgical and scientific apparatuses, instruments, goods and materials.

            81. To acquire from or sell to any person, firm, body corporate or un-incorporate, whether in India or elsewhere, technical and managerial information, know-how process engineers, manufacturing, operating and commercial data, plans, layouts and blue-prints useful for the design, erection and operation or any plant or process of manufacture and to acquire, grant or licences other rights and benefits in the foregoing, matters, to render any kind of managerial, technical and financial consultancy services and to carry on the business of market research organisers, sales promotion agents, general, advisers, technical and marketing consultants either alone or in partnership.

            82. To undertake, carry out, promote and sponsor scientific research related to business of the Company and to incur any expenditure on such research, and to assist and contribute to any scientific research association which has as its objects the undertaking of scientific research or to assist and contribute to any University, college or other institution any sums to be used for scientific research or research in social science or statistical research.

            83. To produce, extra, manufacture, purchase, refine, prepare, process, import, export, buy, sell and to deal in graphite, synthetic and natural coal, and other cokes, carbon and other minerals, chemicals, petro-chemicals, gas and other petroleum substances in all their various forms and derivations and their products, by-products and ancillary products and to carry on all or any of the business of distillers, refinery operators, compounders, synthetic analysts, physicists, reactor operators, compounders, synthetic gas producers and consumers, manufacturers, chemists, druggists, analytical chemists, drysalters, oil and colour men.

            84. To carry on all or any of the business of the manufacturers, of and dealers and workers, in cement, lime, plaster, mortar, marble, mosaic, tiles, whitings, minerals, clay, earth, gravel, sand, coke, fuel, artificial stones and builders' requisites of all kinds, nature and description.

            85. To purchase, take on lease, acquire in exchange or otherwise own, hold, occupy, manage, control, construct, erect, alter, develop, pull down, improve, repair, renovate, work, build, plan lay out, sell, transfer, mortgage, charge, assign, let out, hire sub-let, sub-lease all types of lands, plots, buildings, hereditaments, bunglows, quarters, offices, flats, chawls, warehouses, godowns, shops, stalls, markets, houses, structures, undertakings, constructions, tenaments, roads, bridges, forests, estates, assets and properties, moveable or immoveable freehold or leasehold of whatever nature and description and wherever situated.

            86. To manage land, building and other property and to collect rents, profits and issues and to provide and supply to tenants or other occupiers, refreshments, lights, waiting rooms, reading rooms, meeting rooms, swimming pools, club rooms, gardens, lavatories, laundry, convenience, garaging facilities, play-grounds, water, air conditioning facilities and equipment, lifts and escalators and all other conveniences and appliances relating to or connected with offices and residence requirements in general.

            87. To acquire, construct, maintain, improve, develop, work, control, manage, sell, dispose off or otherwise turn to account any hotels, clubs, restaurants, places of amusement, pleasure grounds, gardens, reading rooms, stores, dairies, estates, orchards, river or harbour sites and other places of sites wherever situated and other works and conveniences of each and every nature and description.

            88. To carry on business as financers and to undertake, and carry on and execute all kinds of financial, operations and to discount, buy, sell and deal in bills, notes, warrants, coupons, suits and decrees for money granted by any court in the Union of India and other negotiable or transferable securities or documents.

            89. To carry on business as timber merchants, saw-mill proprietors and timber growers and to buy, sell, grow, prepare for market, manipulate(1), import, export and deal in timber and wood of all kinds and to manufacture and deal in articles of all kinds in the manufacture of which timber or wood is used, and to buy, clear, plant and work timber estates, and to establish, own, erect, acquire, work and manage veneer mills, plywood factories and similar mills and factories and peel, produce, manufacture and prepare for market, store, stock, buy, sell, export, import, distribute, deal in and carry on business in veneers, veneer products, veneer for tea-chests packing cases and commercial boards, decorative veneer, veneers for furniture and cabinet making and other purposes, tea chests, matches, bobbins, commercial plywood, plywood for cabinet-making, coach buildings, ship buildings, aeroplanes, partitions, panellings, doors, windows and other constructional purposes decorative veneer boards, laminated boards, black-boards, composite boards, compressed boards, pressed boards, hard boards, chip-boards, bent wood, moulded wood, and any other articles of like nature.

            90. To establish, purchase, sell, take on lease, hire or otherwise acquire and work and textile-mill, handlooms, power-looms or other mills, cotton ginning and pressing factory, jute mills, jute-presses, hemp or other fibre presses, spinning mills, weaving mills and chemicals factories, waste plants or press for pressing merchandise into bales and to cultivate, process, buy, sell, import, export, pledge, speculate enter into forward transactions and deal in whether as commission agents, brokers or otherwise in raw jute, jute goods, cotton, kapas, cotton seeds, flax, hemp and silk.

            91. To plant, cultivate, produce and raise sugarcane, hemp, flax, food-grains, oilseeds, fruits and seeds, nuts, vegetables and to prepare, preserve, manufacture, crush and render marketable any such produce and to deal in the same.

            92. To carry on the business of the electric supply in all its branches and in particular to construct, lay down, establish, fix and carry out all necessary power stations, cables, wires, lines, accumulators, lamps and works, generate, develop and accumulate electrical power at places for which licence be obtained and to transmit distribute and supply such power throughout the area of supply named therein and without prejudice to the generality of the above to transmit, distribute and supply such power to and for the purpose of feeding the plants of the Company and generally to generate develop and accumulate power at any such places and to transmit, distribute and supply such power for all lawful purposes.

            93. To search, prospect, win, work, get, raise, querry, smelt, refine, dress, manufacture, produce, plant, manipulate, convert, make merchantable, sell, buy or deal in lime, cement, sand-glasses, marble, limestone, silica, mica, brick, earth, fireclay, manganese, mineral oils, ores, clays and other metals, metalliferrous ores, minerals and to manufacture, sell, buy and deal in any of such articles and commodities and to carry on the business of manufacture of bricks, tiles, pipes, pottery, earthenware, china and terracotta, cream and ceramicware of all kinds.

            94. To carry on the business of manufacturers or processors and/or importers, exporters, buyers, sellers, stockists and distributors of and/or dealers in all kinds of chemicals, drugs, pharmaceuticals.

            95. To carry on the business of chemists, druggists, researchers, technicians, designers, planners, advisers, purchasers, testers, erectors, superintendents and contractors.

            96. To carry on the business of public carriers, transporters and carriers of goods, passengers, merchandise, corn commodities and other products and goods and luggages of all kinds and descriptions in any part of India and elsewhere on land, water and air by any conveyances whatsoever.

            97. To manufacture, build, construct, develop, buy, sell, import, export, assemble, equip, distribute, exchange, barter, let on hire, buy or sell on hire-purchase or instalment system or otherwise deal in lorries, trucks, motor-cars, motor cycles and other motor vehicles including cycles and scooters of all kinds and descriptions generally to carry on the business as manufacturers, repairers, assemblers, mechanical engineers, carriage builders of motors, omnibuses, taxi-cars, lorries, motor-cars, and all other kinds of vehicles and vessels for the transport of persons and goods whether propelled or moved by petrol, electricity, steam, oil, vapour or other motives or mechanical power.

            98. To manufacture, buy, cell, exchange, process, refine, smelt, prepare, work, alter, improve, import, export and to carry on business as agents, distributors, stockists and otherwise deal in iron, steel and their scraps and by-products, metal scrap, iron ores and minerals in all forms and carry on the business of iron and steel founders and manufacturers, iron workers, iron masters, brass founders and metal makers, steel makers, steel converters, fabricators, smiths, tinplate makers, manufacturers of industrial, agricultural and other fittings and to establish rolling mills and rollers in their respective branches.

            99. To act as shipping agents, stevedores, Freight and Chartering Brokers, Ship Brokers, Charters of vessels, Suppliers and Purveyors of ships and other Vessels and Boating contractors.

            100. To carry on the business of gold and silver-smiths and to import, export, buy, sell, exchange or otherwise deal in all types of jewelleries and ornaments and utensils made of gold and/or silver.

            101. To carry on the business of manufacturers and dealers in airconditioning and refrigeration equipments, consumer and domestic appliances, radios and transistors, electronic equipment including television and computers, electrodes including graphite electrodes, weighing scales, batteries, flashlight, detonators and wireropes, linoleum, vinyl tiles, glass, calculators, type-writers and all forms of office equipment, magnets, gauges and precision instruments, all types of electronic equipments, conductors, capacitors, meters, grinding and abrasive equipment.

            102. To carry on business as manufacturers, producers, dealers, traders, importers, stockists, distributors, or agents of G.L.P. lamps, electric bulbs, miniature bulbs, tube lights, flood lights, flash lights, mercury vapour bulb and other type or types of bulbs, lamps, tubes or domestic, electronics, transport vehicles or commercial purposes and glass shells fittings, tubes, filaments, tungsten and molybdenum wires, caps and other materials, machineries, accessories and spares required or used for manufacture of bulbs, lamps, tubes.

            103. To carry on the business as traders, dealers, wholesalers, retailers, combers, scourers, spinners, weavers, finishers, dyers and manufacturers and processors of yarns and fabrics of wool, cotton, jute, silk, rayon, nylon, hemp and other natural synthetic and/or fibrous substances including polyester, polyacry-lonitrile, polyvinyl acetate, cashmilon, acrylic fibres, polyproplene polymers, monomers, clastomers, and resins of all types, grades and copylymer formulations and forms or as processed goods and including polythelene, ploostyrene, plyvinylchloride, polymethyl, methacrylatem eposy resins, alkyl resins, mealmine polycarbonates, polyamides or any other or new substances being improvements upon, modifications of or being derived from additions to petrochemicals or other products or resulting from any process and/or manufacturer of materials from the waste realised from the above mentioned products either on its own account or on commission and to carry on the business as drapers and dealers of furnishing fabrics in all its branches as conturiers, readymade dress and mantle makers, silk mercers, makers and suppliers of closing linherie and trimmings of every kind, furriers, drapers, haberdashers, milliners, hosiers, glovers, lace makers, rope makers, felt and tarpaulin makers, feather dressers, felt makers, dealers in and manufacturers of yarns, fabrics and materials of all kinds, varieties and substances; and also to manufacture, deal in or process natural starch and other auxiliaries and sizing materials, dye-stuff, synthetic or chemical substances of all kinds and compounds and other substances either basic, intermediate or otherwise as required for the above mentioned product or products.

            104. To prospect for, examine, exports, win, get, quarry, smelt, calcine, refine, crush and grind, dress, amalgamate, manipulate and prepare for market, purchase, sell or deal in ores, metals and minerals of all kinds and to carry on any other prospecting, mining or metallurgical operations and to buy, sell, manufacture and deal in minerals, plant, machinery, implements, conveniences, provisions and things capable of being used in connection with prospecting, mining or metallurgical operations.

            105. To carry on business as producers, distributors, importers, exporters, exhibitors and financiers of cinematograph film and to manufacture, own, acquire, provide, secure, arrange or deal in films and photographic paper and equipment, cameras, sound recording, musical, lighting appliances, instruments, equipments and machines and to construct, establish, own, hire or otherwise acquire, and to manage, let out for rent fee, monetary gain or otherwise studios, laboratories, theatres, buildings, halls, open air theatres, bars, restaurants and other buildings or work required for the purpose of production, distribution or exhibition of the films, operas, stageplays, dances, operattas, barrisques, vaudeville, revues, ballets, pantomimes, spectacular pieces, promenade concert circus or other performance and entertainments and to act as dealers, importers, exporters of musical instruments and records, tapes, cinema and film projectors and cameras, wigs and other products or materials related or connected with the aforesaid objects and business; and to acquire exclusive or limited rights to any play, story, script, musical songs and lyric, book, article or any technique by producing, purchasing or otherwise acquiring and to use, exercise, develop or exploit or turn to account such rights for the business of the Company, and to act as agents for training, retaining, arranging, and supplying artists, stars, art directors script or story-writers, technicians, extra and other personnel required by the Company or other film, cinema or show business.

            106. To manufacture, process, import, export. buy, sell and deal in vanaspati oils, de-hydrated vegetable oils, oils made or processed or solvent extracted from seeds, cotton-seeds, coconuts, products of plantations, horticulture, agriculture and forest produce and oil cakes and to get vanaspati soaps and lubricants made from oils or by-products thereof.

            107. To carry on business of manufacturers, fabricators, processors, producers, growers, makers, importers, exporters, buyers, sellers, suppliers, stockists, agents, merchants, distributors and concessionaries of and dealers in flour, cakes, pastry, cornflakes, bread, biscuits, chocolates, confectionery, sweets, fruit-drops, sugar, glucose, chewing gums, milk, cream, ice, ice-cream, aerated or mineral waters, fruit juices, wines, liquors and other alcoholic drinks and fermentation products, canned fruits and fruit products, milk and malted food, protein foods, maize products, butter, ghee, cheese and other dairy products, pickles, jams, jellies, sausages, cider, pulses, spices, oils, powder and condensed milk, honey, fresh and dehydrated vegetables, coffee, tea, cocoa-seeds, processed seeds, concentrate for cattle or poultry feed, fruits and all kinds or processed food as well as materials or used for preparation of or being food articles.

            108. To carry on business as producers, importers, exporters, processors, manufacturers, buyers, sellers, distributors, stockists, agents and brokers of coal, coke, charcoal, lignite, petroleum coke, copper, iron-ore, bauxite, kyanite, fire-clay, chinaclay, salt, sodium chloride, calcium, phosphate, nickel, barillium, uranium, zinc, lead, asbestos, tin, allumina, mercury, silicon, sulphur, graphite, brass, aluminium, silica, sand, bentonite, quartz, destrine, magnesite, dolomite, ferro alloys, corrounlum, manganese, mica, silver, gold, platinum, sapphire, ruby, topaz, garnet, emerald, pearl, and other precious, semi-precious or commercial minerals and stones and to act as metal founders, manufacturers, agents and dealers of metals, sheets, wires, rods, squares, plates, metal foils, pipes, tubes, ingots, billets, circle parts, coils, utensils, ornaments, decorative and art materials and jewelery made wholly or partly from any one or more of the metals and materials mentioned herein or their derivatives.

            109. To manufacture, deal in and process all kinds of medical and surgical instruments and appliances, industrial instruments including meters, weighing machines and devices for indicating, recording and regulating pressure, temperature, rate of flow weights and levels, scientific instruments, mathematical, surveying and drawing instruments as well as items produced in miscellaneous mechanical and engineering industries like plastic-moulded goods, hand-tools, small tools and the like and razor blades.

            110. To manufacture, export, import, buy, sell and deal in voltaic battery cells over pack or storage batteries and battery containers and battery eliminators of different types required for or used in domestic, household, industrial, commercial, agricultural, mining, hospital, surgical or scientific appliances, machinery, apparatus or accessories, and railways, tramways, automobile and other vehicles, aircrafts, boats, ships, defence establishments, army, navy and air-force for wireless, radios, torches, toys, electronic equipments or otherwise and also to carry on business of manufacturers of lamp, dealers in torches, toys, personal aids and other appliances working on such batteries and such items and goods, which may be useful, skin or otherwise connected with any one or more of the aforesaid items or products.

            111. To manufacture, deal in, export, import, assemble, fit, repair, convert, overhaul alter, maintain and improve all types of electronic components, devices, equipments and appliances and raw materials therefore and to deal in and with stores and other materials used in or in connection with electronic and electrical industries.

            112. To carry on the business of manufacturers and dealers in capacitors, resistors, tubes, condensors, semi-conductor materials and devices, transistors, rectifiers, zenerdiodes, thermistors, integrated and hybrid circuits, relays and varistors, potentiometers, connectors, Printed circuits, coils, chokes, transformers, switches, volume controls, plugs, sockets, bases, aerial gears, electrical, diesel motors and pumps, batteries, accumulators, cables, metals, and other cases piezo electric quartz, crystals of all types including those made from synthetic materials, meters of all kinds including those for industrial, Domestic and other uses etc., chasis-holders and covers.

            113. To carry on the business of manufacturers and/or deal in all types of tapes, magnetic and otherwise, tape-recorder, television, broadcast, relay and reception equipments, phonographs and the equipments used in and/or for and audio visual communications, apparatus and equipment including those using electro-magnetic waves intended for radio-telegraphic or radio telephonic communications, photo-copies, electronic, lighting controls, continuous fan motor speed controls, continuous flashers and fire-alarm systems, digital and other electronic clocks, time relays, electromechanical pneumatic controls, automatic calculators, x-ray machines, surgical, medical and other appliances intended for electro and other therapy treatment.

            114. To carry on the business of manufacturers, producers, refiners, exporters, importers, buyers and sellers of and dealers in all and any fertilizers, manures, dips, sprays, vermifuges, fungicides, insecticides, germicides, medicines and remedies of all kinds for by any process whether chemical, mechanical, electrical or otherwise.

            115. To manufacture, export, import, buy, sell and deal in containers, cans, boxes, drums, cylinders, bottle-tops, crown corks, packages, packing materials, bags pressed netwares, utensils, cutlery tablewares and articles made all of tin, metal aluminium plates, sheets, glass fibre, paper, board, cloth hessian, leather, plastic or other synthetic compound or materials, timber or plywood and to deal in tinplates, wire, aluminium sheets and to undertake either or on own account or on commission basis or otherwise printing, painting, designing, enamelling, electroplating, engraving or otherwise decorating aforesaid products or any of such products or articles.

            116. To carry on research and development work for industrial, agricultural and minerals, productiving and methods of production into matters and problems relating to accountancy, business management, distribution, marketing and selling and to collect, analyse, examine, prepare, formulate, publish, distribute and circulate date statistics, reports, journals, books, magazines, newspapers, literature and information relating to any type of business, trade, industry, sports, education, society, cinema or real estates and to promote or propose such methods, procedures and measures as may be considered desirable or beneficial for all or any of the objects of the Company and for extending, developing and/or improving any type of business, trade, estate, industry, commerce organisation, methods, techniques, technical know-how, patents, trade marks and procedures to consider and evaluate problems relating to administration, management, manufacture, production, strong, distribution, finance, marketing and sale and/or relating to the rendering of any service.

            117. To act as registrars and share transfer agents, shipping and forwarding agents or mercantile agents.

            118. To carry on the trade, industry, business occupation and profession of architects, engineers, builders, contractors, electrical, sanitary and plumbing engineers and contractors, flooring contractors and general builders, furnishers, decorators and contractors in all such other branches.

            119. To carry on business as designers, fabricators, manufacturers, importers. exporters, contractors, constructors and erectors of buildings, plants and machineries of all kinds and to provide all service and facilities in connection therewith and to act as contractors for the supply of labour personnel and export manpower in India or any part of the world.

            120. To carry on business of manufacturers, fabricators, processors, producers, makers, importers, exporters, buyers, sellers, suppliers, stockists, agents, merchants, distributors and concessionaires of all types of Refractories.

            121. To carry on the business of purchase, sale, hiring, letting, importers, exporters, breeders and developers or thoroughbred and other horses, mares or geldings and develop and maintain breeding farms and race-courses and all facilities connected therewith.

            122. To carry on the business of manufacturers of saddles and saddlery and other equipments required for horse and horse racing and to engage and participate in any races, held or conducted under any recognised racing rules under any law for the time being in force.

            123. To make or take wagers or bets and settle the same upon any race held under the recognised racing rule under any law for the time being in force provided that the Company shall not carry on any business or engage in any activity of faming or wagering prohibited by any law for the time being in force.

            124. To establish and carry on the business of manufacturers, stockists, dealers, importers, exporters and testers of chains, rings, books, shakles, swivels, connectors, slings, elevators, loaders, conveyors, sprockets, sushes, rollers, hoists, pulley blocks, pulleys, granties, drums, winches, cranes, lifting and handling delices and all parts and components thereof.

            125. To establish and carry on the business of manufacturers, repairers, stockists, distributors, dealers, importers and exporters of balls, rollers, buses, needles, ball and roller bearing, thinwalled bearings, needle roller bearings, plummber blocks, pillow blocks, pedestals rollers, chains, power transmission chains, convator chains, chains prockers, chain couplings, chain wheels, chain tensioners and all accessories and components.

            126. To carry on the business of technical and management consultants and advisers and to enter into collaboration agreements for the manufacture of items, which the Company is entitled to produce in India and abroad with the companies, firms and individuals, Central and/or State Government and their concerns and to tender and provide all types of services including managerial, personnel, secretarial, designing, engineering, preparation of feasibility and project reports, drawings, plant, layouts, tenders for all the plant and machinery, equipments, buildings and other structures and helping finalisation of contract and creation and commissioning of plants.

            127. To carry on the business of manufacturers of and dealers in sheet glass, plate glass, wired glass, figured glass and all sorts of glass and glassware.

            128. To manufacture, prepare, import, export, buy, sell and otherwise deal in all kinds of glass, glassware, glass-goods, mirrors, looking-glass, scientific glass-ware, sheet and plate glass, bangle false pearls, bottles, phials and all kinds of articles prepared of glass and carry on the business of glass leveller patent solver, glass embosser, eccosiastical lead worker glass tablet, show card and show case manufacturer.

            129. To carry on the business of iron founders, civil and mechanical engineers, consulting engineers, project engineers, technical consultants, and manufacturers of agricultural, industrial and other machinery, and tool bits, machine tool makers, brass founders, metal workers, boiler makers, makers of locomotive and engines of every description, mill-wright, machinists, iron and steel converts, smiths, and to buy, sell, design, specify, manufacture, fabricate, export, import, repair, convert; alter, let on hire, and deal in machinery, implements, plants, tools, tackles, instruments, rolling stock and hardware of all kinds, general fittings, accessories and appliances of all descriptions made of metal, alloy, other material and any parts of such accessories or fittings.

            130. To manufacture, assemble, prepare, export, import, trade and deal in Railway materials, pole track, fittings, signaling and interlocking equipment and fittings wamoncoach and carriage components and fittings, agricultural implements and accessories, structural materials of all kinds, bolts, nuts, washers, screws, nails, hinges, poles and other materials, steel and metal furniture and containers, telephone, telegraph and electronic equipments, materials and appliances; and all machineries, stores, tools, raw materials required in connection therewith and all its finished and semifinished products, by-products and scraps.

            131. To explore, prospect take on lease or on royalty basis or otherwise acquire, mines, mining rights and lands or any interest therein and to quarry, mine, dress, reduce, draw, extract, pints, calcine, smelt, refine, manufacture, process, acquire, sell or otherwise dispose of and deal in all goods of all types, qualities and descriptions and to carry on any other metallurgical operations.

            132. To carry on the business of a water works company in all its branches and to sink wells and shafts, and to make, build and construct, lay, down and maintain reservoirs, waterworks, cistern, culverts, filterbeds, main and other pipes and appliances, and to execute and to all other works and things necessary or convenient for obtaining, storing, selling, delivering, measuring and distributing water.

            133. To carry on all or any of the business of manufacturers, drawers, rollers, repairers, converters, makers, exporters, importers, agents, stockists, brokers, traders and dealers of and in iron, steel, alloy steel, all ferrous and non-ferrous metals castings, scrap, skull, borings, billets, rods, wires, pipes, tubes, bars, angles, plates, hoops, strips. engineering, industrial and consumer products and goods, machines, machine tools, agricultural and industrial tools, equipments and accessories and all raw materials, machinery and stores required in connection therewith.

            134. To carry on all or any of the business as supplying, purchasing, selling, importing, exporting, manufacturing, factories, offices and buildings and the business of brickmakers, potters.

            135. To carry on the business of manufactures, importers, exporters, dealers, hirers, repairers, cleaners, carriers and stores of motor cars, automobile spare and parts, omnibuses, trucks, lorries, tractors, buldozers, motor cycles, scooters, motor-boats, motorlaunches, motor-buses, motor-lorries, motor vans, sea-planes, ships, gliders and other conveyances of all descriptions whether propelled or assisted by petrol, steam, gas, electricity, animal, automatic or other power or engines, chassis, bodies and other things used in or in connection therewith.

            136. To carry on the business of hotels, clubs, boarding and lodging houses, restaurants, cafes, canteens, soda fountains, ice cream parlours, milk bars, casinos, licenced victuallers, wine, beer and spirit merchants, manufacturers of aerated, mineral and artificial waters and other drinks, caterers and provisions of facilities, services, necessaries and articles of every type and description for travellers and tourists.

            137. To carry on business of amusement parks and promote, organise and manage all kinds of entertainments, sports, recreations, fairs, exhibitions, competitions, concerts, stage and variety shows or performances and other types or kinds of recreation or entertainment.

            138. To carry on in India or elsewhere the business of manufacturers, processors, fabricators, drawers, rollers and re-rollers of ferrous and non-ferrous metals, steels, alloy steels, special and stainless steels all kinds of castings, shaftings, bars, rods, flats, squares from scrap, sponge iron, pre-reduced pillars, billets, ingots, including manufacturing, processing and fabricating of pipes, utensils, wire nails, wire ropes, wire products, screws expanded metal hinges, plates, sheets, strips, hoops, rounds, circles, angles and to manufacture any other engineering products and to act as exporters and importers and dealers in all such merchandise.

            139. To carry on the business of purchasing or otherwise acquiring and obtaining in any part of the world exclusive and other interests in copyrights and rights of representations and any other rights of or in any plays, operas, dramas, musical compositions, songs, Cinema or T.V. films, Video and other tapes or any other entertaining or educational productions either artistic or commercial.

            140. To manufacture, design, develop, rent out, buy, sell, repair, service, import, export, take on lease or otherwise deal in and render services through computers, computing systems, software materials, instrumentation, medical, electronics, communication and visual devices, telecommunication, television, video, video equipment, electronics and electrical products, equipments and devices and to act as consultants in the matter of manufacturing, mining, engineering, quality control.

            141. To carry on the business as growers, farmers, harvesters, proprietors, agents, processors, sellers, buyers, extractors, canners, cultivators, distillators, importers, exporters and dealers of agricultural products, including cotton, jute, flax, rubber, hemp, grass timber wood, bamboo, straw, tea, coffee, cocoa, cinchona, food products, including wheat, barley, rice, pepervite, spicate card-ears, palmarose, maize, sugar cane, beet, millets, mushrooms, vegetables and fruits, other horticultural products and floricultural products and any other articles produced from lands, and essences, pickles, ciders, jams, chutneys, marmalades, vinegars, sausages, ketchups, squashes, juices, syrups, drinks including beverages produced from these or other products, chocolates, preserved dehydrated, canned or converted fruits and vegetables, processed foods, sugar products and to carry on the business of cold storages, refrigeration, cooling of all the aforesaid products or otherwise on Company's own account or as contractors, lessors and the lessees.

            142. To carry on the business of maintaining, operating, purchasing, selling, taking or giving on lease or otherwise acquiring dairies, poultry farms, horticultural farms, semi-cultural farms, gardens, orchards and doing cow keeping, buffalo keeping, goat and sheep keeping, horse and other animals breeding and keeping. Nothing in this paragraph shall authorise the Company to do any business which may fall within the purview of the Banking Regulation Act, 1949, or Insurance Act, 1938.

            143. To carry on the business of processing both manual as well as with use of Data Processing Equipment and Computers, of Financial Instruments like shares, debentures, bonds issued by Private and Public Sectors Companies, Financial Institutions, Commercial Banks, Government and Semi-Government Bodies, Local Authorities and such other Bodies and to act and carry on the business of Registrar and Transfer Agents, and to perform all such services associated with such business.

IV. The liability of the Members is limited.

V.                a.    The Authorised Share Capital of the Company is Rs.
                        1,00,00,000/- (Rupees One Crore) divided into 10,00,000
                        (Ten Lakh) Equity Shares of Rs. 10/- (Rupees Ten) each.

                  b. The Paid Up Capital of the Company shall be minimum of Rs. 1,00,000/- (Rupees One lakh).

We, the several persons, whose names, addresses and description are subscribed hereunder are desirous of being formed into a Company, in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

                                                       Signature of
Name, address,            Number of                    Witness and his
description and           Equity Shares    Signature   Name, Address,
occupation of each        taken by each    of          Description and
subscriber                Subscriber       Subscriber  Occupation
----------                ----------       ----------  ----------
Dr. Lalit S. Kanodia      5,000               Sd/-      Witness to
S/o Surajmal Kanodia      (Five Thousand                Subscriber no. 1
1201, Red Rose Hsg.       only)                         & 2
Soc., Sir
Pochkhanwala Road,                                             Sd/-
Worli, Mumbai 400 025
Business                                                Upendra S. Kulkarni
                                                        S/o of Mr.
Manish H. Modi            5,000               Sd/-      Shivanand N.
S/o of Dr. Harsukh J.     (Five Thousand                Kulkarni
Modi                      only)                         A/9, Sindhutirtha
601/B,Gazdar Apts.,                                     Society, LBS
Juhu Tara Road,                                         Road, Near
Mumbai 400 049                                          Makhmali Talao,
Company Executive                                       Thane (W) 400 601
                                                        Company Executive


Total                     10,000
                          (Ten Thousand
                          only)

Place: Mumbai      Date: January 23, 2003

                                                                       EXHIBIT E

                             ARTICLES OF ASSOCIATION
                             THE COMPANIES ACT, 1956

                                   (I of 1956)

                            COMPANY LIMITED BY SHARES
                             ARTICLES OF ASSOCIATION

                                       OF

                      KNOWLEDGEWORKS GLOBAL PRIVATE LIMITED

                                   PRELIMINARY

Table `A' not     1.   No regulations contained in Table `A' in the First
to apply but           Schedule to the Companies Act, 1956 shall apply to this
company to be          Company, but the regulations for the management of the
governed by            Company and for the observance of the members thereof and
these Articles.        their representatives, shall subject to any exercise or
                       the statutory powers of the Company with reference to the repeal or alteration of, or addition to, its regulation by Special Resolution, as prescribed by the said
                       Companies Act, 1956 be such as are contained in these Articles.

                                 INTERPRETATION

Interpretation    2.   In the interpretation of these Articles, unless repugnant
clause                 to the subject or context :

The Company or         "The Company" or "this Company" means KNOWLEDGEWORKS
this Company           GLOBAL PRIVATE LIMITED.

The Act "The Act" means "the Companies Act, 1956" or any statutory modification or re-enactment thereof for the time being in force.


Auditors "Auditors" means and includes those persons appointed as such for the time being by the Company at its General Meeting.

Board or Board         "Board" or "Board of Directors" means a meeting of the
of Directors           Directors duly called and constituted, or as the case may
                       be, the directors assembled at a Board.

Capital "Capital" means the share capital for the time being raised or authorised to be raised, for the purpose of the Company.

Debenture              "Debenture" includes debenture stock and bonds.

Directors              "Directors" means the Directors for the time being of the
                       Company, or as the case may be, the Directors assembled at the Board.

Dividend               "Dividend" includes bonus.

Gender Words importing the masculine gender also include the feminine gender.

In writing and         "In writing" and "Written" include printing, lithography
Written                and other modes of representing or reproducing words in
                       visible forms.

Member "Member" means the duly registered holder from time to time of the shares of the Company and includes the subscribers to the Memorandum of Association of the Company.

Meeting or             "Meeting" or "General Meeting" means a meeting of
General Meeting        members.

Annual General         "Annual General Meeting" means a general meeting of the
 Meeting               members held in accordance with the provisions of Section
                       166 of the Act and any adjourned holding thereof.

Extraordinary          "Extraordinary General Meeting" means an Extraordinary
General Meeting        General Meeting of the members duly called and
                       constituted and any adjourned holding thereof.

Month                  "Month" means a calendar month.

Non-retiring           "Non-retiring Director" means a Director not subject to
Director               retirement by rotation.

Office "Office" means the Registered Office for the time being of the Company.

Paid-up                "Paid-up" includes capital credited as paid-up.

Persons "Persons" includes companies and firms as well as individuals.

Register of            "Register of Members" means the Register of Members to be
Members                kept pursuant to Section 150 of the Act.

The Registrar          "The Registrar" means the Registrar of Companies of the
                       state in which the office of the Company is for the time being situate.

Secretary              "Secretary" means the Company Secretary appointed in
                       pursuance of Section 383A of the Act.

Seal "Seal" means the Common Seal for the time being of the Company.

Share Singular         "Share" means a share in the share capital of the Company
number                 and includes stock except where a distinction between
                       stock and shares is expressed or implied.

Singular number        "Words" importing the singular number include, where the
                       context admits or requires, the plural number and vice versa.

Ordinary               "Ordinary Resolution" and "Special Resolution" shall have
Resolution and         the meanings assigned thereto by Section 189 of the Act.
Special
Resolution

Year and               "Year" means the calendar year and "Financial Year" and
Financial Year         shall have the meaning assigned thereto by Section 2(17)
                       of the Act.

                       Subject as aforesaid, any words or expression defined in the Act, shall, except where the subject or context forbids, bear the same meaning in these Articles.

                       The marginal notes used in these Articles shall not affect the construction hereof.

                                PRIVATE COMPANY

Private Company   2A   The Company is a private company within the meaning of
                       Section 3(1)(iii) of the Companies Act, 1956, and accordingly:

                       (a) the right to transfer shares in the Company is restricted in the manner hereinafter appearing;

                       (b) the number of members of the Company (exclusive of (i) the persons who are in employment of the Company and (ii) person who having been formerly in the employment of the Company, were members of the Company while in that employment and have continued to be members after the employment ceased) shall be limited to fifty provided that for the purpose of this provision, where two or more persons hold one or more shares in the Company jointly, they shall be treated as a single member; and

                       (c) no invitation shall be issued to the public to subscribe for any shares in or debentures of the Company.

                       (d) invitation or acceptance of deposits from persons other than the members, directors or their relatives is hereby prohibited.

Amount of         3.   The authorised share capital of the Company is Rs.
Capital                1,00,00,000/- (Rupees One Crore) divided into 10,00,000
                       (Ten Lakhs) Equity Shares of Rs.10/- (Rupees Ten Only) each. The paid up capital of the Company shall be minimum of Rs. 1,00,000/- (Rupees One Lakh).

Increase of       4.   The Company in General Meeting may, from time to time,
capital by the         increase the capital by the creation of new shares, such
Company and how        increase to be of such aggregate amount and to be divided
carried effect         into shares of such respective amount as the resolution
                       shall prescribe. Subject to the provisions of the Act, any shares of the original or increased capital shall be issued upon such terms and conditions and with such rights and privileges annexed thereto, as the General
                       Meeting resolving upon the creation thereof, shall direct, and if no direction be given, as the Directors shall determine; and in particular, such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a right of voting at General Meeting of the Company in conformity with Section 87 and 88 of the Act.

                       Whenever the capital of the Company has been increased under the provisions of this Article, the Directors shall comply with the provisions of Section 97 of the Act.

New Capital       5.   Except so far as otherwise provided by the condition of
same as                issue or by these presents, any capital raised by the
existing               creation of new shares shall be considered as part of the
capital                existing capital, and shall be subject to the provisions
                       herein contained, with reference to the payment of calls and instalments, forfeiture, lien, surrender, transfer, and transmission, voting and otherwise.

Redeemable        6.   Subject to the provisions of Section 80 of the Act, the
Preference             Company shall have the power to issue Preference Shares
Shares                 which are or at the option of the Company are liable to
                       be redeemed and the resolution authorizing such issue shall prescribe the manner, terms and condition of redemption.

Provisions to     7.   On the issue of Redeemable Preference Shares under the
apply on issue         provisions of Article 6 hereof the following provisions
of Redeemable          shall take effect:
Preference
Shares                 (a)    no such shares shall be redeemed except out of the
                              profits of the Company which would otherwise be available for dividend or out of proceeds of a fresh issue of shares made for the purpose of the redemption;

                       (b) no such shares shall be redeemed unless they are fully paid;

                       (c) the premium if any, payable on redemption must have been provided for out of profits of the Company or the Company's Share Premium Account before the shares are redeemed;

                       (d) where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall, out of the profits which would otherwise have been available for dividend, be transferred to a reserve fund, to be called the "Capital Redemption Reserve Account", a sum equal to the nominal amount of the shares redeemed and the provisions of the Act, relating to the reduction of the share capital of the Company shall, except as provided in Section 80 of the Act, apply as if the Capital Redemption Reserve Account were paid up share capital of the Company.

Reduction of      8.   The Company may (subject to the provisions of Section 78,
capital                80 and 100 to 105 inclusive, of the Act) from time to
                       time by a Special Resolution reduce its share capital and any Capital Redemption Reserve Account or Share Premium
                       Account in any manner for the time being authorised by law and in particular capital may be paid off on the footing that it may be called upon again or otherwise.
                       This Article is not to derogate from any power the Company would have if it were omitted.

Sub-division      9.   Subject to the provisions of Section 94 of the Act the
Consolidation          Company in General Meeting may, from time to time,
and                    sub-divide or consolidate its shares, or any of them, and
cancellation of        the resolution whereby any share is sub-divided, may
shares                 determine that, as between the holder of the shares
                       resulting from such sub-division one or more of such shares shall have some preference or special advantage as regards dividend, capital or otherwise over or as compared with the others or other. Subject as aforesaid the Company in General Meeting may also cancel shares which have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.


Modification of   10.  Whenever the capital, by reason of the issue of
rights                 preference shares or otherwise, is divided into different
                       classes of shares, all or any of the rights and privileges attached to each class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of Section 106 and 107 of the Act be varied, modified, commuted, affected or abrogated, or dealt with by agreement, between the Company and any person purporting to contract on behalf of that class, provided such an agreement is ratified in writing by holders of at least three-fourths in nominal value of the issued shares of the class or is confirmed by a Special Resolution passed at a separate General
                       Meeting of the holders of shares of that class.

                             SHARES AND CERTIFICATES

Register and      11.  The Company shall cause to be kept a Register and Index
Index of               of Members in accordance with Sections 150 and 151 of the
Members                Act. The Company shall be entitled to keep in any state
                       or country outside India a Branch Register of Members
Declaration by         resident in that state or country.
person not
holding                (a)    Notwithstanding anything herein contained a person
beneficial                    whose name is at any time entered, in the Register
interest in                   of Members of the Company as the holder of a share
any shares                    in the Company, but who does not hold the
                              beneficial interest in such share, shall, within such time and in such form as may be prescribed, make a declaration to the Company specifying the name and other particulars of the person or persons, who hold the beneficial interest in such share in the manner provided in Section 187-C of the Act;

                       (b) a person who holds a beneficial interest in a share or a class of shares of the Company shall, within the time prescribed, after his becoming such owner, make a declaration to the Company specifying the nature of his interest, particulars of persons in whose name the shares stand in the Register of Members of the Company and such other particulars as may be prescribed as provided in
                              Section 187-C of the Act;

                       (c) whenever there is a change in the beneficial interest in a share referred to above, the beneficial owner shall, within the time prescribed from the date of such change, make a declaration to the Company in such form and containing such particulars as may be prescribed as provided in
                              Section 187-C of the Act;

                       (d)    notwithstanding anything herein contained in
                              Section 153 of the Act and Sub-Article (a), (b) and (c) above, where any declaration referred to above is made to the Company, the Company shall make a note of such declaration, in the Register of Members and file within the time prescribed from the date of receipt of the declaration a return in the prescribed form with the Registrar with regard to such declaration.

Share to be       12.  THE SHARES IN THE CAPITAL SHALL BE NUMBERED PROGRESSIVELY
numbered               ACCORDING TO THEIR SEVERAL DENOMINATIONS AND EXCEPT IN
progressively          THE MANNER HEREIN BEFORE MENTIONED NO SHARE SHALL BE
and no share to        SUB-DIVIDED. EVERY FORFEITED OR SURRENDERED SHARE SHALL
be subdivided          CONTINUE TO BEAR THE NUMBER BY WHICH THE SAME WAS
                       ORIGINALLY DISTINGUISHED.

Further issue     13.  (a)    Subject to the provisions of the Act where at any
of capital                    time after the
                              expiry of two years from the formation of the Company or expiry of one year from the allotment of shares made for the first time after its formation whichever is earlier, it is proposed to increase the subscribed capital of the Company by allotment of further shares, whether out of unissued share capital or out of increased share capital, then such further shares shall be offered to the persons who at the date of the offer, are holders of the equity shares of the Company, in proportion, as nearly as circumstances admit, to the capital paid up on these shares at the date.
                              Such offer shall be made by a notice specifying the number of shares offered and limiting a time not being less than fifteen days from the date of the offer within which the offer, if not accepted, will be deemed to have been declined. After the expiry of time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board may dispose of them in such manner as they think most beneficial to the Company.

                       (b) Notwithstanding anything contained in the preceding sub-clause the Company may :

                        i.    by a special resolution; or

                        ii. where no such special resolution is passed, if the votes cast (whether on a show of hands, or on a poll as the case may be) in favour of the proposal contained in the resolution moved in that general meeting (including the casting vote, if any, of the Chairman) by members who, being entitled so to do, vote in person, or where proxies are allowed, by proxy exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied, on an application made by the Board of Directors in this behalf, that the proposal is most beneficial to the Company, offer further shares to any person or may not include the persons who at the date of the offer, are the holders of the equity shares of the Company.

                       (c)    Notwithstanding anything contained in sub-clause
                              (a) above, but subject, however, to Section 81(3) of the Act, the Company may increase its subscribed capital on exercise of an option attached to the debentures issued or loans raised by the Company to convert such debentures or loans into shares, or to subscribe for shares in the Company.

Shares under      14.  Subject to the provisions of these Articles and of the
control of             Act, the shares (including any shares forming part of any
Directors              increased capital of the Company) shall be under the
                       control of the Directors; who may allot or otherwise dispose of the same to such persons in such proportion on such terms and conditions and at such times as the Directors think fit and subject to the sanction of the Company in General Meeting with full power, to give any person the option to call for or be allotted shares of any class of the Company either (subject to the provisions of Sections 78 and 79 of the Act) at premium or at par or at a discount and such option being exercisable for such time for such consideration as the Directors think fit. The Board shall cause to be filed a return as to allotment as provided for in Section 75 of the Act.





Power also to     15.  IN ADDITION TO AND WITHOUT DEROGATING FROM THE POWERS FOR
Company to in          THAT PURPOSE CONFERRED ON THE BOARD UNDER ARTICLES 13 AND
General Meeting        14 THE COMPANY IN GENERAL MEETING MAY, SUBJECT TO THE
to issue shares        PROVISIONS OF SECTION 81 OF THE ACT, DETERMINE THAT ANY
                       SHARES (WHETHER FORMING PART OF THE ORIGINAL CAPITAL OR
                       OF ANY INCREASED CAPITAL OF THE COMPANY) SHALL BE OFFERED
                       TO SUCH PERSON (WHETHER MEMBERS OR NOT) IN SUCH
                       PROPORTION AND ON SUCH TERMS AND CONDITIONS AND EITHER
                       (SUBJECT TO COMPLIANCE WITH THE PROVISIONS OF SECTIONS 78
                       AND 79 OF THE ACT) AT A PREMIUM OR AT PAR OR AT A
                       DISCOUNT, AS SUCH GENERAL MEETING SHALL DETERMINE AND
                       WITH FULL POWER TO GIVE ANY PERSON (WHETHER A MEMBER OR
                       NOT) THE OPTION TO CALL FOR OR BE ALLOTTED SHARES OF ANY
                       CLASS OF THE COMPANY EITHER (SUBJECT TO COMPLIANCE WITH
                       THE PROVISIONS OF SECTIONS 78 AND 79 OF THE ACT) AT A
                       PREMIUM OR AT PAR OR AT A DISCOUNT SUCH OPTION BEING
                       EXERCISABLE AT SUCH TIMES AND MEETINGS AND FOR SUCH
                       CONSIDERATION AS MAY BE DIRECTED BY SUCH GENERAL MEETING
                       OR THE COMPANY IN GENERAL MEETING MAY MAKE ANY OTHER
                       PROVISION WHATSOEVER FOR THE ISSUE, ALLOTMENT, OR
                       DISPOSAL OF ANY SHARES.






Acceptance of     16.  Any application signed by or on behalf of an applicant
shares                 for shares in the Company, followed by an allotment of
                       any shares therein, shall be an acceptance of shares within the meaning of these Articles, and every person who thus or otherwise accepts any share and whose name is on the Register shall, for the purposes of these Articles, be a Member.




Deposit and       17.  The money (if any) which the Board shall, on the
call etc to be         allotment of any shares made by them, require or direct
a debt payable         to be paid by way of deposits, call or otherwise, in
immediately            respect of any shares allotted by them, shall immediately
                       on the insertion of the name of the allottee in the Register of Members as the name of the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof, and shall be paid by him accordingly.

Liability of      18.  Every member, or his heirs, executors or administrator
Members                shall pay to the Company the portion of the capital
                       represented by his share or shares which may, for the time being, remain unpaid thereon, in such amounts, at such time or times, and in such a manner as the Board shall, from time to time in accordance with the Company's regulations, require or fix for the payment thereof.




Share             19.  a)     Every Member or allottee of shares shall be
Certificate                   entitled without payment to receive one
                              certificate specifying the name of the person in whose favour it is issued, the shares to which it relates and the amount paid-up thereon. Such certificate shall be issued only in pursuance of a resolution passed by the Board and on surrender to the Company of its letter of allotment or its fractional coupons of requisite value, save in case of issues against letters of acceptance or of renunciation or in case of issue of bonus shares.
                              Every such certificate shall be issued under the seal of the Company, which shall be affixed in the presence of two Directors or person acting on behalf of the Directors under a duly Registered power of attorney and the Secretary or some other person appointed by the Board for the purpose, and two Directors or their Attorneys and the Secretary or other person shall sign the share certificate, provided that if the composition of the Board permits of it, at least one of the aforesaid two
                              Directors shall be a person other than the Managing or whole-time Director. Particulars of every share certificate issued shall be entered in the Register of Members against the name of the person to whom it has been issued, indicating the date of issue.

                       b) Any two or more joint allottees of a share shall, for the purpose of this Article, be treated as a single Member, and the Certificate of any share, which may be the subject of joint ownership, may be delivered to any one of such joint owners on behalf of all them. For any further certificate the Board shall be entitled, but shall not be bound, to prescribe a charge not exceeding rupee one. The Company shall comply with the provisions of Section 113 of the Act.

                       c) A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other material used for the purpose.

Renewal of        20.  (a)    No certificate of any share or shares shall be
Share                         issued either in exchange for those which are
Certificate                   sub-divided or consolidated or in
                              replacement of those which are defaced, torn or old,decrepit, worn out, or where the cages on the reverse for recording transfers have been duly utilized unless the certificate in lieu of which it is issued is surrendered to the Company.

                       (b) When a new share certificate has been issued in pursuance of the clause (a) of this Article, it shall state on the face of it and the stub or counterfoil to the effect that it is "issued in lieu of share certificate
                              No.....sub-divided/replaced/on consolidation of
                              shares".

                       (c) If a share certificate is lost or destroyed, a new certificate in lieu thereof shall be issued only with the prior consent of the Board and on such terms, if any, as to evidence, indemnity and as to the payment of out-of-pocket expenses incurred by the Company in investigating evidence, as the Board thinks fit.

                       (d) When a new share certificate has been issued in pursuance of clause (c) of this Article, it shall state on the face of it and against the stub or counterfoil to the effect that it is "duplicate issued in lieu of share certificate no....." The
                              word "Duplicate" shall be stamped or punched in bold letters across the face of the share certificate.

                       (e) Where a new share certificate has been issued in pursuance of clause (a) or clause (c) of this Article, particulars of every such certificate shall be entered in a Register of Renewal and Duplicate Certificates indicating against the name of the persons to whom the certificate is issued, the number and date of issue of the certificate in lieu of which the new certificate is issued, and the necessary changes indicated in the Register of Members by suitable cross reference in the "Remarks" column.

                       (f) All blank forms to be issued for the issue of share certificates shall be printed and the printing shall be done only on the authority of a resolution of the Board. The blank forms shall be consecutively machine numbered and the forms and blocks, engravings, facsimiles and hues relating to the printing of such forms shall be kept in the custody of the Secretary or such other person as the Board may appoint for the purpose and the Secretary or the other person aforesaid shall be responsible for rendering an account of these forms to the Board.

                       (g) The Managing Director of the Company for the time being or, if the Company has no Managing Director, every Director of the Company shall be responsible for the maintenance, preservation and safe custody of all books and documents relating to the issue of share certificates except the blank forms of share certificates referred to in Sub-Article(f).

                       (h) All books referred to in Sub-Article (g) shall be preserved in good order permanently.

The first name    21.  If any share stands in the names of two ore more persons
of joint               the person first named in the Register of Members shall
holders deemed         as regards receipt of dividends or bonus or service of
sole holder            notices and all or any other matter connected with the
                       Company, except voting at Meetings, and the transfer of the shares, be deemed the sole holder thereof but the joint holders of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such share and for all incidents thereof according to the Company's regulations.

Company not       22.  Except as ordered by a Court of competent jurisdiction or
bound to               as by law required, the Company shall not be bound to
recognize any          recognize any equitable contingent, future or partial
interest in            interest in any share, or (except only as is by these
share other            Articles otherwise expressly provided) any right in
than that of           respect of a share other than an absolute right thereto,
registered             in accordance with these Articles, in the person from
share holder           time to time registered as the holder thereof, but the
                       Board shall be at liberty at their sole discretion to register any share in the joint names of any two or more persons or the survivor or survivors of them.

Funds of          23.  None of the funds of the Company shall be applied in the
Company may not        purchase of any shares of the Company, and it shall not
be applied in          give any financial assistance for or in connection with
purchase of            the purchase or subscription of any shares in the Company
share of the           or in its holding company save as provided by Section 77
company                of the Act.

                           UNDERWRITING AND BROKERAGE

Commission  may   24.  Subject to the provisions of Section 76 of the Act, the
be paid                Company may at any time pay a commission to any person in
                       consideration of his subscribing or agreeing to subscribe
                       (whether absolutely or conditionally) for any shares or debentures in the Company, or procuring, or agreeing to procure subscription (whether absolute or conditional) for any shares or debentures in the Company, but so that the commission shall not exceed in the case of shares five percent of the price at which the shares are issued and in the case of debentures two and a half per cent of the price at which the debentures are issued, or such higher rate or rates as may be permissible under any statutory provisions for the time being in force. Such commission may be satisfied by payment of cash or by allotment of fully or partly paid shares or partly in one way and partly in the other.

Brokerage         25.  The Company may pay a reasonable sum for brokerage.

                             INTEREST OUT OF CAPITAL

Interest may be   26.  Where any shares are issued for the purpose of raising
paid out of            money to defray the expenses of the construction of any
capital                work or building, or the provision of any plant, which
                       cannot be made profitable for a lengthy period, the Company may pay interest on so much of that share capital as is for the time being paid up, for the period, at the rate and subject to the conditions and restrictions provided by Section 208 of the Act and may charge the same to capital as part of the cost of construction of the work of building, or the provision of plant.

                                      CALLS

Directors may     27.  The Board may, from time to time, subject to the terms on
make calls             which any shares may have been issued and subject to the
                       conditions of allotment, by a resolution passed at a meeting of the Board (and not by circular resolution) make such call as it thinks fit upon the Members in respect of all moneys unpaid on the shares held by them respectively and each member shall pay the amount of every call so made on him to the person or persons and at all times and places appointed by the Board. A call may be made payable by instalments.

Calls on shares   28.  Whenever any calls for further share capital are made on
of same class          shares, such calls shall be made on uniform basis on all
to be made on          shares falling under the same class. For the purposes of
uniform basis          this Article shares of the same nominal value of which
                       different amounts have been paid up shall not be deemed to fall under the same class.

Notice of calls   29.  Fifteen days' notice in writing of any call shall be
                       given by the Company specifying the time and place of payment, and the person or persons to whom such call shall be paid.

Calls to date     30.  A call shall be deemed to have been made at the time when
from resolution        the resolution authorizing such call was passed at a
                       meeting of the Board and may be made payable by the members whose names appear on the Register of Members on such date or at the discretion of the Board on such subsequent date as may be fixed by the Board.

Call may be       31.  A call may be revoked or postponed at the discretion of
revoked or             the Board.
postponed

Liability of      32.  The joint holder of a share shall be jointly and
joint holders          severally liable to pay all
                       calls in respect thereof.

Directors may     33.  The Board may, from time to time at its discretion,
extend time            extend the time fixed for the payment of any call, but no
                       member shall be entitled to such extension save as matter of grace and favour.

Calls to carry    34.  If any member fails to pay any call due from him on the
interest               day appointed for payment thereof, or any such extension
                       thereof as aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of actual payment at such rate as shall from time to time be fixed by the Board but nothing in this Article shall render it obligatory for the Board to demand or recover any interest from any such member.

Sums due to be    35.  Any sum, which by the terms of issue of a share becomes
calls                  payable on allotment or at any fixed date, whether on
                       account of the nominal value of the share or by way of premium, shall for the purpose of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to the payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Proof on trial    36.  On the trial or hearing of any action or suit brought by
of suit for            the Company against any member or his representatives for
money due on           the recovery of any money claimed to be due to the
shares                 Company in respect of his shares, it shall be sufficient
                       to prove that the name of the Member in respect of whose shares the money is sought to be recovered appears entered on the Register of Members as the holder, at our subsequently to the date at which the money is sought to be recovered is alleged to have become due on the share in respect of which such money is sought to be recovered;
                       that the resolution making the call is duly recorded in the Minute Book and that notice of such call was duly given to the member or his representatives issued in pursuance of these Articles, and that it shall not be necessary to prove the appointment of the Directors who made such a call, nor that quorum of Directors was present at the Board at which any call was made, nor that the Meeting at which any call was made was duly convened or constituted, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

Partial payment   37.  Neither the receipt by the Company of a portion of any
not to preclude        money which shall from time to time be due from any
forfeiture             Member to the Company in respect of his shares, either by
                       way of principal or interest, nor any indulgence granted by the Company in respect of the payment of any such money, shall preclude the Company from thereafter proceeding to enforce a forfeiture of such shares as hereinafter provided.

Payment in        38.  (a)    The Board may, if it thinks fit, agree to and
anticipation of               receive from any member willing to advance the
calls may carry               same, all or any part of the amounts of his
interest                      respective shares beyond the sums, actually called
                              up and upon the moneys so paid in advance or upon so much thereof, from time to time, and at any time thereafter as exceeds the amount of the calls then made upon and due in respect of the shares on account of which such advances are made the Board may pay or allow interest, at such rate as the member paying the sum in advance and the Board agree upon. The Board may agree to repay at any time the amount so advanced or may at any time repay the same upon giving to the Member three months' notice in writing. Provided that moneys paid in advance of calls on any shares may carry interest but shall not confer a right to dividend or participate in profits.

                       (b) No member paying any such sum in advance shall be entitled to voting rights in respect of the moneys so paid by him until the same would but for such payment become presently payable.

Company to have   39.  The Company shall have a first and paramount lien upon
lien on shares         all the shares (other than fully paid up shares)
                       registered in the name of each Member (whether solely or jointly with others) and upon the proceeds of sale thereof for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such shares, and no equitable interest in any shares shall be created except upon the footing and upon the condition that Article 22 hereof is to have full effect. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company's lien, if any, on such shares.

As to enforcing   40.  For the purpose of enforcing such lien the Board may sell
lien by sale           the shares subject thereto in such manner as they shall
                       think fit, and for that purpose may cause to be issued a duplicate certificate in respect of such share and may authorize one of their member to execute a transfer thereof on behalf of and in the name of such Member. No sale shall be made until such period as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such Member or his representatives and default shall have been made by him or them in payment, fulfillment, or discharge of such debts, liabilities or engagements for fourteen days after such notice.

Application of    41.  The net proceeds of any such sale shall be received by
proceeds of            the Company and applied in or towards payment of such
sale                   part of the amount in respect of which the lien exists as
                       is presently payable and the residue, if any, shall

                       (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale.

                              FORFEITURE OF SHARES

If money          42.  If any member fails to pay any call or instalment of a
payable on             call on or before the day appointed for the payment of
shares not paid        the same or any such extension thereof as aforesaid, the
notice to be           Board may at any time thereafter, during such time as the
given to Member        call or instalment remains unpaid, give notice to him
                       requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the company by reason of such non-payment.

Form of notice    43.  The notice shall name a day (not being less than fourteen days from the date of the notice) and a place or places on and at which such a call or instalment and such interest thereon at such rate as the Directors shall determine from the day on which such call or instalment ought to have been paid and expenses as aforesaid are to be paid. The notice shall also state that, in the event of the non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

In default of     44.  If the requirements of any such notice as aforesaid shall
payment, shares        not be complied with, every or any share in respect of
to be forfeited        which such notice has been given, may at any time
                       thereafter before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Board to that effect.
                       Such forfeiture shall include all dividends declared or any other moneys payable in respect of the forfeited share not actually paid before the forfeiture.

Notice of         45.  When any share shall have been so forfeited notice of the
forfeiture to a        forfeiture shall be given to the member in whose name it
Member                 stood immediately prior to the forfeiture and an entry of
                       the forfeiture, with the date thereof, shall forthwith be made in the Register of Members but no forfeiture shall be in any manner invalidated by any commission or neglect to give such notice or to make any such entry as aforesaid.

Forfeited         46.  Any share so forfeited shall be deemed to be the property
shares to be           of the Company and may be sold, reallotted, or otherwise
property of the        disposed of, either to the original holder thereof or to
Company and may        any other person, upon such terms and in such a manner as
be sold etc.           the Board shall think fit.

Member still      47.  Any member whose shares have been forfeited shall not
liable to pay          withstanding the forfeiture, be liable to pay and shall
money owing at         forthwith pay to the Company, on demand all calls,
time of                installments, interest and of expenses owing upon or in
forfeiture and
interest
                       respect of such shares at the time of forfeiture, together with interest thereon from the time of the forfeiture until payment at such rate as the Board may determine and the Board may enforce the payment thereof, if it thinks fit.

Effect of         48.  The forfeiture of a share shall involve extinction, at
forfeiture             the time of forfeiture, of all interest in and all
                       claims, and demands against the Company, in respect of the share and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

Evidence of       49.  A declaration in writing that the declarant is Director
forfeiture             or Secretary of the Company and that a share in the
                       Company has been duly forfeited in accordance with these Articles on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the shares.

Validity of       50.  Upon any sale after forfeiture or for enforcing a lien in
sale under             purported exercise of the powers hereinbefore given, the
Articles 40            Board may appoint some person to execute an instrument of
and 46                 transfer of the shares sold and may cause the purchaser's
                       name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

Cancellation of   51.  Upon any sale, re-allotment or other disposal under the
share                  provisions of the preceding Articles, the certificate or
certificates in        certificates originally issued in respect of relative
respect of             shares shall (unless the same shall on demand by the
forfeited              Company have been previously surrendered to it by the
shares                 defaulting member) stand cancelled and become null and
                       void and of no effect, and the Directors shall be entitled to issue duplicate certificates in respect of the said shares to the person or persons entitled thereto.

Power to annul    52.  The Board may at any time before any share so forfeited
forfeiture             shall have been sold, re-allotted or otherwise disposed
                       of, annul the forfeiture thereof upon such conditions as it thinks fit.

                       TRANSFER AND TRANSMISSION OF SHARES

Register of       53.  The Company shall keep a "Register of Transfers" and
Transfers              therein shall be fairly and distinctly entered
                       particulars of every transfer or transmission of any share.

Restriction on    54.  (a)    The shares in the capital of the Company shall not
transfer                      be transferred except to an existing member or any
                              other person approved by the Board. The
                              consideration for the transfer of shares shall be determined by an agreement between the member intending to sell his shares and the Board. In the event of disagreement, the consideration for transfer of shares shall be determined by the Auditors of the Company.

Form of                (b)    The instrument of transfer shall be in writing and
transfer                      all the provisions of Section 108 of the Companies
                              Act, and or any statutory modification thereof for the time being shall be duly complied with in respect of all transfer of shares.

Transfer form to  55.  The instrument of transfer duly stamped and executed by
be completed           the transferor and the transferee shall be delivered to
and presented          the Company in accordance with the provisions of the Act.
to the Company         The instrument of transfer shall be accompanied by such
                       evidence as the Board may require to prove the title of transferor and every registered instrument of transfer shall remain in the custody of the Company until destroyed by the order of the Board. The transferor shall be deemed to be the holder of such shares until the name of the transferee shall have been entered in the Register of Members in respect thereof. Before the registration of a transfer the certificate or certificates of the shares must be delivered to the Company.

Transfer Books    56.  The Board shall have power of giving not less than seven
and Register of        days' previous notice by advertisement in some newspaper
Members when           circulating in the district in which the office of the
closed                 Company is situate to close the transfer books, the
                       Register of Members or Register of Debenture holders at such time or times and for such period or periods, not exceeding in the aggregate forty five days in each year, and thirty days at one time.

Directors may     57.  The Board may, in its own, absolute and uncontrolled
refuse to              discretion and without assigning any reason, decline to
register               register or acknowledge any transfer of shares (whether
transfers              fully paid or not and notwithstanding that the proposed
                       transferee be already a member), but in such case it shall, within one month from the date on which the instrument of transfer was lodged with the Company, send to the transferee and the transferor notice of refusal to register such transfer. Provided that the registration of a transfer shall not be refused on the grounds that the transferor being either alone or jointly with any other person or persons is indebted to the Company on any account whatsoever except a lien on shares.

Notice of         58.  Where, in the case of partly paid shares, an application
application            for registration is made by the transferor, the Company
when to be             shall give notice of the application to the transferee in
given                  accordance with the provisions of Section 110 of the

                       Act.

Death of one or   59.  In the case of the death of any one or more of the
more Joint-            persons named in the Register of Members as the joint
holders of             holders of any share, the survivor or survivors shall be
shares                 the only persons recognized by the Company as having any
                       title to or interest in such share, but nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

Title to shares   60.  The executors or administrators or holders of a
of deceased            succession certificate or the legal representatives of a
member                 deceased member (not being one or two or more
                       joint-holders) shall be the only persons recognized by the Company as having any title to shares registered in the name of such Member and the Company shall not be bound to recognize such executors or administrators or holders of a succession certificate or the legal representatives unless such executors or administrators or legal representatives shall have first obtained a probate or letters of administration or succession certificate as the case may be, from a duly constituted
                       Court in the Union of India; provided that in any case where the Board in its absolute discretion thinks fit, the Board may dispense with production of probate or letters of administration or succession certificate, upon such terms as to indemnity or otherwise as the Board in its absolute discretion may think necessary and under
                       Article 62 register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member, as a member.

No transfer to    61.  No share shall in any circumstances be transferred to any
insolvent etc          insolvent or a person of unsound mind.

Registration of   62.  Subject to the provisions of the Act and Articles 59 and
persons                60 any person becoming entitled to share in consequence
entitled to            of the death, lunacy, bankruptcy or insolvency of any
share otherwise        Member or by any lawful means other than by a transfer in
than transfer          accordance with these Articles may, with the consent of
                       the Board (which it shall not be under any obligation to give), upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article or of such title as the Board thinks sufficient, either be registered himself as the holder of the share or elect to have some person nominated by him and approved by the Board registered as such holder, provided nevertheless, that if such person shall elect to have his nominee registered, he shall testify the election by executing in favour of his nominee an instrument of transfer in accordance with the provisions herein contained, and until he does so, he shall not be free from any liability in respect of the shares. This clause is hereinafter referred to as the "transmission clause."

Persons           63.  A person entitled to a share by transmission shall,
entitled may           subject to the right of
receive
dividend
without being          the Directors to retain such dividends or money as
registered as          hereinafter provided, be entitled to receive and may give
Member.                a discharge for, any dividend or other moneys payable in
                       respect of the shares.

Fee on transfer   64.  The Company shall not charge any fee in respect of
or transmission        transfer or transmission of any number of shares.

Company not       65.  The Company shall incur no liability or responsibility
liable for             whatsoever in consequence of its registering or giving
disregard of a         effect to any transfer of shares made or purporting to be
notice                 made by an apparent legal owner thereof (as shown or
prohibiting            appearing in the Register of Members) to the prejudice of
registration of        person having or claiming any equitable right, title or
a transfer             interest to or in the said shares, notwithstanding that
                       the Company may have had notice of such equitable right, title or interest or notice prohibiting registration of such transfer, and may have entered such notice, or referred thereto, in any book of the Company, and the Company shall not be bound to be required to regard or attend to give effect to any notice when may be given to it of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some book of the Company, but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto if the Board shall so think fit.

                        COPIES OF MEMORANDUM AND ARTICLES
                              TO BE SENT TO MEMBERS

A copy of         66.  A copy of the Memorandum and the Articles of Association
Memorandum &           of the Company and other documents referred to in Section
Articles of            39 of the Act shall be sent by the Company to every
Association to         member at his request within seven days of the request on
be sent by the         payment of such fee as may be prescribed.
Company

                                BORROWING POWERS

Power to borrow   67.  Subject to the provisions of Sections 58A, 292 and 293 of the Act the Board may, from time to time at its discretion by a resolution passed at a Meeting of the Board, accept deposits from members either in advance of calls or otherwise and generally raise or borrow or secure the repayment of any sum or sums of money for the purposes of the Company. Provided, however, where the moneys to be borrowed together with the moneys already borrowed (apart from temporary loans obtained from the Company's bankers in the ordinary course of business) exceed the aggregate of the paid up capital of the Company and its free reserves (not being reserves set apart for any specific purpose) the Board shall not borrow such moneys without the consent of the Company in General Meeting.

Payment or        68.  Subject to the provisions of Article 67, the payment or
repayment of           repayment of moneys borrowed as aforesaid may be secured
money borrowed         in such manner and upon such terms and conditions in all
                       respects as the Special Resolution shall prescribe including by the issue of debentures or debenture-stock of the Company, charged upon all or any part of the property of the Company (both present and future), including its uncalled capital for the time being and debentures, debenture-stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Terms of issue    69.  Any debentures, debenture-stock or other securities may
of Debentures          be issued at a discount, premium or otherwise and may be
                       issued on condition that they shall be convertible into shares of any denomination, and with any privileges and conditions as to redemption, surrender, drawing, allotment of shares and attending (but not voting) at General Meetings, appointment of Directors and otherwise.
                       Debentures with the right to conversion into or allotment of shares shall be issued only with the consent of the Company in General Meeting accorded by a special resolution.

Register of       70.  The Board shall cause a proper register to be kept in
charges etc.           accordance with the provisions of Section 143 of the Act
to be kept             of all mortgages, and charges specifically affecting the
                       property of the Company and shall cause the requirements of Section 118, 125 and 127 to 144 (both inclusive) of the Act in that behalf to be duly complied with, so far as they are required to be complied with by the Board.

Register &        71.  The Company shall, if any time it issues debentures, keep
Index of               a Register and Index of Debenture holders in accordance
Debenture              with Section 152 of the Act. The Company shall have the
holders                power to keep in any state or country outside India
                       branch Register of Debenture holders resident in that state of country.


                                 SHARE WARRANTS

Power to issue    72.  The Company may issue share warrants subject to, and in
share warrants         accordance with, the provisions of Section 114 and 115 of
                       the Act and accordingly the Board may in its discretion, with respect to any share which is fully paid, upon application in writing, signed by the person registered as holder of the share, from time to time require as to identity of the person signing the application, and on receiving the certificate (if any) of the share, and the amount of the stamp duty on the warrant and such fee as the Board may from time to time require, issue a share warrant.

Deposit of        73.  (1)   The bearer of a share warrant may at any time
share warrant                deposit the warrant at the office of the Company,
                             and so long as the warrant remains
                             so deposited, the depositor shall have the same right of signing a requisition for calling a Meeting of the Company, and of attending and voting and exercising the other privileges of a Member at any Meeting held after the expiry of two clear days from the time of deposits, as if his name were inserted in the Register of Members as the holder of the share included in the deposited warrant.

                       (2) Not more than one person shall be recognized as depositor of the share warrant.

                       (3) The Company shall, on two days' written notice, return the deposited share warrant to the depositor.

                  74.  (1)   Subject as herein otherwise expressly provided, no
                             person shall, as bearer of a share warrant, sign a requisition for calling a Meeting of the Company, or attend, or vote or exercise any of the privileges of a member at a Meeting of the Company, or be entitled to receive any notice from the company.

                       (2) The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register of Members as the holder of the share included in the warrant and he shall be a Member of the Company.

Issue of new      75.  The Board may, from time to time, make rules as to the
share warrant          terms on which (if it shall think fit) a new share
or coupon              warrant or coupon may be issued by way of renewal in case
                       of defacement, loss or destruction.

                         CONVERSION OF SHARES INTO STOCK

                                AND RECONVERSION

Shares may be     76.  The Company in General Meeting may convert any paid up
converted              shares into stock, and when any shares shall have been
into stock             converted into stock, the several holders of such stock
                       may thenceforth transfer their respective interest therein, or any part of such interest, in the same manner and subject to the same regulation as, and subject to which shares from which the stock arise might have been transferred if no such conversion had taken place or as near thereto as circumstances, will admit. The Company may at any time convert any stock into paid up shares of any denomination.

Right of          77.  The holders of stock shall, according to the amount of
Stock holders          the stock held by them, have the same rights, privileges
                       and advantages as regards
                       dividend, voting at meetings of the Company, and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except participation in dividend and profits of the Company and in the assets of winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

                               MEETING OF MEMBERS

Annual General    78.  The Company shall in each year hold a General Meeting as
Meeting, Annual        its Annual General Meeting in addition to any other
summary                meetings in that year. All General Meetings other than
                       the Annual General Meeting shall be called Extra-ordinary
                       General Meetings. An Annual General Meeting of the
                       Company shall be held within six months after the expiry of each financial year, provided that not more than fifteen months shall elapse between the date of one
                       Annual General Meeting and that of next. Provided that it will be permissible to hold its first Annual General
                       Meeting within a period of not more than eighteen months from the date of its incorporation; and if such a Meeting is held within that period it shall not be necessary for the Company to hold any Annual General Meeting in the year of its incorporation or in the following calendar year. Nothing contained in the foregoing provision shall be taken as affecting the right conferred upon the Registrar under the provisions of Section 166(1) of the Act to extend the time within which any Annual General
                       Meeting may be held. Every Annual General Meeting shall be called for a time during business hours, on a day that is not a public holiday, shall be held at the Registered
                       Office of the Company or some other place within the city in which the Registered Office of the Company is situated as the Board may determine and the notice calling the Meeting shall specify it as the Annual General Meeting.
                       The Company may in any one Annual General Meeting fix the time for its subsequent Annual General Meeting. Every member of the Company shall be entitled to attend either in person or by a proxy and the Auditor of the Company shall have the right to attend and to be heard at any General Meeting which he attends on any part of the business which concerns him as Auditor. At every Annual
                       General Meeting of the Company there shall be laid on the table the Directors' Report and Audited Statement of Accounts and Auditors' Report (if not already incorporated in the audited statement of Accounts), the Proxy Register with Proxies and the Register of Directors' shareholdings, which latter Register shall remain open and accessible during the continuance of the Meeting. The Board shall cause to be prepared the Annual
                       List of Members, Summary of the Share Capital, Balance
                       Sheet and Profit and Loss Account and forward the same to the Registrar in accordance with the provisions of
                       Section 159, 161 and 220 of the Act.

Extra Ordinary    79.  The Board may, whenever it thinks fit, call an
General Meeting        Extra-ordinary General Meeting and it shall do so upon a
                       requisition in writing by any member or members holding in the aggregate not less than one-tenth of such of the paid-up capital as at that date carries the right of voting in regard to the matter in respect of which the requisition has been made.


Requisition of    80.  Any valid requisition so made by Members must state
members to             object or objects of the meeting proposed to be called,
state object           and must be signed by the requisitionists and be
of meeting             deposited at the office, provided that such requisition
                       may consist of several documents in like form each signed by one or more requisitionists.

On receipt of     81.  Upon the receipt of any such requisition, the Board shall
requisition,           forthwith call an Extraordinary General Meeting and if
Directors to           they do not proceed within twenty-one days from the date
call Meeting           of the requisition being deposited at the office to cause
and in default         a Meeting to be called on a day not later than forty-five
requisitionist         days from the date of deposit of the requisition, the
may do so              requisitionist, or such of their number as represent
                       either a majority in value of the paid up share capital held by all of them or not less than one tenth of such of the paid up share capital of the Company as is referred to in Section 169(4) of the Act, whichever is less, may themselves call a Meeting, but in either case any Meeting so called shall be held within three months from the date of delivery of the requisition as aforesaid.

Meeting called    82.  Any Meeting called under the foregoing Articles by the
by                     requisitionists shall be called in the same manner, as
requisitionists        nearly as possible, as that in which Meetings are to be
                       called by the Board.

Twentyone days    83.  At least twenty-one days notice of every General Meeting,
notice of              Annual or Extra-Ordinary, and by whomsoever called
meeting to be          specifying the day, place, and hour of Meeting and the
given                  general nature of the business to be transacted thereat,
                       shall be given in the manner hereinafter provided, to such persons as are under these Articles entitled to receive notice from the Company. Provided that in the case of Annual General Meeting with the consent in writing from all members entitled to vote thereat and in case of any other Meeting, with the consent of the Members holding not less than 95 per cent of such part of the paid-up share capital of the Company as gives a right to vote at the Meeting, a Meeting may be convened by a shorter notice. In the case of an Annual General Meeting if any business other than (i) the consideration of the Accounts, Balance Sheets and Reports of the Board of
                       Directors and Auditors (ii) the declaration of the dividend (iii) the appointment of Directors in place of those retiring, (iv) the appointment of, and fixing of the remuneration of the Auditors, is to be transacted and in the case of any other Meeting, in any event, there shall be annexed to the notice of the Meeting a statement setting out all material facts concerning each such item of business including in particular the nature of the concern or interest, if any, therein of every Director, and the Manager (if any). Where any such item or special business relates to, or affects any other company, the extent of shareholding interest in the other company of every Director or Manager, if any, of the Company shall also be set out in the statement if the extent of such shareholding interest is not less than 2 percent of the paid-up share capital of that other company. Where any item of business consists of according of approval to any documents by the Meeting, the time and place where the document can be inspected shall be specified in the statement aforesaid.

Omission to       84.  The accidental omission to give any such notice as
give notice not        aforesaid to any of the Members, or the non-receipt
to invalidate a        thereof shall not invalidate any resolution passed at any
resolution             such Meeting.
passed

Meeting not to    85.  No General Meeting, Annual or Extra-ordinary, shall be
transact               competent to enter upon, discuss or transact any business
business not           which has not been mentioned in the notice or notices
mentioned in           upon which it was convened.
notice

Quorum at         86.  Two Members present in person shall be a quorum for a
General Meeting        General Meeting.

Body Corporate    87.  A body corporate being a Member shall be deemed to be
deemed to be           personally present if it is represented in accordance
personally             with Section 187 of the Act.
present

If quorum not     88.  If, at the expiration of half an hour from the time
present,               appointed for holding a Meeting of the Company, a quorum
Meeting to be          shall not be present, the Meeting, if convened by or upon
dissolved or           the requisition of Members shall stand dissolved, but in
adjourned              any other case the Meeting shall stand adjourned to the
                       same day in the next week or if that day is a public holiday, until the next succeeding day which is not a public holiday at the same time and place or to such other day and at such other time and place in the city or town in which the office of the Company is for the time being situate, as the Board may determine, and if at such adjourned Meeting a quorum is not present at the expiration of half an hour from the time appointed for holding the Meeting, the Members present shall be a quorum, and may transact the business for which the Meeting was called.

Chairman of       89.  The Chairman (if any) of the Directors shall be entitled
General Meeting        to take the Chair at every General Meeting, whether
                       Annual or Extra-ordinary. If there be no such Chairman of the Directors, or if at any Meeting he shall not be present within fifteen minutes of the time appointed for holding such Meeting or if he shall be unable or unwilling to take the chair then the members present shall elect another Director as Chairman, and if no Director be present or if all the Directors present decline to take the

                       Chair, then the Members present shall elect one of their number to be Chairman.

Business          90.  No business shall be discussed at any General Meeting
confined to            except the election of a Chairman, whilst the Chair is
election of            vacant.
Chairman whilst
Chair vacant

Chairman with     91.  The Chairman with the consent of the members may adjourn
consent may            any Meeting from time to time and from place to place
adjourn meeting        where the Registered Office is situated. But no business
                       shall be transacted at any adjourned Meeting other than the business left unfinished at the Meeting from which the adjournment took place.

Questions at      92.  At any General Meeting a resolution put to the vote of
General Meeting        the Meeting shall be decided on a show of hands, unless a
how decided            poll is (before or on the declaration of the result of
                       the show of hands) demanded by at least two members having the right to vote on the resolution and present in person or by proxy, or by the Chairman of the Meeting or by any member or members holding not less than one-tenth of the total voting power in respect of the resolution or by any member or any members present in person or by proxy and holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum had been paid-up which is not less than one-tenth of the total sum paid-up on all the shares conferring that right, and unless a poll is demanded, a declaration by the Chairman that a resolution has on a show of hands, been carried or carried unanimously, or by a particular majority or lost, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Chairman's        93.  In the case of an equality of votes, the Chairman shall
casting vote           both on a show of hands and at a poll (if any) have a
                       casting vote in addition to the vote or votes to which he may be entitled as a Member.

Poll to be        94.  If a poll is demanded as aforesaid the same shall subject
taken, if              to Article 96 be taken at such time (not later than
demanded               forty-eight hours from the time when the demand was made)
                       and place in the city or town in which the Office of the Company is for the time being situate and either by open voting or by ballot, as the Chairman shall direct, and either at one or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The demand for a poll may be withdrawn at any time by the person or persons who made the demand.

Scrutineers at    95.  Where a poll is to be taken, the Chairman of the Meeting
poll                   shall appoint two scrutineers to scrutinize the votes
                       given on the poll and to report thereon to him. One of the scrutineers so appointed shall always be a

                       Member (not being an officer of employee of the Company ) present at the Meeting provided such a Member is available and willing to be appointed. The Chairman shall have power at any time before the result of the poll is declared to remove a scrutineer from such office and fill vacancy in the office of scrutineer arising from such removal or from any other cause.

In what case      96.  Any poll duly demanded on the election of a Chairman of a
poll taken             Meeting or on any question of adjournment shall be taken
without                at the Meeting forthwith.
adjournment

Demand for poll   97.  The demand for a poll except on the questions of the
not to prevent         election of the Chairman and on an adjournment shall not
transaction of         prevent the continuance of a Meeting for the transaction
other business         of any business other than the question on which the poll
                       has been demanded.

                                 VOTE OF MEMBERS

Members in        98.  No member shall be entitled to vote either personally or
arrears not to         by proxy at any General Meeting or Meeting of a class of
vote                   shareholders either upon a show of hands or upon a poll
                       in respect of any shares registered in his name on which any calls or other sums presently payable by him have not been paid or in regard to which the Company has, and has exercised, any right of lien.

Number of votes   99.  Subject to the provisions of the Articles and without
to which Member        prejudice to any special privileges or restrictions as to
entitled               voting for the time being attached to any class of shares
                       for the time being forming part of the capital of the Company, every Member not disqualified by the last preceding Article shall be entitled to be present, and to speak and vote at such Meeting, and on a show of hands every Member present in person shall have one vote and upon poll the voting right of every member present in person or by proxy shall be in proportion to his share of the paid-up equity shares capital of the Company.
                       Provided, however, if any preference shareholder be present at any Meeting of the Company, save as provided in clause (b) of (2) of Section 87, he shall have a right to vote on resolutions placed before the Meeting which directly affect the rights attached to his preference shares.

Casting of        100. On a poll taken at a Meeting of the Company, a Member
votes by a             entitled to more than one vote, or his proxy or other
Member entitled        person entitled to vote for him, as the case may be, need
to more than           not, if he votes, use all his votes or cast in the same
one vote               way all the votes he uses.

How members       101. A Member of unsound mind or in respect of whom an order
non-composement        has been made by any Court having jurisdiction in lunacy
is and minor           may vote, whether on a
may vote by his        show of hands or upon a poll in respect of any shares
committee or           registered in his name and any such committee or guardian
other legal            may, on poll vote by proxy, if any member be a minor the
guardian               vote in respect of his share or shares shall be by his
                       guardian, or any one of his guardians, if more than one, to be selected in case of dispute by the Chairman of the Meeting.

Votes of joint    102. If there be joint registered holders of any shares, any members one of such persons may vote at any Meeting or may appoint another person (whether a Member or not) as his proxy in respect of such shares, as if he were solely entitled thereto but the proxy so appointed shall not have any right to speak at the Meeting, and if more than one of such joint-holders be present at any Meeting, that one of the said persons so present whose name stands higher on the Register shall alone be entitled to speak and to vote in respect of such shares, but the other or others of the joint-holders shall be entitled to be present at the Meeting. Several executors or administrators of a deceased Member in whose name shares stand shall for the purpose of these Articles be deemed joint-holders thereof.

Voting person     103. Subject to the provisions of these Articles votes may be
or by proxy            given either personally or by proxy. A body corporate
                       being a Member may vote either by a proxy or by a representative duly authorised in accordance with Section
                       187 of the Act and such representative shall be entitled to exercise the same rights and powers (including the right to vote by proxy) on behalf of the body corporate which he represents as that body could exercise if it were an individual Member.

Votes in          104. Any person entitled under Article 62 to transfer any
respect of             share may vote at any General Meeting in respect thereof
shares of              in the same manner as if he were the registered holder of
deceased and           such shares, provided that forty-eight hours at least
insolvent              before the time of holding the Meeting or adjourned
member                 Meeting, as the case may be, at which he proposes to vote
                       he shall satisfy the Directors of his right to transfer such shares and give such indemnity, if any, as the Directors may require or the Directors shall have previously admitted his right to vote at such Meeting in respect thereof.

Appointment of    105. Every proxy (whether a Member or not) shall be appointed proxy in writing under the hand of the appointer or his attorney, or if such appointer is a corporation under the common seal of such corporation, or be signed by an officer or any attorney duly authorised by it, and any Committee or guardian may appoint such proxy. The proxy so appointed shall not have any right to speak at the Meeting.

Proxy either      106. An instrument of proxy may appoint a proxy either for the
for specified          purpose of a particular Meeting specified in the
meeting or for         instrument and any adjournment thereof or it may appoint
a period               for the purpose of every Meeting of the Company or of
                       every Meeting to be held before a date specified in the instrument and every adjournment of any such Meeting.

Vote by Proxy     107. A Member present by proxy shall be entitled to vote on a show of hands as well as a poll.

Deposit of        108. The instrument appointing a proxy and the power of
instrument of          attorney or other authority, if any, under which it is
appointment            signed or a notarially certified copy of that power or
                       authority, shall be deposited at the Office not later than forty-eight hours before the time for holding the Meeting at which the person named in the instrument proposes to vote, and in default the instrument or proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

Form of proxy     109. Every instrument of proxy whether for a specified Meeting or otherwise shall as nearly as circumstances will admit, be in any of the forms set out in Schedule IX of the Act.

Validity of       110. A vote given in accordance with the terms of an
votes given by         instrument of proxy shall be valid notwithstanding the
proxy not              previous death or insanity of the principal, or the
withstanding           transfer of the share in respect of which the vote is
death of Member        given, provided that no intimation in writing of the
                       death or insanity, revocation or transfer shall have been received at the office before the Meeting.

Time for          111. No objection shall be made to the validity of any vote,
objections of          except at any Meeting or poll at which such vote shall be
votes                  tendered and every vote whether given personally or by
                       proxy, not disallowed at such Meeting or poll shall be deemed valid for all purposes of such Meeting or poll whatsoever.

Chairman of the   112. The Chairman of any Meeting shall be the sole judge of
Meeting to be          the validity of every vote tendered at such Meeting. The
the judge of           Chairman present at the taking of a poll shall be the
validity of            sole judge of the validity of every vote tendered at such
any vote               poll.

                               MINUTES OF MEETING

Minutes of        113. (1)   The Company shall cause minutes of all proceedings
General Meeting              of every General Meeting to be kept within thirty
and inspection               days of the conclusion of very such Meeting
thereof by                   concerned entries thereof in books kept for that
members                      purpose with their pages consecutively numbered.

                       (2) Each page of every such book shall be initialed or signed and the last page of the record of proceedings of each Meeting in such book shall be dated and signed by the Chairman of the same Meeting within the aforesaid period of thirty days or in the event of the death or inability of that Chairman within that period by a Director duly authorised by the Board for the purpose.

                       (3) In no case the minutes of the proceedings of a Meeting shall be attached to any such book as aforesaid by pasting or otherwise.

                       (4) The minutes of each Meeting shall contain a fair and correct summary of the proceedings thereat.

                       (5) All appointments of Officers made at any Meeting aforesaid shall be included in the minutes of the Meeting.

                       (6) Nothing herein contained shall require or be deemed to require the inclusion in any such minutes of any matter which in the opinion of the Chairman of the Meeting (a) is or could reasonably be regarded as defamatory on any person, or (b) is irrelevant or immaterial to the proceedings, or
                             (c) is detrimental to the interests of the Company. The Chairman of the Meeting shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the minutes on the aforesaid grounds.

                       (7) Any such minutes shall be evidence of the proceedings recorded therein.

                       (8) The book containing the Minutes of proceedings of the General Meetings shall be open during business hours, for such periods not being less in the aggregate than two hours in each day, as the Directors determine to the inspection of any Member without charge.

                                    DIRECTORS

Number of         114. Until otherwise determined by a General Meeting of the
Directors              Company and subject to the provisions of Section 252 of
                       the Act, the number of Directors shall not be less than two and more than twelve.

                       The first Directors of the Company are :

                             1)   DR. LALIT SURAJMAL KANODIA

                             2)   MR. MANISH MODI

                       The above named first Directors of the Company shall hold office upto the date of the first Annual General Meeting of the Company and thereafter the Directors of the Company shall be appointed in accordance with the provisions contained in these Articles.

Appointment of    115. The Board may appoint an Alternate Director to act for a
Alternate              Director (hereinafter in this Article called "the
Director               original Director") during his absence for a period of
                       not less than three months from the State in which the Meetings of the Board are ordinarily held. An alternate
                       Director appointed under this Article shall not hold office for a period longer than that permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to that State. If the term of the office of the original Director is determined before he so returns to that State, any provision in the Act or in these Articles for the automatic reappointment or retiring Director in default of another appointment shall apply to the original Director and not to the Alternate Director.

Directors'        116. (a)   Subject to the provisions of Section 260 of the
power to add                 Act, the Board shall have power at any time and
to the Board                 from time to time to appoint any qualified person
                             to be an Additional Director, but so that the total number of Directors shall not at any time exceed the maximum fixed under Article 114. Any such additional Director shall hold office only upto the next Annual General Meeting.

Directors'             (b)   Subject to the provisions of Sections 262, 264 and
power to                     other applicable provisions of the Act the Board
fill casual                  shall have power at any time and from time to time
vacancies                    to appoint any qualified person to be a Director
                             to fill a casual vacancy. Any person so appointed shall hold office only upto the date of which the Director in whose place he is appointed would have held office if it had not been vacated by him.

Qualification     117. A Director shall not be required to hold any share
of Directors           qualification.

Remuneration of   118. (a)   Subject to the provision of the Act, a Managing
Directors                    Director or a Director, who is in the whole time
                             employment of the Company may be paid remuneration either by way of monthly payment or at a specified percentage of the net profits of the Company or partly by one way and partly by the other.

                       (b) Subject to the provisions of the Act, a Director who is neither in the whole-time employment, nor a Managing Director may be paid remuneration by way of Commission if the Company by a special resolution authorising such payment.

                       (c) The fee payable to a Director for attending a Meeting of the

                             Board or a Committee thereof shall be such sum as may be prescribed.

Traveling         119. The Board may allow and pay to any Director who travels
expenses               for the purpose of attending and returning from Meetings
incurred by            of the Board of Directors or any Committee thereof or
Director not           General Meetings, or in connection with the business of
a bonafide             the Company, his actual traveling, hotel and other out of
resident or            pocket expenses incurred by him in consequence or for the
by Director            purpose of his attendance, and in connection with the
going out on           business of the Company in addition to his fees for
Company's              attending such meetings as above specified and other
business               remuneration payable to him.

Directors may     120. The continuing Directors may act notwithstanding any
act                    vacancy in their body but if and so long as their number
notwithstanding        is reduced below the minimum fixed by Article 114 hereof
any vacancy            the continuing Directors not being less than two may act
                       for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting but for no other purpose.

When office of    121. Subject to Section 283(2) of the Act the Office of a
Directors to           Director shall become vacant if :
become vacant

                       (a) he is found to be of unsound mind by a Court of competent jurisdiction; or

                       (b)   he applies to be adjudicated an insolvent; or

                       (c)   he is adjudged an insolvent; or

                       (d) he fails to pay any call made on him in respect of shares of the Company held by him, whether alone or jointly with others, within six months from the last date fixed for the payment of such call unless the Central Government has by notification in the Official Gazette removed the disqualification incurred by such failure; or

                       (e) he absents himself from three consecutive Meetings of the Directors or from all Meetings of the Directors for a continuous period of three months, whichever is longer, without leave of absence from the Board; or

                       (f) he becomes disqualified by an order of the Court under Section 203 of the Act; or

                       (g)   he is removed in pursuance of Section 284; or

                       (h) he (whether by himself or by any person for his benefit or on his account) or any firm in which he is a partner or any private company of which he is a Director accepts a loan or any guarantee or security for a loan from the Company in contravention of Section 295 of the Act; or

                       (i)   he acts in contravention of Section 299 of the Act;
                             or

                       (j) he is convicted by a Court of an offence involving moral turpitude and is sentenced in respect thereof to imprisonment for not less than six months; or

                       (k) having been appointed a Director by virtue of his holding any office or other employment in the Company, he ceases to hold such office or other employment in the Company; or

                       (l) he resigns his office by a notice in writing addressed to the Company.

Directors may     122. Subject to the provisions of the Act, a Director or his
contract with          relative, a firm in which such Director or relative is a
Company                partner, or any other partner in such firm or a private
                       company of which the Director is a member or Director, may enter into any contract with the Company for the sale, purchase or supply of any goods, materials or services or for underwriting the subscription of any shares in or debentures of the Company.

Disclosure of     123. A Director of the Company who is in any way, whether
interest directly or indirectly concerned or interested in a contract or arrangement or proposed contract or arrangement entered into or to be entered into by or on behalf of the Company, shall disclose the nature of his concern or interest at the Meeting of the Board in the manner provided in Section 299(2) of the Act. Provided that it shall not be necessary for a Director to disclose his concern or interest in any contract or arrangement entered into or to be entered into between two companies where any of the Directors of the Company or two or more of them together holds or hold not more than two percent of the paid-up share capital in any such other company.

General Notice    124. A general notice given to the Board by a Director to the
of interest            effect that he is a director or a member of a specified
                       body corporate or is a member of a specified firm and is to be regarded as concerned or interested in any contract or arrangement which may, after the date of the notice, be entered into with that body corporate or firm, shall be deemed to be a sufficient disclosure of concern or interest in relation to any contract or arrangement so made. Any such general notice shall expire at the end of the financial year in which it is given but may be renewed for a further period of one financial year at a time by a fresh notice given in the last month of the financial year in which it would have otherwise expired. No such general notice and no renewal thereof shall be of effect unless, either it is given at a Meeting of the Board or the Director concerned takes reasonable steps to secure that it is brought up and read at the first Meeting of the Board after it is given.

Register of       125. The Company shall keep a Register in accordance with
Contracts in           Section 301 (1) and shall within the time specified in
which Directors        Section 301(2) enter therein such of the particulars as
are interested         may be relevant having regard to the application thereto
                       of Section 297 of Section 299 of the Act as the case may be. The Register aforesaid shall also specify, in relation to each Director of the Company the names of the bodies corporate and firms of which notice has been given by him under Article 125. The Register shall be kept at the Office of the Company and shall be open to inspection at such Office, and extracts may be taken therefrom and copies thereof may be required by any member of the Company to the same extent, in the same manner, and on payment of the same fees as in the case of the Register of Members of the Company and the provisions of Section
                       163 of the Act shall apply accordingly.

Director may be   126. A Director may be or become a Director of any company
Director of            promoted by the Company, or in which it may be interested
companies              as a vendor, shareholders, or otherwise and no such
promoted by            Director shall be accountable for any benefit received as
the Company            Director or shareholder of such company except in so far
                       Section 309(6) or Section 314 of the Act may be applicable.

Retirement and    127. At every Annual General Meeting of the Company, one-third
rotation of            of such of the Directors for the time being as are liable
Directors              to retire by rotation or if their number is not three or
                       a multiple of three, the number nearest to one-third shall retire from Office. The non-retiring Directors and Debentures Directors, if any, shall not be subject to retirement under this clause and shall not be taken into account in determining the rotation of retirement or the number of Directors to retire.

Ascertainment     128. Subject to provisions of the Act, the Directors to retire
of Directors           by rotation under Article 127 at every Annual General
retiring by            Meeting shall be those who have been longest in Office
rotation and           since their last appointment, but as between persons who
filling of             became Directors on the same day, those who are to
vacancies              retire, shall in default of and subject to any agreement
                       among themselves, be determined by lot.

Eligibility for   129. A retiring Director shall be eligible for re-election.
re-election

Company to        130. Subject to provisions of the Act, the Company at the
appoint                General Meeting, at which a Director retires in the
successors             manner aforesaid, may fill up the vacated
                       office by electing a person thereto.

Provision in      131. (a)   If the place of the retiring Director is not so
default of                   filled up and the Meeting has not expressly
appointment                  resolved not to fill the vacancy, the Meeting
                             shall stand adjourned till the same day in the next week, at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday, at the same time and place.

                       (b) If at the adjourned Meeting also the place of the retiring Director is not filled up and that Meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been reappointed at the adjourned Meeting unless :

                             (i)   at the Meeting or at the previous Meeting a
                                      resolution for the re-appointment of such Director has been put to the Meeting and lost; or

                             (ii)  the retiring Director has, by a notice in
                                      writing addressed to the Company or its
                                      Board, expressed his unwillingness to be so appointed; or

                             (iii) he is not qualified or is disqualified for
                                      appointment; or

                             (iv)  a resolution, whether special or ordinary, is
                                      required for the appointment or
                                      re-appointment by virtue of any provisions of the Act; or

                             (v)   the proviso to sub-section (2) of Section 263
                                      of the Act is applicable to the case.

Company may       132. Subject to Section 258 of the Act, the Company may by
increase or            Ordinary Resolution from time to time, increase or reduce
reduce the             the number of Directors within the limits fixed in that
number of              behalf by these Articles, and may alter their
Directors              qualifications and the Company may, subject to the
                       provisions of Section 284 of the Act, remove any Director before the expiration of his period of office and appoint another qualified person in his stead. The person so appointed should hold office during such time as the Director in whose place he is appointed would have held the same if he had not been removed.

Notice of         133. (1)      No person not being a retiring Director, shall
candidate for                be eligible for appointment to the office of
office of                    Director at any General Meeting unless he or some
Director                     member intending to propose him has, not less than
excepting                    fourteen days before the Meeting, left at the
certain cases                Office of the Company a notice in writing under
                             his hand signifying his
                             candidature for the office of Director or the intention of such Member to propose him as a candidate for that office.

                       (2)      Every person (other than a Director retiring by
                             rotation or otherwise or a person who has left at the office of the Company a notice under Section 257 of the Act signifying his candidature for the office of a Director) proposed as a candidate for the office of a Director shall sign and file with the Company the consent in writing to act as a Director, if appointed.

                       (3)      A person other than a Director re-appointed
                             after retirement by rotation or immediately on the expiry of his term of office or an Additional or Alternate Director, or a person filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as a Director or re-appointed as an Additional or Alternate Director, immediately on the expiry of his term of office, shall not act as a Director of the Company, unless he has within thirty days of his appointment signed and filed with the Registrar his consent in writing to act as such Director.

Register of       134. (a)   The Company shall keep at its Office Register
Directors                    containing the particulars of its Directors,
etc. and                     Manager, Secretary and other persons mentioned in
notification                 Section 303 of the Act, and shall otherwise comply
of change to                 with the provisions of the said Section in all
register                     respects.

Register of            (b)   The Company shall in respect of each of its
shares or                    Directors also keep at its office a Register, (as
debentures                   required by sub-Section (1) of Section 307 of the
held by                      Act), and shall otherwise comply with the
Directors                    provisions of the said Section.

Disclosure by     135. (1)   Every Director (including a person deemed to be a
Director of                  Director by virtue of the Explanation to
appointment to               sub-section (1) of Section 303 of the Act),
any other body               Managing Director, Manager or Secretary of the
corporate                    Company shall within twenty days of his
                             appointment to any of the above offices to any other body corporate disclose to the Company the particulars relating to his office in the other body corporate which are required to be specified under sub-section (1) of Section 303 of the Act.

Disclosure by          (2)   Every Director and every person deemed to be a
a Director of                Director of the Company by virtue of sub-section
his holdings of              (1) of Section 307 of the Act, shall give notice
shares and                   to the Company of such matters relating to himself
debentures of                as may be necessary for the purpose of enabling
the Company                  the Company to comply with the provisions of that
etc.                         Section.

Chairman          136. The Board of Directors shall elect one among them as the
                       Chairman of
                       the Board of Directors.

Managing          137. Subject to the superintendence, direction and control of
Director the Board, the Managing Director, shall have the management of the affairs of the Company. The remuneration of the Managing Director shall be such as may be determined by the Board from time to time and may be by way of monthly payment, fee for each Meeting or participation in profits or by any or all these modes or any other mode not expressly prohibited by the Act.

Restriction on    138. The Managing Director or Managing Directors shall not
management             exercise the power to :

                       (a) make calls on shareholders in respect of money unpaid on the shares in the Company,

                       (b)   issue debentures,

                       and except to the extent mentioned in the resolution passed at the Board Meeting under Section 292 of the Act shall also not exercise the power to :

                       (c)   borrow monies, other than on debentures,

                       (d)   invest the funds of the Company, and

                       (e)   make loans.

Certain persons   139. The Company shall not appoint or employ, or continue the
not to be              appointment or employment of a person as its Managing or
appointed              whole time Director who :
Managing
Director               (a)   is an undischarged insolvent, or has at any time
                             been adjudged as insolvent,

                       (b) suspends, or has at any time suspended, payment to his creditors, or makes or has at any time made, a composition with them, or

                       (c) is, or has at any time been convicted by a Court of an offence involving mortal turpitude.

Special           140. A Managing Director shall not while he continues to hold
position of            that office be subject to retirement by rotation, in
Managing               accordance with Article 127 if he ceases to hold the
Director               office of Director he shall ipso facto and immediately
                       cease to be a Managing Director.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

Meeting of       141.  The Directors may meet together as a Board for the
Directors              despatch of business from time to time and shall so meet
                       at least once in every three months and at least four such Meetings shall be held in every year. The Directors may adjourn and otherwise regulate their Meetings, as they think fit.

Notice of        142.  Notice of every Meeting of the Board shall be given in
Meetings               writing to every Director for the time being in India,
                       and at his usual address in India, to every other
                       Director.

Quorum           143.  Subject to Section 287 of the Act, the quorum for a
                       Meeting of the Board shall be one-third of its total strength (excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one) or two Directors, whichever is higher.

Adjournment of   144.  If a Meeting of the Board could not be held for want of a
meeting for            quorum then, the Meeting shall stand adjourned to such
want of quorum         other date and time (if any) as may be fixed by the
                       Chairman.

When meeting     145.  The Secretary shall, as and when directed by any Director
to be convened         to do so, convene a Meeting of the Board by giving a
                       notice in writing to every other Director.

When Chairman    146.  If at any Meeting of the Board, the Chairman is not
is not present         present within fifteen minutes after the time appointed
for the Board          for holding the same, the Directors present may choose
Meeting                one of their number to be Chairman of the Meeting.

Questions by     147.  Questions arising at any Meeting of the Board of
Board how              Directors or a resolution to be passed by circular shall
decided                be decided by a majority of votes and in the case of
                       equality of votes, the Chairman shall have a second or casting vote.

Powers of Board  148.  A Meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions which by or under the Act or the Articles of the Company are for the time being vested in or exercisable by the Board generally.

Directors may    149.  Subject to the restrictions contained in Section 292 of
appoint                the Act the Board may delegate any of their powers to one
committee              or more Committees of the Board consisting of such member
                       or members of its body as it thinks fit, and it may from time to time revoke and discharge any such Committee of the Board either wholly or in part, and either as to persons or purposes; but every Committee of the Board so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Board. All acts done by any such Committee of the Board in conformity with such regulations and in fulfillment of the purposes of their appointment but not otherwise, shall have the like force and effect as if done by the Board.

Meetings of      150.  The Meetings and proceedings of any such Committee of the
committee how          Board consisting of two or more members shall be governed
to be governed         by the provisions herein contained for regulating the
                       Meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by any regulations made by the Directors under the last preceding Article

Resolution by    151.  No resolution shall be deemed to have been duly passed by
circulation            the Board or by a Committee thereof by circulation,
                       unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors or all the members of the Committee, then in India (not being less in number than the quorum fixed for the Meeting of the Board, or a Committee, as the case may
                       be), and to all other Directors or members of the Committee at their usual address in India and has been approved by such of the Directors or members as are then in India, or by a majority of such of them, as are entitled to vote on the resolution.

Acts of Board    152.  All acts done by any Meeting of the Board or by a
or committee           Committee of the Board, or by any person acting as a
valid                  Director shall notwithstanding that it shall afterwards
notwithstanding        be discovered that there was some defect in the
any defect in          appointment of such Director or persons acting as
appointment            aforesaid, or that they or any of them were disqualified
                       or had vacated office or that the appointment of any of them had been terminated by virtue of any provisions contained in the Act or in these Articles, be as valid as if every such person have been duly appointed, and was qualified to be a Director and had not vacated his office or his appointment had not been terminated; provided that nothing in this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have terminated.

Minutes of       153.  (1)   The Company shall cause minutes of all proceedings
proceedings of               of every Meeting of the Board and Committee thereof
Meetings of                  to be kept by making within thirty days of the
the Board and                conclusion of very such Meeting entries thereof in
Committee                    books kept for that purpose with their pages
                             consecutively numbered.

                       (2) Each page of every such book shall be initialed or signed and the last page of the record of proceedings of each Meeting in such book shall be dated and signed by the Chairman of the next succeeding Meeting.

                       (3) In no case the minutes of proceedings of a Meeting shall be attached to any such book as aforesaid by pasting or otherwise.

                       (4) The minutes of each Meeting shall contain a fair and correct summary of the proceedings thereat.

                       (5) All appointments of officers made at any of the Meetings aforesaid shall be included in the minutes of the Meeting.

                       (6)   The minutes shall also contain -

                             (a) the names of the Directors present at the Meeting and

                             (b) in the case of each resolution passed at the Meeting, the names of the Directors, if any, dissenting from or not concurring in the resolution.

                       (7) Nothing contained in sub-clauses (1) to (6) shall be deemed to require the inclusion in any such minutes of any matter which, in the opinion of the Chairman of the Meeting:

                             (a)   is, or could reasonably be regarded as
                                   defamatory of any person;

                             (b)   is irrelevant or immaterial to the
                                   proceedings; or

                             (c)   is detrimental to the interest of the
                                   Company.

                       The Chairman shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the minutes on the grounds specified in this sub-clause.

                       (8) Minutes of Meetings kept in accordance with the aforesaid provisions shall be evidence of the proceedings recorded therein.

Powers of        154.  The Board may exercise all such powers of the Company and
Directors              do all such acts and things as are not, by the Act, or
                       any other Act or by the Memorandum or by the Articles of the Company required to be exercised by the Company in General Meeting, subject nevertheless to these Articles, to the provisions of the Act, or any other Act and to such regulations, as may be prescribed by the Company in General Meeting but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made. Provided that the Board shall not, except with the consent of the Company in General Meeting:

                       (a) sell, lease or otherwise dispose of the whole, or substantially the whole, of the undertaking of the Company, or where the Company owns more than one undertaking of the whole, or substantially the whole, of any such undertaking;

                       (b) remit, or give time for the repayment of, any debt due by a Director,

                       (c) invest otherwise than in trust securities the amount of compensation received by the Company in respect of the compulsory acquisition of any such undertaking as is referred to in clause (a) or of any premises or properties used for any such undertaking and without which it cannot be carried on or can be carried on only with difficulty or only after a considerable time;

                       (d) borrow moneys where the moneys to be borrowed together with the moneys already borrowed by the Company (apart from temporary loans obtained from the Company's bankers in the ordinary course of business), will exceed the aggregate of the paid-up capital of the Company and its free reserves that is to say, reserves not set apart for any specific purpose;

                       Provided further that the powers specified in Section 292 of the Act shall subject to these Articles be exercised only at Meetings of the Board, unless the same be delegated to the extent therein stated; or

                        (e) contribute to charitable and other funds not directly relating to the business of the Company or the welfare of its employees, any amounts the aggregate of which will, in any financial year, exceed fifty thousand rupees or five percent of its average net profits as determined in accordance with the provisions of Sections 349 and 350 of the Act during the three financial years immediately preceding, whichever is greater.

Certain powers   155.  Without prejudice to the general powers conferred by the
of the Board           last preceding Article and so as not in any way to limit
                       or restrict these powers, and without prejudice to the other powers conferred by these Articles, but subject to the restrictions contained in the last preceding Article, it is hereby declared that the Directors shall have the following powers, that is to say, power:

                       (1) To pay the cost, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

                       (2) To pay and charge to the capital account of the Company commission or interest lawfully payable thereout under the provisions of Sections 76 and 208 of the Act.

                       (3) Subject to Sections 293 and 360 of the Act to purchase or otherwise acquire for the Company any property, right or privileges which the Company is authorised to acquire, at or for such price or consideration and generally on such terms and conditions as they think fit and in any such purchase or other acquisition to accept such title as the Directors may believe or may be advised to be reasonably satisfied.

                       (4) At their discretion and subject to the provisions of the Act to pay for any property, rights or privileges acquired by or services rendered to the Company, either wholly or partially in cash or in share, bonds, debentures, mortgages, or otherwise securities of the Company, and any such shares may be issued either as fully paid-up or with such amount credited as may be agreed upon and any such bonds, debentures, mortgages or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital or not so charged.

                       (5) To secure the fulfillment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its uncalled capital for the time being or in such manner as they think fit.

                       (6) To accept from any Member, as far as may be permissible by law to a surrender of his shares or any part thereof, on such terms and conditions as shall be agreed.

                       (7) To appoint any person to accept and hold in trust for the Company any property belonging to the Company; in which it is interested, or for any other purpose and to execute and do all such deeds and things as may be required in relation to any trust, and to provide for the remuneration of such trustee or trustees.

                       (8) To institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claim or demands by or against the Company and to refer any differences to arbitration and observe and perform any awards made thereon.

                       (9) To act on behalf of the Company in all matters relating to bankrupts and insolvents.

                       (10) To make and give receipts, releases and other discharges for moneys payable to the Company and for the claims and demands of the Company.

                       (11) Subject to the provisions of Sections 292, 295, 370 and 372 of the Act, to invest and deal with any moneys of the Company not immediately required for the purposes thereof upon such security (not being shares of this Company), or without security and in such manner as they may think fit, and from time to time vary or realize such investments. Save as provided in Section 49 of the Act, all investments shall be made and held in the Company's own name.

                       (12) To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability whether as principal or surety, for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, provisions, covenants and agreements as shall be agreed upon.

                       (13) To determine from time to time who shall be entitled to sign, on the Company's behalf, bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purpose.

                       (14) To distribute by way of bonus amongst the staff of the Company a share or shares in the profits of the Company and to give to any officer or other person employed by the Company a commission on the profits of any particular business or transaction, and to charge such bonus or commission as part of the working expenses of the Company.

                       (15) To provide for the welfare of Directors or ex-Directors or employees or ex-employees of the Company and their wives, widows and families or the dependents or connections of such persons, by building or contributing to the building of houses, dwelling or chawls, or by grants of moneys pension, gratuities, allowances, bonus or other payments, or by creating and from time to time subscribing or contributing provident and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards place of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Board shall think fit, and to subscribe or contribute or otherwise to assist or to guarantee any charitable, benevolent, religious, scientific, national or other institutions or objects which shall have any moral or other claim to support or aid by the Company, either by reason of locality of operation, or of public and general utility or otherwise.

                       (16) Before recommending any dividend, to set aside out of the profits of the Company such sums as they may think proper for depreciation or to depreciation fund, or to an insurance fund, or as Reserve Fund or any special fund to meet contingencies or to repay debentures or debenture stock, or for special dividends or for repairing, improving, extending and maintaining any of the property of the Company and for such other purposes (including the purpose referred to in the preceding clause), as the Board may in their absolute discretion, think conducive to the interest of the Company and subject to Section 292 of the Act, to invest several sums so set aside or so much thereof as required to be invested, upon such investments (other than shares of the Company) as they may think fit, and from time to time to deal with and vary such investments and dispose of and apply and expend all or any such part thereof for the benefit of the Company, in such a manner and for such purposes as the Board in their absolute discretion, think conducive to the interest of the Company notwithstanding that the matters to which the Board apply or upon which they expend the same or any part thereof, may be matters to or upon which the capital moneys of the Company might rightly be applied or expended; and to divide the Reserve Fund into such special funds as the Board may think fit with full power to employ assets constituting all or any of the above funds, including the depreciation fund, in the business of the Company or in the purchase or repayment of debentures or debenture stock, and without being bound to pay interest on the same with power however, to the Board at their discretion to pay or allow to the credit of such funds interest at such rate as the Board may think proper.

                       (17) To appoint, and at their discretion, remove or suspend such general managers, managers, secretaries, assistants, supervisors, clerks, agents and servants for permanent, temporary or special services as they may from time to time think fit and to determine their powers and duties, and fix their salaries or emoluments or remuneration, and to require security in such instances and to such amount as they may think fit. And also from time to time to provide for the management and transaction of the affairs of the Company in any specified locality in India or elsewhere in such manner as they think and the provisions contained in the four next following sub-clauses shall be without prejudice to the general powers conferred by this sub-clause.

                       (18) From time to time and at any time to establish any local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of such local Board, and to fix their remuneration.

                       (19) Subject to Section 292 of the Act, from time to time and at any time to delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Board, other than their power to make calls or to make loans or borrow money, and to authorize the members for the time being of any such local Board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such terms and subject to such conditions as the Board may think fit, and Board may at any time remove any person so appointed, and may annul or vary any such delegation.

                       (20) At any time and from time to time by Power of Attorney under the Seal of the Company, to appoint any person or persons to be Attorney or the Attorneys of the Company, for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these presents and subject to the provisions of Section 292 of the Act) and for such period and subject to such conditions as the Board may from time to time think fit; and any such appointment may (if the Board think fit) be made in favour of the Local Board established as aforesaid or in favour of any company, or the shareholders, directors, nominees, or managers of any company or firm or otherwise in favour any fluctuating body of persons whether nominated directly or indirectly by the Board and any such Power of Attorney may contain such powers for the protection or convenience of persons dealing with such Attorney as the Board may think fit, and may contain powers enabling any such delegates or Attorneys as aforesaid to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

                       (21) Subject to Section 294 and 297 of the Act, for or in relating to any of the matters aforesaid or, otherwise for the purposes of the Company to enter into all such negotiations and contracts and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient.

                       (22) From time to time to make, vary and repeal by laws for the regulation of the business of the Company, its officers and servants.


                                    SECRETARY

Secretary        156.  The Directors shall from time to time appoint a
                       Secretary, and at their discretion, remove any such Secretary to perform any functions, which by the Act are to be performed by the Secretary and to execute any other ministerial or administrative duties, which may from time to time be assigned to the Secretary by the Directors.
                       The Directors may also appoint at any time any person or persons (who need not be the Secretary) to keep the Registers required to be kept by the Company.


                                    THE SEAL

The seal, its    157.  (a)    The Board shall provide a Common Seal for the
custody and use               purposes of the Company, and shall have the power
                              from time to time to destroy the same and substitute a new seal in lieu thereof, and the Board shall provide for the safe custody of the Seal for the time being and the Seal shall never be used except by the authority of the Board or a Committee of the Board previously given.

                       (b) The Company shall also be at liberty to have an official seal in accordance with Section 50 of the Act, for use in any territory, district or place outside India.

Deeds how        158.  Every deed or other instrument, to which the Seal of the
executed               Company is required to be affixed, shall, unless the same
                       is executed by a duly constituted attorney, be signed by two Directors or one Director and Secretary or some other person appointed by the Board for the purpose provided that in respect of the Share Certificate the Seal shall be affixed in accordance with Article 19(a).

                                    DIVIDENDS

Division of      159.  The profits of the Company, subject to any special rights
profits                relating thereto created or authorised to be created by
                       these Articles and subject to the provisions of these Articles, shall be divisible among the members in proportion to the amount of capital paid-up or credited as paid up and to the period during the year for which the capital is paid-up on the shares held by them respectively.

The Company in   160.  The Company in General Meeting may declare dividends to
General                be paid to Members according to their respective rights,
Meeting may            but no dividends shall exceed the amount recommended by
declare a              the Board, but the Company in General Meeting may declare
dividend               a smaller dividend.

Dividend only    161.  No dividend shall be declared or paid otherwise by the
to be paid out         Company for any financial year out of profits for the
of profits             year arrived at after providing for depreciation in
                       accordance with the provisions of Section 205 of the Act except after the transfer to the reserves of the Company of such percentage of its profits for the year as may be prescribed or out of the profits of the Company for any previous financial year or years arrived at after providing for depreciation in accordance with these provisions and remaining undistributed or out of both provided that:

                       (a) if the Company has not provided for depreciation for any previous financial year, provide for such depreciation out of the profits of any other previous financial year or years;

                       (b) if the Company has incurred a loss in any previous financial year or years the amount of loss or any amount which is equal to the amount provided for depreciation for that year or these years whichever is less shall be set off against the profits of the Company for the years for which the dividend is provided to be declared or paid or against the profits of the Company for any previous financial year or years arrived at in both cases after providing for depreciation in accordance with the provisions of sub-section (2) of Section 205 of the Act or against both;

                       Provided further that, no dividend shall be declared or paid for any financial year out of the profits of the Company for the year arrived at after providing for depreciation as above, except after the transfer to the reserves of the Company of such percentage of its profits for that year as may be prescribed in accordance with
                       Section 205 of the Act or such higher percentage of its profits as may be allowed in accordance with that Section.

Interim          162.  The Board may, from time to time, pay to Members such
dividend               interim dividend as in their judgment the position of the
                       Company justifies.

Capital paid     163.  Where capital is paid in advance of calls, such capital
up in advance          may carry interest but shall not in respect thereof
and interest           confer a right to dividend or participate in profits.
not to earn
dividend

Dividends in     164.  All dividends shall be apportioned and paid
proportion to          proportionately to the amounts paid or credited as paid
amount paid up         on the shares during any portion or
                       portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

Retention of     165.  The Board may retain dividends payable upon shares in
dividends              respect of which any person is, under Article 63 entitled
until                  to become a member, or which any person under that
completion of          Article is entitled to transfer, until such person shall
transfer under         become a member, in respect of such shares or share duly
Article 63             transfer the same.

Dividend etc     166.  Any one of several persons who are registered as the
to joint               joint-holder of any share may give effectual receipts for
holders                all dividends or bonus and payments on account of
                       dividends or bonus or other moneys payable in respect of such shares.

No member to     167.  No Member shall be entitled to receive payment of any
receive                interest or dividend in respect of his share or shares,
dividend               whilst any money be due or owing from him to the Company
whilst                 in respect of such share or shares or otherwise
indebted to            howsoever, either alone or jointly with any other person
the Company            or person, and the Board may deduct from the interest or
and Company's          dividend payable to any Member all sums of money so due
right of               from him to the Company.
reimbursement
thereof

Transfer of      168.  A transfer of shares shall not pass the right to any
shares must be         dividend declared thereon before the registration of the
registered             transfer.

Dividends how    169.  Unless otherwise directed any dividend may be paid by
remitted               cheque or warrant or by a pay slip or receipt having the
                       force of a cheque or warrant sent through the post to the registered address of the member or person entitled or in case of joint holders to that one of them first named in the register in respect of the joint-holdings. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant or pay slip or receipt lost in transmission, or for any dividend loss to the member or person entitled thereto by the forged endorsement of any cheque or warrant or the forged signature of any pay slip or receipt of the fraudulent recovery of the dividend by any other means.

Unclaimed        170.  (a)   If the Company has declared a dividend but which
dividend                     has not been paid within 42 days from the date of
                             declaration to any shareholders entitled to the payment of the dividend the Company shall within 7 days from the date of the expiry of the said period of 42 days open a special account in that behalf in any Scheduled bank called "the unpaid dividend account of "Knowledgeworks Global Private Limited".

                       (b) Any money transferred to the unpaid dividend account of the

                             Company which remains unclaimed for a period of three years from the date of such transfer, shall be transferred by the Company to the general revenue account of the Central Government. A claim to any money so transferred to the general revenue account may be referred to the Central Government by the shareholders to whom the money is due.

No interest on   171.  No unclaimed or unpaid dividend shall be forfeited and no
dividends              unpaid dividend shall bear interest as against the
                       Company.

Dividend and     172.  Any General Meeting declaring a dividend may on the
call together          recommendation of the Directors make a call on the
                       Members of such amount as the Meeting fixes but so that the call on each Member shall not exceed the dividend payable to him and so that the call be made payable at the same time as the dividend may, if so arranged between the Company and the Member, be set off against the calls.

Capitalisation   173.  (a)    The Company in the General Meeting may resolve
                              that any moneys, investments or other assets forming part of the undivided profits of the Company, standing to the credit of the Reserve
                              Fund, or any Capital Redemption Reserve Account, or in the hands of the Company and available for dividend (or representing premium received on the issue of shares and standing to the credit of the Share Premium Account) be capitalized and distributed amongst such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum, provided that a Share Premium Account and a Capital
                              Redemption Reserve Account may, for the purposes of this Article only be applied in the paying of any unissued shares to be issued to members of the Company as fully paid bonus shares.

                       (b) A General Meeting may resolve that any surplus moneys arising from the realization of any capital assets of the Company, or in investments representing the same, or any other undistributed profit of the Company not subject to charge for income tax be distributed among the members on the footing that they receive the same as capital.

                       (c) For the purpose of giving effect to any resolution under the preceding paragraphs of this Article the Board may settle any difficulty which may arise in regard to the distribution as it thinks expedient and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that such cash payments shall be made to any members upon the footing of the value so fixed or that fraction of less value than Rs.10/- may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the person entitled to the dividend or capitalized fund as may seem expedient to the Board. Where requisite a proper contract shall be delivered to the Registrar for registration in accordance with
                              Section 75 of the Act, and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund, and such appointment shall be effective.

                                    ACCOUNTS

Directors to     174.  The Company shall keep at the office or at such other
keep true              place in India as the Board thinks fit proper Books of
accounts               Account in accordance with Section 209 of the Act with
                       respect to:

                       (a) all sums of money received and expended by the Company and the matters in respect of which the receipts and expenditure take place;

                       (b)    all sales and purchases of goods by the Company;
                              and

                       (c)    the assets and liabilities of the Company.

                       Where the Board decides to keep all or any of the Books of Account at any place other than the office of the Company, the Company shall within seven days of the decision file with the Registrar a notice in writing giving the full address of that other place.

                       The Company shall preserve in good order the Books of Account relating to a period of not less than eight years preceding the current year together with the vouchers relevant to any entry in such Books of Account.

                       Where the Company has a branch office, whether in or outside India, the Company shall be deemed to have complied with this Article if proper Books of Account relating to the transactions effected at the branch office are kept at the branch office and proper summarized returns, made up to date at intervals of not more than three months, are sent by the branch office to the Company at its office or other place in India, at which the Company's Books of Accounts are kept as aforesaid.

                       The Books of Account shall give a true and fair view of the state of affairs of the Company or branch office, as the case may be, and explain its transactions. The Books of Account and other books and papers shall be open to inspection by any director during business hours.

As to            175.  The Board shall from time to time determine whether and
inspection of          to what extent and at what times and places and under
accounts or            what conditions or regulations the accounts and books of
books by               the Company or any of them shall be open to the
members                inspection of members not being Directors, and no member
                       (not being a Director) shall have any right of inspecting any accounts or books or documents of the Company except as conferred by law or authorised by the Board.

Statement of     176.  The Directors shall from time to time, in accordance with
accounts to be         Sections 210, 211, 212, 215, 216 and 217 of the Act,
furnished to           cause to be prepared and to be laid before the Company in
General Meeting        General Meeting such Balance sheet, Profit and Loss
                       Accounts and Reports as are required by these Sections.

Directors to     177.  The Directors shall, if they consider it to be necessary
have power to          and in the interest of the Company, be entitled to amend
amend the              the Audited Accounts of the Company of any financial year
audited                which have been laid before the Company in General
accounts               Meeting.  The amendments to the Accounts effected by the
                       Directors in pursuance of this Article shall be placed before the Members in General Meeting for their consideration and approval.

Copies shall     178.  A copy of every such Profit and Loss Account and Balance
be sent to             Sheet (including the Auditors' Report and every other
each member            document required by law to be annexed or attached to the
                       Balance Sheet), shall at least twenty one days before the Meeting at which the same are to be laid before the Members, be sent to the Members of the Company, to the holders of debentures issued by the Company (not being debentures which ex-facie are payable to the bearer thereof), to trustees for the holders of such debentures and to all persons entitled to receive notice of General
                       Meeting of the Company.

                                      AUDIT

Accounts to be   179.  Auditors shall be appointed and their rights and duties
audited                regulated in accordance with Section 224 to 23 of the
                       Act.

                              DOCUMENTS AND NOTICE

Service of       180.  A document or notice may be served or given by the
documents or           Company on any Member either personally or by sending it
notices on             by post to him to his registered address or (if he has no
members by             registered address in India) to the address, if any, in
Company                India supplied by him to the Company for serving
                       documents or notices on him.

                 181. Where a document or notice is sent by post, service of the document or notice shall be deemed to be effected by properly addressing, preparing and posting a letter containing the document or notice, provided, that where a Member has intimated to the Company in advance that documents or notices should be sent to him under certificate of posting or by registered post with or without acknowledgement due and has deposited with the Company a sum sufficient to defray the expenses of doing so; service of the document or notice shall not be deemed to be effected unless it is sent in the manner intimated by the member and such service shall be deemed to have been effected in the case of a Notice of a Meeting at the expiration of forty eight hours after the letter containing the document or notice is posted and in any other cases, at the time at which the letter would be delivered in the ordinary course of post.

By               182.  A document or notice advertised in a newspaper
advertisement          circulating in the neighborhood of the office shall be
                       deemed to be duly served or sent on the day on which the advertisement appears on to every member who has no registered address in India and has not supplied to the Company an address within India for the serving of documents on or the sending of notices to him.

On joint         183.  A document or notice may be served or given by the
holders                Company on or to the joint-holders of a share by serving
                       or giving the document or notice on or to the joint-holder named first in the Register of Members in respect of the share.

On personal      184.  A document or notice may be served or given by the
representatives        Company on or to the persons entitled to a share in
etc.                   consequence of the death or insolvency of a member by
                       sending it through the post in prepaid letter addressed to them by name or by the title of representatives of the deceased, or assignee of the deceased, or assignee of the insolvent or by any like description, at the address (if any) in India supplied for the purpose by the persons claiming to be entitled, or (until such an address has been so supplied) by serving the document or notice in any manner in which the same might have been given if the death or insolvency had not occurred.

To whom          185.  Documents or notices of every General Meeting shall be
documents or           served or given in same manner hereinbefore authorised on
notices must           or to (a) every member, (b) every person entitled to a
be served or           share in consequence of the death or insolvency of a
given                  member, and (c) the Auditor or Auditors for the time
                       being of the Company.

Members bound    186.  Every person who, by operation of law, transfer or other
by documents           means whatsoever, shall become entitled to any share
or notices             shall be bound by every document or notice in respect of
served on or           such share, which previously to his name and address
given to               being entered on the Register of Members, shall have been
previous               duly served on or given to the person from whom he
holders                derives his title to such shares.

Services of      187.  All documents or notices to be served or given by members
documents or           on or to the Company or any officer thereof shall be
notice by              served or given by sending it to the Company or Officer
members                at the Office by post under a certificate of posting or
                       by registered post, or by leaving it at the office.

                                   WINDING-UP

Liquidator may   188.  The Liquidator on any winding-up (whether voluntary under
divide assets          supervision or compulsory) may, with the sanction of a
in specie              Special Resolution, but subject to the rights attached to
                       any preference share capital, divide among the contributories in specie any part of the assets of the Company and may with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit.

                          INDEMNITY AND RESPONSIBILITY

Directors' and   189.  Subject to Section 201 of the Act, every Director,
others' right          Officer or Agent for the time being of the Company shall
of indemnity           be indemnified out of the assets of the Company against
                       all liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or discharged or in connection with any application under Section 633 of the Act in which relief is granted to him by the Court.

                                 SECRECY CLAUSE

Secrecy clause   190.  (a)    Every Director, Manager, Auditor, Treasurer,
                              Trustee, member of a committee, officer, servant, agent, accountant, or other person employed in the business of the Company shall, if so required by the Directors, before entering upon his duties sign a declaration pledging himself to observe strict secrecy respecting all transactions and affairs of the Company with the customers and the state of the accounts with individuals and in matters relating thereto, and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required so to do by the Directors or by law or by the person to whom such matters relate and except so far as may be necessary in order to comply with any of the provisions in these presents contained.

                       (b) No member shall be entitled to visit or inspect any works of the Company without the permission of the Directors or to require discovery of or any information respecting any details of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, secret process or any other matter, which may relate to the conduct of the business of the Company and which in the opinion of Directors, it would be inexpedient in the interest of the Company to disclose.

                                      *****

      We, the several persons, whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of these Articles of Association.

Name, address,
description and
occupation of each           Signature of   Signature of Witness and his Name,
subscriber                   Subscriber     Address, Description and Occupation
----------                   ----------     -----------------------------------
Dr. Lalit S. Kanodia             Sd/-        Witness to Subscriber no. 1 & 2
S/o Surajmal Kanodia
1201, Red Rose Hsg. Soc.,                                  Sd/-
Sir Pochkhanwala Road,
Worli, Mumbai 400 025                        Upendra S. Kulkarni
Business                                     S/o of Mr. Shivanand N. Kulkarni
                                             A/9, Sindhutirtha Society, LBS
Manish H. Modi                               Road, Near  Makhmali Talao,
S/o of Dr. Harsukh J. Modi       Sd/-        Thane (W) 400 601
601/B,Gazdar Apts.,                          Company Executive
Juhu Tara Road,
Mumbai 400 049
Company Executive
--------------------------------------------------------------------------------

Place : Mumbai      Date   : January 23, 2003

                                                                       EXHIBIT F

                    EMPLOYEE CONFIDENTIALITY AND INTELLECTUAL
                               PROPERTY AGREEMENT




                      [DOCUMENT IN PROGRESS 07/09/03]

                                                                      SCHEDULE 1

                        DATAMATICS EXISTING STM CUSTOMERS

1.    Elsevier Science

2.    Wolters Kluwer

3.    British Printing Company

4.    Pentacom

5.    Derwent

6.    DCL

7.    Photographics/Lucid Digital

8.    Page Brothers

9.    SPX Corporation

10.   RBI

11.   ADIS

12.   CAB International

13.   Blackwell

14.   Saztec

15.   IHS

16.   Cambridge University Press

17.   ISI

                                                                      SCHEDULE 2

                               DIRECT COMPETITORS

1. The Sheridan Group (including, without limitation, The Sheridan Press and The Capital City Press)

2.    Banta Corporation

3.    Fry Communications

4.    Brown Printing Company

5.    R.R. Donnelley & Sons Company

6.    TechBooks & TechBooks India

7.    Technical Typesetting Incorporated

8.    Springer Publisher Services

9.    MacMillan India Ltd.

10.   Wolters Kluwer